Exhibit 10.1 CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED. ACTIVE\1638361180.2 MASTER REPURCHASE AGREEMENT Dated as of September 28, 2026 between THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as Buyer, and REFT STANTON STREET LLC, as Seller

TABLE OF CONTENTS Page i ACTIVE\1638361180.2 ARTICLE 1 APPLICABILITY ..................................................................................................... 1 ARTICLE 2 DEFINITIONS .......................................................................................................... 1 ARTICLE 3 INITIATION; CONFIRMATION; TERMINATION; EXTENSION .................... 32 ARTICLE 4 [RESERVED] ......................................................................................................... 45 ARTICLE 5 PAYMENTS; COLLECTION ACCOUNT ........................................................... 45 ARTICLE 6 REQUIREMENTS OF LAW; BENCHMARK REPLACEMENT; TAXES ......... 50 ARTICLE 7 SECURITY INTEREST ......................................................................................... 56 ARTICLE 8 TRANSFER AND CUSTODY ............................................................................... 58 ARTICLE 9 SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS ......................................................................................................... 59 ARTICLE 10 REPRESENTATIONS AND WARRANTIES ..................................................... 59 ARTICLE 11 NEGATIVE COVENANTS OF SELLER ........................................................... 66 ARTICLE 12 AFFIRMATIVE COVENANTS OF SELLER ..................................................... 68 ARTICLE 13 SINGLE PURPOSE ENTITY COVENANTS ..................................................... 73 ARTICLE 14 EVENTS OF DEFAULT; REMEDIES ................................................................ 76 ARTICLE 15 SET-OFF ............................................................................................................... 82 ARTICLE 16 SINGLE AGREEMENT ....................................................................................... 83 ARTICLE 17 RECORDING OF COMMUNICATIONS ........................................................... 83 ARTICLE 18 NOTICES AND OTHER COMMUNICATIONS ................................................ 84 ARTICLE 19 ENTIRE AGREEMENT; SEVERABILITY ........................................................ 84 ARTICLE 20 NON-ASSIGNABILITY ...................................................................................... 84 ARTICLE 21 GOVERNING LAW ............................................................................................. 86 ARTICLE 22 WAIVERS AND AMENDMENTS...................................................................... 86 ARTICLE 23 INTENT ................................................................................................................ 86 ARTICLE 24 DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS ......... 88 ARTICLE 25 CONSENT TO JURISDICTION; WAIVERS ..................................................... 89 ARTICLE 26 NO RELIANCE .................................................................................................... 89 ARTICLE 27 INDEMNITY AND EXPENSES.......................................................................... 90 ARTICLE 28 DUE DILIGENCE ................................................................................................ 92 ARTICLE 29 SERVICING ......................................................................................................... 93 ARTICLE 30 CONVERSION ..................................................................................................... 95 ARTICLE 31 MISCELLANEOUS ............................................................................................. 97 ARTICLE 32 CONFIDENTIALITY ......................................................................................... 100

ii ACTIVE\1638361180.2 ARTICLE 33 JOINDER OF ADDITIONAL SELLERS .......................................................... 100 ARTICLE 34 JOINT AND SEVERAL LIABILITY ................................................................ 102 EXHIBITS EXHIBIT I Names and Addresses for Communications between Parties EXHIBIT II-A Form of Confirmation Statement EXHIBIT II-B Form of Amended and Restated Confirmation Statement EXHIBIT III Authorized Representatives of Seller EXHIBIT IV Form of Power of Attorney EXHIBIT V Representations and Warranties Regarding Individual Purchased Assets EXHIBIT VI Due Diligence Checklist EXHIBIT VII Advance Procedures EXHIBIT VIII Form of Margin Call Notice EXHIBIT IX Form of Release Letter EXHIBIT X Form of Covenant Compliance Certificate EXHIBIT XI Form of Servicer Letter EXHIBIT XII Form of Bailee Letter EXHIBIT XIII Form of Joinder Agreement

-1- ACTIVE\1638361180.2 MASTER REPURCHASE AGREEMENT MASTER REPURCHASE AGREEMENT, dated as of September 28, 2026 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and between THE BANK OF NOVA SCOTIA, HOUSTON BRANCH (including any successor thereto and any permitted assign, “Buyer”) and REFT STANTON STREET LLC, a Delaware limited liability company (“Initial Seller”) and any Additional Sellers joined hereto from time to time (together with Initial Seller, individually or collectively as the context requires, “Seller”). ARTICLE 1 APPLICABILITY Subject to the terms of the Transaction Documents, from time to time, prior to the earlier to occur of (x) the Stated Termination Date and (y) the commencement of the Term Out Period, the parties hereto may enter into transactions in which Seller will sell to Buyer, all of Seller’s right, title and interest in and to certain Eligible Assets (as defined herein) and the other related Purchased Items (as defined herein) (collectively, the “Assets”) on a servicing released basis, against the transfer of funds by Buyer to Seller, with a simultaneous agreement by Buyer to re-sell back to Seller, and by Seller to repurchase, such Assets at a date certain or on demand, against the transfer of funds by Seller to Buyer. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing by Seller and Buyer, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder. Each individual transfer of an Eligible Asset shall constitute a distinct Transaction. Notwithstanding any provision or agreement herein, this Agreement is not a commitment by Buyer to engage in Transactions (other than, subject to the terms of the Transaction Documents, Approved Future Fundings), but sets forth the requirements under which Buyer would consider entering into Transactions from time to time. At no time shall Buyer be obligated to purchase or effect the transfer of any Eligible Asset from Seller to Buyer. Any commitment to enter into a Transaction shall be subject to Buyer’s sole discretion (other than, subject to the terms of the Transaction Documents, Approved Future Fundings), shall be evidenced by Buyer’s delivery of a Confirmation pursuant to Article 3(c)(iii) and shall be subject to satisfaction of all terms and conditions of this Agreement. ARTICLE 2 DEFINITIONS The following capitalized terms shall have the respective meanings set forth below. “Accelerated Repurchase Date” shall have the meaning specified in Article 14(b). “Accepted Servicing Practices” shall have the meaning specified in any applicable Servicing Agreement approved by Buyer, unless such term is not defined in such Servicing Agreement, in which case, “Accepted Servicing Practices” shall mean, with respect to any Purchased Asset, those commercial mortgage loan, mezzanine loan or participation interest

-2- ACTIVE\1638361180.2 servicing practices of prudent commercial mortgage lending institutions that service commercial mortgage loans, mezzanine loans, participation interests and/or REO assets in commercial mortgage loans of the same type as such Purchased Asset in the jurisdiction where the related underlying real estate directly or indirectly securing or supporting such Purchased Asset is located. “Account Bank” shall mean Wells Fargo Bank, National Association, or any successor selected by Seller and approved by Buyer in its sole discretion. “Act of Insolvency” shall mean, with respect to any Person, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced against such Person by another which is consented to, solicited by, colluded with or by such Person, not timely contested or results in entry of an order or decree for relief, or, in the case of a petition not initiated by, on behalf of or with the consent of Seller, is not dismissed or stayed within sixty (60) days; (b) the seeking of or consenting to the appointment of a receiver, trustee, custodian, conservator or similar official for such Person or all or substantially all of the property of such Person; (c) the appointment of a receiver, trustee, custodian, conservator, manager or similar official for such Person or all or substantially all of the property of such Person by any Governmental Authority having the jurisdiction to do so; (d) the making by such Person of a general assignment for the benefit of creditors; (e) the admission by such Person in a legal proceeding or in writing by such Person of its inability generally to pay its debts or discharge its obligations as they become due or mature (including without limitation its obligations under any Transaction Document). “Additional Pledgor” shall mean any Person that becomes a “Pledgor” hereunder after the Closing Date by executing an Equity Pledge Agreement with the consent of Buyer granted in its sole discretion. “Additional Seller” shall mean any entity joined hereto from time to time as a Seller as approved by Buyer in its sole and absolute discretion. In connection with any joinder of an Additional Seller, Sellers shall deliver a Seller Joinder Agreement in substantially the form of Exhibit XIII attached hereto and such agreements, certificates, opinions and other documentation as are required by Buyer in its sole and absolute discretion. “Administrative Agent” shall have the meaning specified in Article 20(d). “Advance Shortfall” shall have the meaning specified in Article 12(p). “Affiliate” shall mean, when used with respect to any specified Person, (a) any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person or (b) any “affiliate” of such Person, as such term is defined in the Bankruptcy Code. “Affiliated Transferor” shall mean, with respect to any Purchased Asset that is transferred to Seller from any Affiliate of Seller, such Affiliate transferor and any prior intervening transferor of such Purchased Asset that is an Affiliate of Seller.

-3- ACTIVE\1638361180.2 “Affiliated Transferor Pledge Agreement” shall mean each Pledge and Security Agreement from the applicable Affiliated Transferor in favor of Buyer, in form and substance acceptable to Buyer, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement. “Affiliated Transferor Pledge Agreement Requirements” shall mean, with respect to each transfer of a Purchased Asset by an Affiliated Transferor pursuant to Article 3(c)(xix)(B), each of the following: (i) delivery to Buyer of an Affiliated Transferor Pledge Agreement duly executed by each of the parties thereto from each applicable Affiliated Transferor in form and substance reasonably acceptable to Buyer with respect to such Purchased Asset; (ii) the transfer documentation contains provisions to the effect that the parties intend the transfer to be a true sale and/or contribution and not a financing and is otherwise reasonably acceptable to Buyer; (iii) an Affiliated Transferor Pledgor Financing Statement has been recorded; (iv) delivery to Buyer of opinions of outside counsel in form and substance reasonably acceptable to Buyer (including, but not limited to, those relating to corporate matters, enforceability, applicability of the Investment Company Act of 1940, security interests and Bankruptcy Code safe harbors, or a bring down opinion of a prior Bankruptcy Code safe harbor opinion including the applicable Affiliated Transferor Pledge Agreement (including, if applicable, with respect to the inclusion of Mezzanine Loans as Purchased Assets to the same extent as such were included in the analogous opinion delivered on the Closing Date)); (v) delivery to Buyer of a good standing certificate dated within thirty (30) calendar days prior to the related Purchase Date, certified true, correct and complete copies of organizational documents and certified true, correct and complete copies of resolutions (or similar authority documents) with respect to the execution, delivery and performance of the Affiliated Transferor Pledge Agreement and each other document to be delivered by such party from time to time in connection herewith; and (vi) approval of such Affiliated Transferor Pledgor by Buyer in its reasonable discretion. The Affiliated Transferor Pledge Agreement Requirements in clauses (i), (iii), (iv), (v) and (vi) may be deemed satisfied with respect to a Purchased Asset if the applicable Affiliated Transferor previously delivered an Affiliated Transferor Pledge Agreement with respect to which all Affiliated Transferor Pledge Agreement Requirements were satisfied and such Affiliated Transferor Pledge Agreement remains in effect and covers the transfer of such Purchased Asset. “Affiliated Transferor Pledged Collateral” shall mean, with respect to any Affiliated Transferor, the meaning specified in the related Affiliated Transferor Pledge Agreement. “Affiliated Transferor Pledgor” shall mean, individually or collectively, any Affiliated Transferor that delivers an Affiliated Transferor Pledge Agreement and its successors-in-interest. “Affiliated Transferor Pledgor Financing Statement” shall mean, with respect to any Affiliated Transferor Pledgor, a UCC financing statement in appropriate form for filing in the jurisdiction of formation of such Affiliated Transferor Pledgor and naming such Affiliated Transferor Pledgor as “Debtor” and Buyer as “Secured Party” and describing as “Collateral” all of the items set forth in the definition of “Pledged Collateral” in the applicable Affiliated Transferor Pledge Agreement. “Agreement” shall have the meaning specified in the introductory paragraph hereof.

-4- ACTIVE\1638361180.2 “Annual Fee” shall have the meaning specified in the Fee Letter. “Anti-Bribery Laws” shall mean all applicable laws, rules and regulations relating to combating bribery, corruption, or the provision of anything of value to any government official to obtain, retain, or direct business or secure any improper advantage, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and any similar or successor laws applicable to any Seller Party or its Affiliates. “Anti-Money Laundering Laws” shall mean all applicable laws, rules, regulations and orders relating to anti-money laundering, terrorist financing, financial recordkeeping or reporting requirements related thereto that are issued, administered and/or enforced by any Governmental Authority in any jurisdiction in which any Seller Party or any of its Subsidiaries or any of their respective Related Parties are located or are doing business, including (i) the Trading with the Enemy Act, as amended, (ii) the foreign assets control regulations of the U.S. Department of the Treasury (31 C.F.R. Subtitle B, Chapter V), together with any related enabling legislation or executive orders, (iii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended (the “Patriot Act”), and (iv) any similar or successor laws. “Appraisal” shall mean a FIRREA-compliant appraisal of the related Mortgaged Property from a third-party appraiser in form and substance reasonably satisfactory to Buyer, containing a representation therein (or in a supplemental letter) that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and reliance language reasonably acceptable to Buyer. “Approved Future Funding” shall mean, with respect to any Purchased Asset, any future advance which Buyer has pre-agreed to make to Seller (subject to the satisfaction of the conditions set forth in Article 3(h)) in connection with the purchase of such Purchased Asset and as indicated on the related Confirmation. “Asset Schedule and Exception Report” shall have the meaning specified in the Custodial Agreement. “Asset Type” shall have the meaning specified in the Custodial Agreement. “Assets” shall have the meaning specified in Article 1. “Bailee” shall mean a settlement agent, escrow agent or bailee that is acceptable to Buyer in its sole and absolute discretion and that has delivered a Bailee Letter. “Bailee Agreement” shall have the meaning specified in the Custodial Agreement. “Bailee Letter” shall mean an agreement substantially in the form of Exhibit XII hereto or such other form as may be approved by Buyer in its sole and absolute discretion, delivered by a Bailee to Buyer and Custodian.

-5- ACTIVE\1638361180.2 “Bailee Trust Receipt” shall mean a trust receipt issued by Bailee to Buyer in accordance with and substantially in the form contained in Exhibit XII confirming the Bailee’s possession of the Purchased Asset Documents listed thereon. “Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, or any successor statute. “Benchmark” shall mean, initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement; provided, further, that in no event shall any setting of the Benchmark with respect to any Transaction be less than the applicable Benchmark Floor; provided, further, that, during any Benchmark Unavailability Period, “Benchmark” shall mean the Prime Rate. “Benchmark Floor” shall mean [******]. “Benchmark Notice” shall have the meaning specified in Article 6(b)(iii). “Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate of interest that has been selected by Buyer as the replacement for the then-current Benchmark (or published component used in the calculation thereof), giving due consideration to (i) any selection or recommendation of a replacement benchmark rate, or the mechanism for determining such a rate, by the Relevant Governmental Body, or (ii) any evolving or then-prevailing market convention for determining a benchmark rate of interest as a replacement for the then-current Benchmark (or such component thereof) for U.S. dollar-denominated floating rate commercial mortgage loan repurchase facilities or other similar agreements at such time (the “Unadjusted Benchmark Replacement”), and (ii) the Benchmark Replacement Adjustment; provided that, such Unadjusted Benchmark Replacement is consistent with the benchmark rate selected by Buyer in its other commercial mortgage loan repurchase facilities with similarly situated counterparties and wherein Buyer has a similar contractual right; provided that, in no event shall any setting of the Benchmark Replacement for any Pricing Rate Period be deemed to be less than the Benchmark Floor. “Benchmark Replacement Adjustment” shall mean, with respect to any Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark

-6- ACTIVE\1638361180.2 Replacement for U.S. dollar-denominated floating rate commercial mortgage loan repurchase facilities or other similar agreements at such time; provided that such Benchmark Replacement Adjustment is consistent with the spread adjustment or method for calculating or determining such spread adjustment selected by Buyer for replacement of such Benchmark with the related Unadjusted Benchmark Replacement in its other commercial mortgage loan repurchase facilities with similarly situated counterparties and wherein Buyer has a similar contractual right. “Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark (or published component used in the calculation thereof): (i) in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component thereof); (ii) in the case of clause (iii) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or such component thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or to be non-compliant with or non- aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (iii) and even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date; and (iii) in the case of any other clause of the definition of “Benchmark Transition Event,” the date set forth in a written notice from Buyer to Seller. “Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark (or published component used in the calculation thereof): (i) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); (ii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or the published component used in the calculation thereof), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such

-7- ACTIVE\1638361180.2 component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); (iii) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that the Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; (iv) Buyer determines in its commercially reasonable discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining such Benchmark; or (v) Buyer determines in its sole discretion that the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Buyer to accrue Purchase Price Differential based on such Benchmark. “Benchmark Unavailability Period” shall mean, unless and until a Benchmark Replacement is implemented with respect to the then-current Benchmark pursuant to Article 6(c), for each (if any) Pricing Rate Period for which Buyer determines in its sole discretion that (a) adequate and reasonable means do not exist for ascertaining the then-current Benchmark (including, if the Benchmark is the Term SOFR, that Term SOFR cannot be determined in accordance with the definition thereof) or (b) that it is unlawful to use the then-current Benchmark to determine the applicable Pricing Rate for any Pricing Rate Period. “Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association. “Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230. “Breakage Costs” shall have the meaning specified in Article 27(b). “Business Day” shall mean a day other than (a) a Saturday or Sunday, (b) a day on which Account Bank is not open to conduct its regular banking business, (c) a public holiday, or (d) a day on which the New York Stock Exchange or banks in the States of New York or Minnesota are authorized or obligated by law, regulation or executive order to be closed. “Buyer” shall have the meaning specified in the introductory paragraph hereof.

-8- ACTIVE\1638361180.2 “Buyer’s Dispute Appraisal” shall have the meaning specified in Section 4(d)(ii) of the Fee Letter. “Capital Lease Obligations” shall mean obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capital Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date. “Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, any and all partner or other equivalent interests in any partnership or limited partnership and any and all warrants or options to purchase any of the foregoing. “Cause” shall mean, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of, or bad faith or gross negligence with respect to, such Independent Manager’s duties under the applicable organizational documents, (ii) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii) that such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (iv) that such Independent Manager no longer meets the definition of “Independent Manager” set forth in this Agreement. “Change of Control” shall mean the occurrence of any of the following events: [***************] “Closing Date” shall mean September 28, 2026. “Co-Lender/Participation Arrangement” shall mean, with respect to any Purchased Asset, any agreement, document, instrument or arrangement pursuant to which such Purchased Asset (or the mortgage loan, mezzanine loan or other loan or financing of which such Purchased Asset forms a part) is (or the rights, obligations, control, servicing, enforcement or decision-making with respect to such Purchased Asset are) subject to or governed by: (i) an A-note/B-note structure, companion loan structure, pari passu loan structure or any other split-note or multiple-note structure; (ii) any co-lender agreement, co-lending agreement, intercreditor agreement, subordination agreement, senior-junior agreement or other agreement allocating or governing rights, obligations, control, priority, enforcement or decision-making among multiple lenders or holders; (iii) any participation agreement, loan participation agreement, risk participation agreement or other agreement pursuant to which another Person has acquired (or may acquire) a participation interest, risk participation or economic interest in such Purchased Asset;

-9- ACTIVE\1638361180.2 (iv) any pooling and servicing agreement, trust agreement, indenture or similar agreement pursuant to which such Purchased Asset has been (or is to be) contributed to, deposited in, pledged to or otherwise made subject to a trust, securitization vehicle, collateralized loan obligation or other structured finance vehicle; or (v) any other agreement, side letter, letter agreement, amendment, supplement or arrangement that allocates, governs or affects voting rights, consent rights, veto rights, approval rights, control rights, “major decision” rights, “controlling holder” designation, “directing certificateholder” designation, “required lender” or “majority lender” thresholds, administrative agent authority, or any other decision-making, servicing, enforcement or control authority among or between multiple holders, lenders, certificateholders, beneficial owners, participants, servicers or other Persons with respect to such Purchased Asset. “Collateral” shall have the meaning specified in Article 7(a). “Collection Account” shall have the meaning specified in Article 5(c). “Collection Account Control Agreement” shall mean that certain Deposit Account Control Agreement (Hard Lockbox – Repurchase Agreement) among Buyer, Seller and Account Bank with respect to the Collection Account, dated as of the Closing Date, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement. “Confirmation” shall have the meaning specified in Article 3(c)(iii). “Conforming Changes” shall mean, with respect to any Benchmark or Benchmark Replacement, as applicable, any technical, administrative or operational changes (including changes to the definition of “Business Day”, “Pricing Rate Period”, “Pricing Rate Determination Date”, “Remittance Date”, “SOFR”, “Term SOFR”, “Term SOFR Administrator” and “U.S. Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, preceding and succeeding business day conventions and other administrative matters) that Buyer determines may be appropriate or necessary to reflect the adoption and implementation of such Benchmark or the Benchmark Replacement, as applicable, and to permit the administration thereof by Buyer in a manner substantially consistent with market practice for repurchase facilities or similar structured finance arrangements (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of the Benchmark or the Benchmark Replacement, as applicable, exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents). “Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise or branch profits Taxes. “Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “Controlling” and “Controlled” shall have meanings correlative thereto.

-10- ACTIVE\1638361180.2 “Covenant Compliance Certificate” shall mean a properly completed and executed Covenant Compliance Certificate substantially in the form of Exhibit X hereto. “Credit Event” shall have the meaning specified in the Fee Letter. “Custodial Agreement” shall mean the Custodial Agreement, dated as of the Closing Date, by and among Custodian, Seller and Buyer, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement. “Custodial Delivery” shall have the meaning specified in the Custodial Agreement. “Custodian” shall mean Computershare Trust Company, N.A. or any successor custodian appointed by Buyer with, so long as no Default or Event of Default has occurred and is continuing, the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed). “Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default. “Default Threshold” shall have the meaning specified in the Fee Letter. “Delaware LLC Act” shall mean Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended. “Dividing LLC” shall mean a Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act. “Division” shall mean the division of a Dividing LLC into two (2) or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act. “Dollars” and “$” shall mean freely transferable lawful money of the United States of America. “Due Diligence Checklist” shall mean, with respect to any Eligible Asset, the due diligence materials set forth on Exhibit VI hereto, in the case of each item, to the extent applicable. “Due Diligence Package” shall mean, with respect to any Eligible Asset, (a) the items on the Due Diligence Checklist, in the case of each item, to the extent applicable, (b) the Requested Exceptions Report and (c) such other documents or information as Buyer or its counsel shall reasonably deem necessary. “Early Repurchase Date” shall have the meaning specified in Article 3(d). “Early Termination Date” shall have the meaning specified in Article 3(d). “Effective Purchase Price Percentage” shall mean, with respect to any Purchased Asset as of any date of determination, the percentage obtained by dividing the outstanding Purchase Price of such Purchased Asset by the unpaid principal balance of such Purchased Asset. “Eligibility Criteria” shall have the meaning specified in the Fee Letter.

-11- ACTIVE\1638361180.2 “Eligible Asset” shall have the meaning specified in the Fee Letter. “Eligible Property” shall mean multi-family (including student housing), hospitality (including hotel) or commercial (including office, retail, industrial or self-storage) property in the United States of America or any other type of property acceptable to Buyer in its sole discretion. “Eligible REO Property” shall mean the following eligibility requirements shall be satisfied: (i) such REO Property previously constituted an Eligible Property; (ii) such REO Property previously secured an Eligible Asset that was not an REO Asset; (iii) each of the representations and warranties in Section F of Exhibit V shall be true and correct in all material respects, without duplication of any materiality qualifiers set forth therein, other than as reflected in a Requested Exceptions Report approved by Buyer in accordance with this Agreement; (iv) Custodian shall have received all related Purchased Asset Documents and REO Loan Documents; (v) an Appraisal that is dated no earlier than one-hundred eighty (180) days prior to the related REO Conversion Date shall have been delivered to, or, at Buyer’s election, obtained by, Buyer at Seller’s sole cost and expense, not less than sixty (60) days prior to such REO Conversion Date; (vi) the legal title to such REO Property shall be held by a special purpose entity (“REO Subsidiary”) that is wholly owned by Seller and that is otherwise consistent with the Change of Control definition; (vii) the ownership interest in the REO Subsidiary shall, on or prior to the REO Conversion Date, have been pledged to Buyer pursuant to a Pledge Agreement (REO Subsidiary) substantially similar to the Pledge Agreement (Seller); and (viii) Buyer shall have received opinions of outside counsel to Seller Parties reasonably acceptable to Buyer (including, but not limited to, those relating to enforceability of the Pledge Agreement (REO Subsidiary) with respect to due execution of the REO Loan Documents and corporate matters with respect to the REO Subsidiary, grant and perfection of the security interest in the Capital Stock of the REO Subsidiary and any necessary updates to the Bankruptcy Code safe harbor opinion). “Eligible Senior Interest” shall mean an interest in a Whole Loan as identified by Seller to Buyer from time to time: (i) which represents a controlling position in such Purchased Asset as determined by Buyer in its sole and absolute discretion or a non-controlling position in such Purchased Asset in which event control is held by the companion participation interest

-12- ACTIVE\1638361180.2 or companion note interest, as applicable, which is not a Purchased Asset and which Guarantor or a Subsidiary of Guarantor shall own or control (or as otherwise agreed to by Buyer in writing as of the Purchase Date); (ii) as to which the companion participation interest or companion note interest, as applicable, which is not a Purchased Asset is owned by Guarantor or a Subsidiary and is serviced by the Servicer (or as otherwise agreed to in writing by Buyer as of the Purchase Date); (iii) which is senior to or pari passu with all other interests in such Purchased Asset; and (iv) which, with respect to a Senior Participation Interest, is issued pursuant to a participation agreement or with respect to a Senior Note, is issued pursuant to a Co- Lender/Participation Arrangement, in each case, acceptable to Buyer in its sole discretion as of the related Purchase Date and is represented by a physical participation certificate or promissory note, as applicable, which is held by Custodian pursuant to the Custodial Agreement. Once an Eligible Senior Interest is proposed by Seller and determined to be acceptable for a Transaction by Buyer and becomes a Purchased Asset that is a Senior Interest on a Purchase Date, such Purchased Asset shall be treated as a Purchased Asset for all purposes of this Agreement and shall be subject to all provisions of this Agreement related to Purchased Assets in the same manner as all other Purchased Assets. “Equity Pledge Agreement” shall mean that certain Pledge and Security Agreement, dated as of the Closing Date, from Pledgor in favor of Buyer, in form and substance acceptable to Buyer, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement. “Equity Pledged Collateral” shall mean the “Pledged Collateral” as defined in the Equity Pledge Agreement. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor. “ERISA Affiliate” shall mean any Person that, along with any Seller Party (a) is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or (b) solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code is treated as a single employer described in Section 414 of the Internal Revenue Code. “Event of Default” shall have the meaning specified in Article 14(a). “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

-13- ACTIVE\1638361180.2 “Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to Buyer or other recipient of any payment hereunder or required to be withheld or deducted from a payment to Buyer or other recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of Buyer or other recipient being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer (or such other recipient) pursuant to a law in effect on the date on which such Person (i) acquires an interest in the Transactions or (ii) changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Article 6(c) of this Agreement, amounts with respect to such Taxes were payable either to such person or its assignor immediately before such party became a party hereto or to such person immediately before it changed its lending office; (c) Taxes attributable to Buyer’s (or other recipient’s) failure to comply with Article 6(c)(v) of this Agreement; and (d) any U.S. federal withholding Taxes imposed under FATCA. “Exit Fee” shall have the meaning specified in the Fee Letter. “Exit Fee Side Letter” shall mean the side letter agreement, dated as of the date hereof, from Scotia Capital (USA) Inc. and accepted and agreed by Seller, as the same may be amended, modified and/or restated from time to time. “Extended Future Advance Early Repurchase Date” shall have the meaning specified in Article 12(p). “FATCA” shall mean Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code. “FATF” shall have the meaning specified in the definition of “Prohibited Person”. “FCPA” shall have the meaning specified in the definition of “Anti-Bribery Laws”. “Fee Letter” shall mean the letter agreement, dated as of the Closing Date, from Buyer and accepted and agreed by Seller, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement. “Filings” shall have the meaning specified in Article 7(b). “Foreclosure Event” shall mean, with respect to any Purchased Asset, the occurrence of any of the following: (i) the completion of any foreclosure (whether judicial or non-judicial) by Seller or its designee on the related Mortgage Loan or on any collateral directly or indirectly securing such Purchased Asset; (ii) the acceptance of a deed in lieu of foreclosure, assignment in lieu of foreclosure or similar instrument or action by Seller or such designee with respect to the

-14- ACTIVE\1638361180.2 related Mortgage Loan, the related Mortgagor or any collateral directly or indirectly securing such Purchased Asset; (iii) the completion of any sale pursuant to Article 9 of the UCC (or other applicable law governing enforcement of security interests) of the Capital Stock or other equity interests securing any Mezzanine Loan that is a Purchased Asset or is related to a Purchased Asset; (iv) the completion of any receivership-facilitated sale, note sale or other enforcement action by or on behalf of Seller or its designee with respect to such Purchased Asset or any collateral directly or indirectly securing such Purchased Asset; or (v) any other action by or on behalf of Seller or its designee resulting in Seller, its designee or any third party acquiring title to, or control of, the related Mortgaged Property or the Capital Stock or other equity interests directly or indirectly securing such Purchased Asset, in each case of the foregoing clauses (i) through (v), whether or not Seller or its designee acquires title to the related Mortgaged Property or related equity interests in connection therewith. “Funding Date” shall have the meaning specified in the Fee Letter. “Future Advance Early Repurchase Date” shall have the meaning specified in Article 12(p). “Future Advance Failure” shall have the meaning set forth in Article 12(p). “Future Advance Purchased Asset” shall mean any Purchased Asset approved by Buyer, in its sole and absolute discretion, with respect to which less than the full principal amount is funded at origination and Seller is obligated, subject to the satisfaction of certain conditions precedent under the related Purchased Asset Documents, to make additional advances in the future to the related Mortgagor or Mezzanine Borrower. For the avoidance of doubt, except with respect to any Approved Future Funding subject to the satisfaction of the conditions set forth in Article 3(h) Buyer shall be under no obligation to make any additional advances under any Future Advance Purchased Asset. “Future Advance Reserve Fund” shall have the meaning specified in Article 12(p). “GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time. “Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantor” shall mean Goldman Sachs Real Estate Finance Trust Inc., a Maryland corporation. “Guaranty” shall mean the Guaranty, dated as of the Closing Date, from Guarantor in favor of Buyer, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

-15- ACTIVE\1638361180.2 “Income” shall mean, with respect to any Purchased Asset at any time, all monies collected from or in respect of such Purchased Asset, including without limitation, payments of interest, principal, repayment, rental or other income, insurance and liquidation proceeds, payments in respect of any associated hedging transaction, and all proceeds from sale or other disposition of such Purchased Asset. For the avoidance of doubt, Income shall not include (i) origination fees and expense deposits paid by the Mortgagors or Mezzanine Borrowers in connection with the origination and closing of the Purchased Asset, (ii) any amounts that under the applicable Purchased Asset Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes, insurance, capital expenditures, tenant improvements, leasing commissions or required repairs, or insurance or condemnation proceeds available for restoration or otherwise payable to a Mortgagor or (iii) any amounts that a Servicer, under the express terms of the Servicing Agreement subject to the Servicer Letter to which it is a party, is entitled to receive and retain for its own account and is not required to pay over to Seller or Buyer, including, without limitation, any accrued fees due and payable to a Servicer. “Indebtedness” shall mean, with respect to any Person and without duplication, at any time, and only to the extent outstanding at such time: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, including obligations under conditional sale agreements and title retention agreements; provided that Indebtedness does not include trade accounts payable (other than for borrowed money) and accrued expenses arising, in each case, in the ordinary course of business and payable on customary terms (and not more than ninety (90) days past due unless being contested in good faith by appropriate proceedings and with adequate reserves maintained in accordance with GAAP); (c) Indebtedness of others secured by a lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; provided that if such Indebtedness has not been assumed by such Person, the amount of such Indebtedness included hereunder shall not exceed the outstanding principal amount of such Indebtedness; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including without limitation, any Indebtedness arising hereunder; (f) Indebtedness of others guaranteed by such Person or as to which such Person otherwise provides credit support (including any keepwell or similar arrangement); (g) all long-term payment obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person (including Capital Lease Obligations); (h) any other indebtedness of such Person evidenced by a note, bond, debenture or similar instrument or agreement; and (i) Indebtedness of general partnerships of which such Person is a general partner. “Indemnified Amounts” and “Indemnified Parties” shall each have the respective meanings specified in Article 27(a). “Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller, Pledgor or Guarantor

-16- ACTIVE\1638361180.2 under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes. “Independent Manager” shall mean a natural Person who: (i) is not at the time of initial appointment and has never been, and will not while serving as Independent Manager be: (a) a stockholder, director, officer, employee, partner, member (other than a “special member” or “springing member”), other equity owner, manager (with the exception of serving as an independent manager or director of Seller or any Affiliate of Seller that does not own a direct or indirect ownership interest in Seller and that is required by a creditor to be a “special purpose entity”), attorney or counsel of any Seller Party or any Affiliate of any Seller Party; (b) a creditor, customer, supplier or other Person who derives any of its purchases or revenues (other than any revenue derived from serving as an independent manager or director of Seller or any Affiliate of Seller) from its activities with any Seller Party or any Affiliate or equity owner of any Seller Party; (c) a Person Controlled, Controlling or under common Control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, creditor, customer, supplier or other Person of any Seller Party or any Affiliate or equity owner of any Seller Party; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, creditor, customer, supplier or other Person of any Seller Party or any Affiliate or equity owner of any Seller Party; and (ii) has (a) prior experience as an independent director or independent manager for a trust, exempted company or limited liability company whose charter, formation or constitutional documents required the unanimous consent of all independent directors or independent managers thereof before such trust, exempted company or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law (or equivalent laws) relating to bankruptcy and (b) at least three (3) years of employment experience and who is provided by any of its Affiliates, CT Corporation, Corporation Service Company, National Corporate Research, Ltd., National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company or Lord Securities Company, or if none of these companies is then providing professional independent directors or independent managers, another nationally recognized company reasonably acceptable to Buyer, that is not an Affiliate of Seller and that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Manager”) and is an employee of such a company or companies at all times during his or her service as an Independent Manager. A natural Person who satisfies the foregoing definition (including paragraph (a), by reason of being (or having been) the independent director or independent manager of a “special purpose entity” that is an Affiliate of Seller that does not or did not own a direct or indirect equity interest in Seller) shall not be disqualified from serving as an Independent Manager, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of Affiliates of Seller in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

-17- ACTIVE\1638361180.2 “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. “Knowledge” shall mean, whenever in this Agreement or any of the Transaction Documents, or in any document or certificate executed on behalf of any Person pursuant to the Transaction Documents, reference is made to the knowledge of any such Person (whether by use of the words “knowledge” or “know”), unless otherwise expressly specified, same shall mean (a) the actual knowledge of the individuals of such Person or its Affiliates who, in each case, have primary responsibility for any day-to-day decision making, or the legal, operational or financial affairs of such Person; or (b) with respect to any representations, warranties, certifications or statements with respect to any Purchased Asset, the actual knowledge of those individuals in the foregoing clause (a) who have primary responsibility for the origination or acquisition, as applicable, underwriting, servicing or sale of such Purchased Asset. Any derivatives of the word “Knowledge”, including, without limitation, “Know”, “Knew”, “Known”, “Knowingly”, or otherwise shall have meanings correlative thereto. “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing. “Lien Defect” shall have the meaning specified in “Mandatory Early Repurchase Event”. “Litigation Threshold” shall have the meaning specified in the Fee Letter. “Manager” shall mean [******]. “Mandatory Early Repurchase Event” shall have the meaning specified in the Fee Letter. “Margin Call” shall have the meaning specified in Section 4(a) of the Fee Letter. “Margin Deficit” shall have the meaning specified in the Fee Letter. “Margin Excess” shall mean, with respect to any Purchased Asset as of any date of determination, the maximum amount by which the Purchase Price of such Purchased Asset may be increased such that, after giving effect to such increase, the Purchase Price LTV for such Purchased Asset does not exceed the Maximum Property Type Purchase Price LTV; provided that, if a Credit Event has occurred and is continuing with respect to the related Purchased Asset for which Margin Excess is being calculated, such calculation of available Margin Excess shall take into account the revised Purchase Price LTV, if any, determined by Buyer in accordance with the terms of this Agreement. “Margin Excess Advance” shall have the meaning set forth in Article 3(i)(i). “Margin Excess Request” shall have the meaning set forth in Article 3(i)(i).

-18- ACTIVE\1638361180.2 “Material Action” shall mean, with respect to any Seller, to file any insolvency or reorganization case or proceeding, to institute proceedings to have such Seller be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against such Seller, to file a petition seeking, or consent to, reorganization or relief with respect to such Seller under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official of or for such Seller or a substantial part of its property, to make any assignment for the benefit of creditors of such Seller, to admit in a non-privileged writing or public forum, e.g., in an earnings call, such Seller’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing. “Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, condition (financial or otherwise), assets, or results of operations (or prospects) of any Seller Party, taken as a whole; (b) the ability of any Seller Party to perform its obligations under any of the Transaction Documents to which it is a party; (c) the validity or enforceability of any of the Transaction Documents; or (d) the rights and remedies of Buyer under any of the Transaction Documents. “Material Modification” shall have the meaning specified in the Fee Letter. “Maximum Facility Purchase Price” shall have the meaning specified in the Fee Letter. “Maximum Mortgage LTV” shall have the meaning specified in the Fee Letter. “Maximum Property Type Purchase Price LTV” shall have the meaning specified in the Fee Letter. “Maximum Purchase Price Percentage” shall have the meaning specified in the Fee Letter. “Membership Interest Certificate” shall mean, with respect to any REO Subsidiary, the membership interest certificate issued by any REO Subsidiary in accordance with its constituent documents which evidences 100% of the Capital Stock of such REO Subsidiary. “Mezzanine Borrower” shall mean the obligor on any applicable Mezzanine Note. “Mezzanine Loan” shall mean a mezzanine loan secured by pledges of 100% of the Capital Stock of the Mortgagor under a related Mortgage Loan which is a Purchased Asset. “Mezzanine Loan Documents” shall mean, with respect to any Purchased Asset that is a Mezzanine Loan, the Mezzanine Note, those documents executed in connection with, evidencing or governing such Mezzanine Loan, including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement. “Mezzanine Note” shall mean the original executed promissory note or other tangible evidence of the Mezzanine Loan indebtedness.

-19- ACTIVE\1638361180.2 “Mortgage” shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first Lien on or a first priority ownership interest (subject to Permitted Encumbrances) in an estate in (i) fee simple in real property and the improvements thereon or (ii) a ground lease, securing a Mortgage Note or similar evidence of indebtedness. “Mortgage Loan” shall mean a whole mortgage loan that is secured by a first Lien on one or more Eligible Properties. “Mortgage LTV” shall mean, on any date with respect to any Purchased Asset, a fraction (expressed as a percentage) (A) the numerator of which is the aggregate outstanding principal balance of such Purchased Asset (which shall include, without duplication, the outstanding principal balance of such Purchased Asset and all Indebtedness that is senior to or pari passu with such Purchased Asset and is secured, directly or indirectly, by the related Mortgaged Property) and (B) the denominator of which is the value of the related Mortgaged Property as determined by Buyer, in its sole discretion exercised in good faith. “Mortgage Note” shall mean a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage. “Mortgaged Property” shall mean, in the case of (a) a Mortgage Loan, the mortgaged property securing such Mortgage Loan; (b) a Mezzanine Loan, the real property owned by the Person the Capital Stock of which is pledged as collateral for such Mezzanine Loan; and (c) a Senior Interest, the mortgaged property securing such Senior Interest, or the mortgaged property securing the Mortgage Loan in which such Senior Interest represents a participation interest, as applicable. “Mortgagor” shall mean the obligor on a Mortgage Note and the grantor of the related Mortgage. “Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) of ERISA to which contributions have been, or were required to have been, made during the five year period ended prior to the date of this Agreement by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA. “Non-Performing Purchased Asset” shall mean any Purchased Asset with respect to which a Mandatory Early Repurchase Event described in clause (b) or (d) of the definition thereof has occurred and is continuing. “NPA Extension Period” shall have the meaning specified in Article 3(d)(iv). “NPA/REO Concentration Limit” shall have the meaning specified in the Fee Letter. “OFAC” shall have the meaning specified in the definition of “Prohibited Person”. “Other Connection Taxes” shall mean with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Taxes (other than a connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security

-20- ACTIVE\1638361180.2 interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction or Transaction Document). “Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, a Transaction Document or Purchased Asset Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment. “Outbound Investment Rules” shall mean the regulations codified at 31 C.F.R. § 850.101 et seq. and any related public guidance issued by the United States Treasury Department. “Participation Certificate” shall mean the original participation certificate, if any, that was executed and delivered in connection with a Participation Interest. “Participant Register” shall have the meaning specified in Article 20(c). “Participation Interest” shall mean a participation interest in a Mortgage Loan. “Patriot Act” shall have the meaning specified in the definition of “Anti-Money Laundering Laws”. “PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA. “Permitted Encumbrances” shall mean, with respect to any Purchased Asset (a) such liens, easements, rights and encumbrances as are permitted by the related Purchased Asset Documents and (b) Liens granted pursuant to the Transaction Documents or disclosed in any Requested Exceptions Report. “Permitted REIT Distributions” shall have the meaning specified in Article 5(f)(G). “Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, joint stock company, joint venture, unincorporated organization, or any other entity of whatever nature, or a Governmental Authority. “Plan” shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Internal Revenue Code, other than a Multiemployer Plan. “Pledge Agreement” shall mean individually and collectively, as the context may require, each of each Pledge Agreement (Seller) and each Pledge Agreement (REO Subsidiary).

-21- ACTIVE\1638361180.2 “Pledge Agreement (REO Subsidiary)” shall mean each pledge and security agreement made by Seller in favor of Buyer with respect to Seller’s interest in the Capital Stock of an REO Subsidiary from time to time. “Pledge Agreement (Seller)” shall mean that certain Pledge Agreement, dated as of the Closing Date, made by Pledgor in favor of Buyer. “Pledgor” shall mean, individually and/or collectively, as the context requires, REFT Pledgor, LLC, a Delaware limited liability company, and any Additional Pledgor. “Pledgor Financing Statement” shall have the meaning specified in Article 3(b). “Pre-Approved Appraiser” shall mean (a) Cushman & Wakefield, (b) Colliers, (c) LWHA, (d) CBRE, (e) JLL, (f) HVS Appraisal, (g) Newmark, or (h) any other appraisal firms approved by Buyer from time to time in writing. “Pre-Purchase Due Diligence” shall have the meaning specified in Article 3(c). “Pricing Rate” shall mean, for any Pricing Rate Period and any Transaction: (i) other than during the continuance of an Event of Default, an annual rate equal to the sum of (i) the Benchmark and (ii) the relevant Spread, in each case, for the applicable Pricing Rate Period for the related Purchased Asset; and (ii) during the continuance of an Event of Default, the amount specified in clause (i) plus [******]. The Pricing Rate shall be subject to adjustment and/or conversion as provided in the Transaction Documents (including, without limitation, as provided in Article 6) or the related Confirmation. “Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period, the day that is two (2) U.S. Government Securities Business Days prior to the first day of such Pricing Rate Period. “Pricing Rate Period” shall mean, with respect to any Transaction and any Remittance Date (a) in the case of the first Pricing Rate Period, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including the immediately preceding Remittance Date and ending on and excluding the following Remittance Date; provided, however, that in no event shall any Pricing Rate Period for a Purchased Asset end subsequent to the Repurchase Date for such Purchased Asset (or such later date on which the Purchased Asset is actually repurchased). “Prime Index Rate” shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime rate” for the U.S. If more than one such “Prime rate” is published in The Wall Street Journal for a day, the average of such “Prime rates” shall be used, and such average shall be rounded up to the nearest 1/100th of one percent (0.01%). If The Wall Street

-22- ACTIVE\1638361180.2 Journal ceases to publish the “Prime rate” for the U.S., Buyer shall select an equivalent publication that publishes such “Prime rate,” and if such “Prime rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Buyer shall select a comparable interest rate index. Notwithstanding the foregoing, in no event shall the Prime Index Rate be less than zero. “Prime Rate” shall mean, with respect to each Pricing Rate Period, an amount equal to the per annum rate of interest equal to the Prime Index Rate plus the Prime Rate Spread; provided, however, that such rate shall not be less than the Spread for each Transaction. “Prime Rate Spread” shall mean the difference (expressed as the number of basis points, and which may be a positive or negative value or zero) between (a) the arithmetic mean of Term SOFR (or the applicable Benchmark Replacement) plus the Spread calculated over the ninety (90) day period prior to the date Term SOFR (or such Benchmark Replacement) was last applicable to a Transaction and (b) the arithmetic mean of the Prime Index Rate calculated over the ninety (90) day period prior to the date Term SOFR (or such Benchmark Replacement) was last applicable to a Transaction. “Principal Payment” shall mean, with respect to any Purchased Asset, any payment or prepayment of principal received as, or applied to as, a payment or prepayment of principal in respect thereof. “Professional Independent Manager” shall have the meaning specified in the definition of “Independent Manager”. “Prohibited Person” shall mean (i) a person or entity whose name appears on the list of Specially Designated Nationals and Blocked Persons by the Office of Foreign Asset Control (“OFAC”), (ii) any foreign shell bank, (iii) any person or entity resident in or whose subscription funds are transferred from or through an account in a jurisdiction that has been designated as a non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (“FATF”), of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur, (iv) that is, or is owned or controlled by any Person that is, the subject or target of any Sanctions or is located, organized or resident in a Sanctioned Country, or whose government is, the target of Sanctions, or (v) that is a “covered foreign person” within the meaning of the Outbound Investment Rules. “Prohibited Transferee” shall have the meaning specified in the Fee Letter. “Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal, or mixed and whether tangible or intangible. “Purchase Date” shall mean, (a) with respect to any Purchased Asset, the date on which Buyer purchases such Purchased Asset from Seller hereunder and (b) with respect to any REO Asset, the REO Conversion Date.

-23- ACTIVE\1638361180.2 “Purchase Date Purchase Price LTV” shall mean, with respect to any Purchased Asset, the initial Purchase Price LTV with respect to such Purchased Asset on the related Purchase Date as set forth on the related Confirmation. “Purchase Price” shall mean, with respect to any Purchased Asset, the price at which such Purchased Asset is transferred by Seller to Buyer on the applicable Purchase Date, decreased by (a) the portion of any Principal Payments on such Purchased Asset that is applied pursuant to Article 5(f) or 5(g) to reduce the Purchase Price for such Purchased Asset, (b) any amounts applied pursuant to Section 4(a) of the Fee Letter on account of a Margin Call to reduce the Purchase Price for such Purchased Asset, including any Margin Excess reallocated to such Purchased Asset pursuant to Article 3(i), and (c) any other amounts applied by Buyer to reduce the Purchase Price for such Purchased Asset, and increased by (x) any future advance funded pursuant to Article 3(h), (y) any Margin Excess reallocated from such Purchased Asset pursuant to Article 3(i) and (z) any other amounts advanced or otherwise applied under this Agreement or any other Transaction Document to increase the Purchase Price for such Purchased Asset. “Purchase Price Differential” shall mean, with respect to any Purchased Asset as of any date of determination, the amount equal to the product of (a) the applicable Pricing Rate for such Purchased Asset and (b) the daily outstanding Purchase Price of such Purchased Asset, calculated on the basis of a 360-day year and the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Asset and ending on (but excluding) the date of determination (reduced by any amount of such Purchase Price Differential previously paid by Seller to Buyer with respect to such Purchased Asset). “Purchase Price LTV” shall have the meaning specified in the Fee Letter. “Purchase Price Percentage” shall mean, with respect to each Purchased Asset, the Purchase Price Percentage agreed to between Seller and Buyer on a case-by-case basis and as set forth in the related Confirmation. “Purchased Asset” shall mean (a) with respect to any Transaction, the Eligible Asset sold by Seller to Buyer in such Transaction, including, at any given time, the related REO Asset resulting from such Purchased Asset that has been subject to an REO Conversion hereunder, as applicable, and (b) with respect to the Transactions in general, all Eligible Assets sold by Seller to Buyer (other than Purchased Assets that have been repurchased by Seller). A Purchased Asset that is repurchased by Seller in accordance with this Agreement shall cease to be a Purchased Asset. Unless otherwise specified, any reference to a Purchased Asset which is a Mortgage Loan shall include the Mortgage Loan and any related Mezzanine Loan, if any, that is subject to the same Transaction. “Purchased Asset Default” shall have the meaning specified in the Fee Letter.. “Purchased Asset Documents” shall mean, with respect to a Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset upon its release pursuant to Article 7(c). “Purchased Asset File” shall mean, with respect to each Purchased Asset, the documents specified as the “Purchased Asset File” in the Custodial Agreement, together with any additional

-24- ACTIVE\1638361180.2 documents and information required to be delivered to Buyer or its designee (including the Custodian) for inclusion in the Purchased Asset File for such Purchased Asset pursuant to this Agreement and/or the Custodial Agreement. “Purchased Items” shall mean all of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located: (i) the Purchased Assets; (ii) the Purchased Asset Documents, the Servicing Rights, the Servicing Agreement, the Servicing Records, mortgage guaranties, mortgage insurance, insurance policies, insurance claims, collection and escrow accounts and letters of credit, in each case, relating to the Purchased Assets; (iii) all related forward trades and takeout commitments placed on the Purchased Assets; (iv) all proceeds relating to the sale, securitization, liquidation, or other disposition of the Purchased Assets; (v) all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing; and (vi) all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing. “Qualified Transferee” shall have the meaning specified in the Fee Letter. “Qualified Transferee Requirements” shall mean any requirement under any Purchased Asset Document that the holder or the transferee of the related Purchased Asset be a qualified or eligible transferee, qualified institutional lender or qualified or eligible lender (however defined). “Register” shall have the meaning specified in Article 20(b). “Related Credit Enhancement” shall have the meaning specified in Article 7(a). “Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Related Purchased Asset” shall mean (i) with respect to any Whole Loan or Senior Interest which is a Purchased Asset, any Mezzanine Loan which is a Purchased Asset related to such Whole Loan or Senior Interest and (ii) with respect to any Mezzanine Loan which is a Purchased Asset, the related Whole Loan or Senior Interest.

-25- ACTIVE\1638361180.2 “Release Letter” shall mean a letter substantially in the form of Exhibit IX hereto (or such other form as may be acceptable to Buyer). “Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto. “Remittance Date” shall mean the eighteenth (18th) calendar day of each month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to in writing by Seller and Buyer. “REO Asset” shall mean, with respect to any Purchased Asset that is or has been subject to an REO Conversion, collectively, the related (i) Membership Interest Certificate reflecting beneficial ownership interest in Eligible REO Property and (ii) intracompany mortgage loan evidenced and secured by the related REO Loan Documents pledged by Seller to Buyer. “REO Conversion” shall have the meaning specified in Article 30(a). “REO Conversion Date” shall mean, with respect to an REO Conversion, the date on which such REO Conversion occurs. “REO Guaranties” shall mean, with respect to any REO Conversion of a Purchased Asset, replacement guaranties and environmental indemnity agreements (if applicable) acceptable to Buyer in its sole discretion, executed by REO Guarantor or another Person acceptable to Buyer in its sole discretion, in favor of Seller (as lender) and in substantially the same form as the underlying loan guaranties related to such Purchased Asset (which the guarantor, in all events, shall be an Affiliate of Seller). “REO Guarantor” shall have the meaning specified in Article 30(a). “REO Loan Documents” shall mean, with respect to any REO Conversion of a Purchased Asset, mortgage loan documents acceptable to Buyer in its sole discretion, between REO Subsidiary, as borrower, and Seller, as lender, that are substantially similar to any Seller-specific provisions in the Transaction Documents and the Purchased Asset Documents with respect to all terms related to the property or the security, and which, in any event, grant, convey and assign to Seller a first mortgage lien on and security interest in and to the applicable REO Property, including, without limitation: (1) a mortgage note; (2) a mortgage, deed of trust or equivalent, in proper form for recording in the official records where the applicable REO Property is located, duly executed by the applicable REO Subsidiary, and any other documents Buyer shall reasonably request to demonstrate a first priority lien on the applicable REO Property in favor of Seller (as lender) in an amount equal to the then-outstanding principal balance of the related repurchased Purchased Asset at the time of REO Conversion (the “REO Subsidiary Mortgage”);

-26- ACTIVE\1638361180.2 (3) REO Guaranties; (4) a UCC-1 financing statement to be filed in accordance with applicable requirements to perfect a first priority security interest in all personal property collateral described in the related REO Subsidiary Mortgage in favor of Seller (as lender); (5) a property management agreement for the applicable REO Property, including a consent and subordination agreement executed by the applicable property manager; and (6) all such other documents as Buyer shall determine are necessary or desirable to evidence or secure the applicable REO Property; “REO Owner” shall have the meaning specified in Article 30(e). “REO Property” shall mean any Mortgaged Property made subject to an REO Conversion. “REO Subsidiary” shall have the meaning specified in clause (vi) of the “Eligible REO Property” definition. “REO Subsidiary Mortgage” shall have the meaning specified in the “REO Loan Documents” definition. “Repurchase Date” shall mean, with respect to any Purchased Asset, as applicable, the earliest to occur of: (a) the date set forth in the applicable Confirmation, or if such day is not a Business Day, the immediately following Business Day; (b) the maturity date or the payment in full of the unpaid principal balance of such Purchased Asset or, in the case of a Senior Participation Interest, the maturity date of the Whole Loan (as same may be extended pursuant to the Purchased Asset Documents or pursuant to Article 3(d)(iv) or Article 30); (c) the Termination Date; (d) the Early Repurchase Date with respect to such Purchased Asset; (e) the Accelerated Repurchase Date; (f) the date on which a Principal Payment is made in full with respect to such Purchased Asset prior to the related maturity date; (g) the date set forth in Article 6(a); (h) the date on which a Foreclosure Event occurs with respect to such Purchased Asset that does not occur simultaneously with an REO Conversion in accordance with Article 30; (i) if such Purchased Asset is an REO Asset, the date set forth in Article 30(c); (j) with respect to any Purchased Asset as to which a Mandatory Early Repurchase Event has occurred and is continuing, the earliest to occur of (I) the last day of the Required Payment Time applicable to such Purchased Asset, (II) if Seller has elected to extend the repurchase period for such Purchased Asset pursuant to Article 3(d)(iv), the last day of the NPA Extension Period applicable to such Purchased Asset, and (III) the date on which the NPA Extension Period for such Purchased Asset terminates prior to its scheduled expiration pursuant to the terms of Article 3(d)(iv); and (k) the Future Advance Early Repurchase Date (or, if applicable, the Extended Future Advance Early Repurchase Date) with respect to a Purchased Asset subject to a Future Advance Failure. “Repurchase Obligations” shall have the meaning specified in Article 7(a). “Repurchase Price” shall mean, with respect to any Purchased Asset as of any Repurchase Date or any date on which the Repurchase Price is required to be determined hereunder, the price

-27- ACTIVE\1638361180.2 at which such Purchased Asset is to be transferred from Buyer to Seller; such price will be determined in each case as the sum of, without duplication: (i) the outstanding Purchase Price of such Purchased Asset as of such date; (ii) the accrued and unpaid Purchase Price Differential with respect to such Purchased Asset as of such date (other than, with respect to calculations in connection with the determination of a Margin Deficit, accrued and unpaid Purchase Price Differential for the current Pricing Rate Period); (iii) all accrued and unpaid costs and expenses (including, without limitation, out-of-pocket costs, fees and expenses of outside counsel actually incurred) of Buyer relating to such Purchased Assets; (iv) any other amounts due and owing by Seller to Buyer and its Affiliates pursuant to the terms of the Transaction Documents as of such date (including, without limitation, any Exit Fee payable pursuant to the Fee Letter); and (v) all Indemnified Amounts due and owing by Seller to Buyer and its Affiliates pursuant to Article 27(a) prior to the Repurchase Date (provided, that, for purposes of including any Indemnified Amounts in “Repurchase Price”, such Indemnified Amounts shall be determined on a commercially reasonable basis). “Requested Exceptions Report” shall mean, with respect to any proposed Purchased Asset, a list delivered to Buyer as part of the Due Diligence Package containing any and all exceptions to the representations and warranties and any other Eligibility Criteria contained in this Agreement applicable to such proposed Purchased Asset (or that will be applicable to such proposed Purchased Asset if it becomes a Purchased Asset) which has been approved by Buyer in writing in its sole and absolute discretion. A Requested Exceptions Report shall be deemed approved by Buyer in writing upon Buyer’s execution of a Confirmation with respect to the related Purchased Asset. “Required NPA Paydown Amount” shall mean each payment required to be made by Seller to Buyer pursuant to Article 3(d)(iv)(A), Article 3(d)(iv)(B) or Article 3(d)(iv)(C). “Required Payment Time” shall have the meaning specified in the Fee Letter.. “Requirement of Law” shall mean any applicable law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect. “Responsible Officer” shall mean any duly appointed officer of Seller or Guarantor, as applicable. “Sanctioned Country” shall mean any country, region or territory that is the subject of comprehensive territorial or country-wide Sanctions (including, as of the Closing Date, Cuba, Iran and North Korea; the Crimea, Luhansk, Donetsk, Kherson and Zaporizhzhia regions of Ukraine; and Russia, Belarus and Venezuela (Government Only)). “Sanctions” shall mean, collectively, any sanctions administered or enforced by OFAC, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union (including its Member States), His Majesty’s Treasury or any other relevant sanctions authority. “Scotia” shall have the meaning specified in Article 20(b). “SEC” shall have the meaning specified in Article 24(a).

-28- ACTIVE\1638361180.2 “Seller” shall have the meaning assigned thereto in the introductory paragraph hereof. “Seller Certificate” shall have the meaning specified in the Custodial Agreement. “Seller Financing Statement” shall have the meaning specified in Article 3(b). “Seller Party” shall mean, collectively or individually, as the context may require, Seller, each Affiliated Transferor Pledgor, Pledgor, Guarantor and any REO Subsidiary. “Seller’s Dispute Appraisal” shall have the meaning specified in Section 4(d)(i) of the Fee Letter. “Senior Interest” shall mean (a) a senior or pari passu participation interest in a Whole Loan (including Eligible Senior Interests) (i) that is evidenced by a Senior Interest Note, (ii) that represents an undivided interest in part of the underlying Whole Loan and its proceeds, (iii) that represents a pass through of a portion of the payments made on the underlying Whole Loan which lasts for the same length of time as such Whole Loan, and (iv) as to which there is no guaranty of payments to the holder of the Senior Interest Note or other form of credit support for such payments (a “Senior Participation Interest”), or (b) an “A note” in an “A/B structure” in a Whole Loan (a “Senior Note”). “Senior Interest Note” shall mean (a) the original executed promissory note, participation or other certificate or other tangible evidence of a Senior Interest, (b) the related original Mortgage Note (or, if Seller cannot obtain the original, then a certified copy thereof with a lost note affidavit signed by a senior officer of Seller in such form as is acceptable to Buyer in its discretion), and (c) the related original participation, co-lender and/or intercreditor agreement, as applicable (or, if Seller cannot obtain the original, then a certified copy thereof). A Senior Interest Note shall not be junior to any other Mortgage Note secured by the same Mortgaged Property. “Senior Note” shall have the meaning specified in the definition of “Senior Interest”. “Senior Participation Interest” shall have the meaning specified in the definition of “Senior Interest”. “Servicer” shall mean Trimont LLC, or any other third-party servicer approved by Buyer in its reasonable discretion. “Servicer Account” shall mean the account maintained by the Servicer pursuant to the Servicing Agreement into which Income with respect to the Purchased Assets is deposited in accordance with the Servicing Agreement and any related Servicer Letter. “Servicer Letter” shall have the meaning specified in Article 29(e). “Servicer Termination Event” shall have the meaning specified in Article 29(c). “Servicing Agreement” shall mean (i) that certain Servicing and Asset Management Agreement, dated as of August 7, 2024, by and among, et alia, Servicer, Seller, and GS REFT Loan Holdings LLC and (ii) any other servicing agreement, in form and substance acceptable to

-29- ACTIVE\1638361180.2 Buyer in its reasonable discretion, entered into by Seller and any Servicer, in each case, as the same may be amended, modified and/or restated from time to time, and/or any replacement thereof with a successor Servicer, which replacement servicing agreement is acceptable to Buyer in its reasonable discretion. “Servicing Records” shall have the meaning specified in Article 29(f). “Servicing Rights” shall mean rights of any Person, to administer, service or subservice, the Purchased Assets or to possess related Servicing Records. “Settlement Agent” shall mean a settlement agent, escrow agent or bailee under the Bailee Agreement. “Similar Law” shall mean any federal, state, local or non-U.S. law or rule that is substantively similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code. “SIPA” shall have the meaning specified in Article 24(a). “Spread” shall have the meaning specified in the Fee Letter. “Stated Termination Date” shall mean September 28, 2029 (or, if such day is not a Business Day, the immediately prior Business Day), as such date may be extended pursuant to Article 3(f) or Article 3(g) hereof. “Subsidiary” shall mean, as to any Person, a corporation, limited liability company, partnership or other entity of which at least a majority of the shares of stock or other ownership interests having by the terms thereof ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Seller. “Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Out Period” shall mean, to the extent exercised by Seller pursuant to Article 3(g), the period commencing on the day immediately following the Stated Termination Date (determined without giving effect to any extension pursuant to Article 3(g) and as such Stated Termination Date may have been extended pursuant to Article 3(f)) and ending on the latest scheduled maturity date (as set forth in the related Purchased Asset Documents, and as the same may be extended in accordance with the terms of such Purchased Asset Documents, without regard to any waivers or modifications of, or amendments to, the related Purchased Asset Documents affecting such maturity date, other than those that were disclosed in writing to Buyer prior to the Purchase Date of the related Purchased Asset by inclusion thereof in the related Purchased Asset File, or any other amendment consented to by Buyer in writing in accordance with the terms of

-30- ACTIVE\1638361180.2 this Agreement after the Purchase Date) of the last remaining Purchased Asset then subject to a Transaction; provided that, with respect to any Purchased Asset that has become a Non-Performing Purchased Asset or that is or has been the subject of an REO Conversion, the scheduled maturity date of such Purchased Asset shall be deemed to be the applicable Repurchase Date determined pursuant to Article 3(d)(iv) or Article 30(c), as applicable. “Term SOFR” shall mean, for each Pricing Rate Period, the forward-looking term rate for a one-month period that is based on the secured overnight financing rate of the Federal Reserve Bank of New York (or its successor), as published by the Term SOFR Administrator on the applicable Pricing Rate Determination Date; provided, that if, as of 5:00 p.m. (New York City time) on any Pricing Rate Determination Date, such rate has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be determined as of the first preceding U.S. Government Securities Business Day for which such rate was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Pricing Rate Determination Date. Notwithstanding the foregoing, in no event will Term SOFR be deemed to be less than the Benchmark Floor. “Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR as determined by Buyer in its reasonable discretion). “Termination Date” shall mean the day that is the earlier of (i) the Stated Termination Date, as such date may be extended pursuant to Article 3(f) or Article 3(g) hereof; (ii) any Accelerated Repurchase Date; and (iii) the Early Termination Date. “Transaction” shall have the meaning specified in Article 1. “Transaction Documents” shall mean, collectively, this Agreement, any applicable Exhibits to this Agreement, the Fee Letter, the Exit Fee Side Letter, the Guaranty, the Custodial Agreement, any Bailee Agreement, any Bailee Letter, the Servicing Agreement, the Servicer Letter, the Collection Account Control Agreement, the Equity Pledge Agreement, each Affiliated Transferor Pledge Agreement, all Confirmations and assignment documentation executed pursuant to this Agreement in connection with specific Transactions, and all other documents executed in connection with this Agreement or any Transaction, each of the foregoing as they may be amended, restated, supplemented or modified from time to time. “Trust Receipt” shall have the meaning specified in the Custodial Agreement. “U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

-31- ACTIVE\1638361180.2 “U.S. Tax Compliance Certificate” shall have the meaning specified in Article 6(c)(vi)(B) of this Agreement. “UCC” shall have the meaning specified in Article 7(b). “UCC Filing Jurisdiction” shall mean, with respect to Seller and Pledgor, the State of Delaware, and with respect to any Affiliated Transferor Pledgor, the jurisdiction of such Person’s formation. “UCC Financing Statement” shall mean the Seller Financing Statement, the Pledgor Financing Statement and the Affiliated Transferor Pledgor Financing Statement, individually or collectively as the context may require. “Unadjusted Benchmark Replacement” shall have the meaning set forth in the definition of Benchmark Replacement. “Underwriting Issues” shall mean, with respect to any Purchased Asset as to which Seller intends to request a Transaction, all information that has come to Seller’s attention after exercising reasonable care and diligence that would be considered a materially “negative” factor (in the aggregate with other information). “Volcker Rule” shall have the meaning specified in Article 10(dd). “Wet Purchased Asset” shall mean an Eligible Asset which Seller is selling to Buyer simultaneously with the origination thereof and for which the Purchased Asset File has not been delivered to Custodian. “Whole Loan” shall mean a commercial real estate whole loan made to the related underlying obligor and secured primarily by a perfected, first priority Lien in the related underlying Mortgaged Property, including, without limitation (A) with respect to any Senior Interest, the Whole Loan in which Seller owns a Senior Interest, and (B) with respect to any Mezzanine Loan, the Whole Loan made to the Mortgagor or Affiliate of such Mortgagor whose equity interests, directly or indirectly, secure such Mezzanine Loan. The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender. All references to articles, schedules and exhibits are to articles, schedules and exhibits in or to this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The term “include” or “including” shall mean without limitation by reason of enumeration. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. References to “good faith” in this Agreement shall mean “honesty in fact in the conduct or transaction concerned”. In addition, with respect to any Transaction Document, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or

-32- ACTIVE\1638361180.2 approved by Buyer (or any similar language or terms), in each case, other than any decision or right related to consenting to or approving or waiving any condition to funding, the decision of Buyer with respect thereto shall be subject in all cases to the implied covenant of good faith and fair dealing. ARTICLE 3 INITIATION; CONFIRMATION; TERMINATION; EXTENSION (a) Entry into Transactions. On or after the Closing Date but prior to (x) the Stated Termination Date and (y) the commencement of the Term Out Period, upon the satisfaction or waiver (which may be evidenced by, among other things, Buyer’s funding of the initial Transaction) of all conditions set forth in Article 3(b) for the initial Transaction and Article 3(c) for each Transaction (including the initial Transaction), the related Eligible Asset shall be transferred to Buyer against the transfer of the Purchase Price therefor to an account of Seller. Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby. In the event of any conflict between the terms of such Confirmation and the terms of this Agreement, the Confirmation shall prevail. With respect to any Non- Performing Purchased Asset for which Seller has elected to extend the repurchase period pursuant to Article 3(d)(iv), Buyer and Seller shall execute and deliver an amended and restated Confirmation substantially in the form of Exhibit II-B hereto reflecting the updated Repurchase Date and any related terms as a result of such Purchased Asset becoming a Non-Performing Purchased Asset. (b) Conditions Precedent to Initial Transaction. Buyer’s agreement to enter into the initial Transaction is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the following conditions precedent to the satisfaction of Buyer and its counsel in their sole and absolute discretion exercised in good faith: (i) Delivery of Documents. The following documents, shall have been delivered to Buyer (including without limitation, all of the information referenced on Schedule 1 to the Confirmation and the Requested Exceptions Report, together with a Due Diligence Package): (A) this Agreement, duly completed and executed by each of the parties hereto; (B) the Fee Letter, duly completed and executed by each of the parties thereto; (C) the Exit Fee Side Letter, duly completed and executed by each of the parties thereto; (D) the Custodial Agreement, duly completed and executed by each of the parties thereto; (E) the Collection Account Control Agreement;

-33- ACTIVE\1638361180.2 (F) [Reserved]; (G) the Guaranty, duly completed and executed by each of the parties thereto; (H) the Servicing Agreement, duly completed and executed by each of the parties thereto; (I) the Servicer Letter, duly completed and executed by each of the parties thereto; (J) the Equity Pledge Agreement, duly completed and executed by each of the parties thereto; (K) the applicable Affiliated Transferor Pledge Agreement, if any, duly completed and executed by each of the parties thereto; (L) any and all consents and waivers applicable to Seller or to the Purchased Assets; (M) a power of attorney from Seller substantially in the form of Exhibit IV hereto, duly completed and executed; (N) a UCC financing statement for filing in the UCC Filing Jurisdiction of Seller, naming Seller as “Debtor” and Buyer as “Secured Party” and describing as “Collateral” “all assets of Debtor, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, and all proceeds and all products thereof” (the “Seller Financing Statement”); (O) a UCC financing statement for filing in the UCC Filing Jurisdiction of Pledgor, naming Pledgor as “Debtor” and Buyer as “Secured Party” and describing as “Collateral” all of the items set forth in the definition of Equity Pledged Collateral (the “Pledgor Financing Statement”), together with any other documents necessary or reasonably requested by Buyer to perfect the security interests granted by Pledgor in favor of Buyer under this Agreement or any other Transaction Document; (P) if applicable, a UCC financing statement for filing in the UCC Filing Jurisdiction of Affiliated Transferor Pledgor, naming Affiliated Transferor Pledgor as “Debtor” and Buyer as “Secured Party” and describing as “Collateral” all of the items set forth in the definition of Affiliated Transferor Pledged Collateral (the “Affiliated Transferor Pledgor Financing Statement”), together with any other documents necessary or reasonably requested by Buyer to perfect the security interests granted by Affiliated Transferor Pledgor in favor of Buyer under this Agreement or any other Transaction Document; (Q) opinions of outside counsel to the Seller Parties reasonably acceptable to Buyer (including, but not limited to, those relating to corporate

-34- ACTIVE\1638361180.2 matters, enforceability, applicability of the Investment Company Act of 1940, security interests and Bankruptcy Code safe harbors); (R) an opinion of outside counsel acceptable to Buyer that the pledge of such Mezzanine Loan as a Related Credit Enhancement pursuant to Article 7(a) constitutes “a security agreement or arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), and 741(7)(A)(xi) of the Bankruptcy Code; (S) for each Seller Party, a good standing certificate dated within fourteen (14) calendar days prior to the Closing Date, certified true, correct and complete copies of organizational documents and certified true, correct and complete copies of resolutions (or similar authority documents) with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by such party from time to time in connection herewith; (T) delivery to Buyer or its designee of the original Seller Certificate; and (U) all such other and further documents and documentation as Buyer in its discretion shall reasonably require. (ii) Reimbursement of Costs and Expenses. Seller shall have paid, or reimbursed Buyer for, all costs and expenses, including but not limited to the reasonable legal fees of outside counsel and due diligence expenses, actually incurred by Buyer in connection with the development, preparation and execution of the Transaction Documents and any other documents prepared in connection herewith or therewith and required to be paid by Seller pursuant to Article 27(b). (c) Conditions Precedent to All Transactions. Buyer’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent to the satisfaction of Buyer and its counsel, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale: (i) Transaction Approval. Buyer shall have (A) determined on the related Purchase Date, in its sole discretion, that each related proposed Purchased Asset is an Eligible Asset and (B) received internal credit approval with respect to the proposed Transaction, each of the foregoing, as evidenced by Buyer’s execution and delivery of a Confirmation with respect thereto. (ii) Maximum Facility Purchase Price; NPA/REO Concentration Limit. The sum of (A) the aggregate unpaid Repurchase Price for all outstanding Transactions (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period) and (B) the requested Purchase Price for the pending Transaction shall not exceed an amount equal to the Maximum Facility Purchase Price. The NPA/REO Concentration Limit shall not be violated after giving effect to the requested Transaction.

-35- ACTIVE\1638361180.2 (iii) Confirmation. Seller shall have no less than ten (10) Business Days prior to the requested Purchase Date (or such shorter time approved by Buyer in its sole discretion): (A) given notice to Buyer of the proposed Transaction by delivering to Buyer an executed and completed confirmation substantially in the form of Exhibit II-A hereto (a “Confirmation”). The Confirmation shall be signed by a Responsible Officer of Seller; provided, however, that Buyer shall not be liable to Seller if it inadvertently acts on a Confirmation that has not been signed by a Responsible Officer of Seller; and (B) with respect to each Eligible Asset subject to the pending Transaction, delivered to Buyer the documents required pursuant to Exhibit VII hereto in accordance with the time frames set forth therein (unless otherwise waived by Buyer). (iv) Custodial Delivery. Within the timeframe required by the Custodial Agreement for such Eligible Asset, Seller shall have delivered to Custodian (or a bailee pursuant to a Bailee Agreement), in accordance with the Custodial Agreement, the Custodial Delivery and the Purchased Asset File with respect to each Eligible Asset. (v) Confirmation by Bailee. With respect to any Wet Purchased Asset, (A) Seller shall have delivered to Bailee the related Purchased Asset File; (B) the related Bailee shall have confirmed possession of the related Purchased Asset File in accordance with the related Bailee Agreement; (C) the Bailee shall have delivered to Buyer the Bailee Letter, duly executed and completed by the parties thereto; and (D) the related Settlement Agent shall have delivered to Buyer the duly executed and completed Bailee Agreement. (vi) Due Diligence Review. Buyer shall have the right to request such additional diligence materials with respect to a proposed Purchased Asset (and/or with respect to a Senior Interest or Mezzanine Loan, the related Whole Loan) as Buyer deems necessary in its sole discretion. Buyer shall have completed its due diligence investigation of the Eligible Assets (including without limitation, confirmation by Buyer that it meets any applicable Qualified Transferee Requirements) subject to the pending Transaction and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Eligible Assets and, in accordance with Article 28, each Seller Party, as Buyer in its sole and absolute discretion deems appropriate to review and such review shall be satisfactory to Buyer in its sole and absolute discretion (the “Pre-Purchase Due Diligence”) and has determined, in its sole and absolute discretion, to purchase any or all of the Eligible Assets proposed to be sold to Buyer by Seller. Buyer shall inform Seller of its determination with respect to any such proposed Transaction solely in accordance with Exhibit VII hereto. (vii) Countersigned Confirmation. Buyer shall have delivered to Seller a countersigned copy of the related Confirmation described in clause (iii)(A) above. (viii) No Default. No Default or Event of Default shall have occurred and be continuing under this Agreement or any other Transaction Document;

-36- ACTIVE\1638361180.2 (ix) No Material Adverse Effect. No event shall have occurred and be continuing which has, or would reasonably be expected to have, a Material Adverse Effect. (x) Waiver of Exceptions. Buyer shall have waived in writing all exceptions in the related Requested Exceptions Report, as evidenced by Buyer’s execution of the Confirmation to which such Requested Exceptions Report is attached. (xi) Representations and Warranties. The representations and warranties made by Seller in Article 10 shall be true and correct in all material respects (without duplication of any materiality qualifier set forth in such representation) on and as of the Purchase Date for the pending Transaction with the same force and effect as if made on and as of such date (except for (x) if any such failure to be true and correct is disclosed by Seller pursuant to a Requested Exceptions Report approved by Buyer or (y) if any such representation or warranty is expressly stated to have been made as of a specific date) as of such specific date. (xii) Acknowledgment of Servicer. Buyer shall have received from Servicer a written acknowledgment (which may be via email) that each Eligible Asset to be sold to Buyer will be serviced in accordance with the Servicing Agreement as of the related Purchase Date, which acknowledgment may be deemed to be satisfied by the delivery of a Servicer Letter in accordance with Article 29(c) hereof. (xiii) No Margin Deficit. Immediately prior to and after giving effect to the requested Transaction (including in the event any existing Margin Deficit immediately prior to the Transaction is cured through consummation of the Transaction), (a) no Margin Deficit shall exist with respect to the proposed Purchased Asset and (b) no Margin Deficit for which a Margin Call has been delivered shall exist with respect to any other Purchased Asset. (xiv) Receipt of Trust Receipt. Buyer shall have received from Custodian on each Purchase Date (other than with respect to a Wet Purchased Asset) a Trust Receipt accompanied by an Asset Schedule and Exception Report with respect to each Eligible Asset to be sold to Buyer, dated the Purchase Date, duly completed and with exceptions acceptable to Buyer in its sole discretion in respect of Eligible Assets to be purchased hereunder on such Purchase Date. With respect to a Wet Purchased Asset, Buyer shall have received from Custodian within the time frame specified in the Custodial Agreement a Trust Receipt accompanied by an Asset Schedule and Exception Report with respect to such Purchased Asset sold to Buyer, duly completed. (xv) Seller Release Letter. Buyer shall have received from Seller a Release Letter covering each Eligible Asset to be sold to Buyer. (xvi) No Change in Law. Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions.

-37- ACTIVE\1638361180.2 (xvii) Repurchase Date. The Repurchase Date for such Transaction is not later than the Stated Termination Date. (xviii) Security Interest. Seller shall have taken such other action as is necessary in the reasonable opinion of Buyer, at Buyer’s request in order to transfer the Eligible Assets being transferred to Buyer pursuant to this Agreement and to perfect all security interests granted under this Agreement or any other Transaction Document in favor of Buyer as secured party under the UCC with respect to such Eligible Assets. (xix) True Sale. If such Purchased Asset is transferred to Seller from an Affiliated Transferor or prior to being acquired by Seller such Purchased Asset is transferred between any Affiliated Transferors, then Seller shall either (A) deliver to Buyer a true sale opinion from outside counsel in form and substance reasonably acceptable to Buyer with respect to the transfer of such Purchased Asset to Seller from such Affiliated Transferor and any other interim transfers of such Purchased Asset between Affiliated Transferors or (B) satisfy the Affiliated Transferor Pledge Agreement Requirements with respect to such Purchased Asset. (xx) Further Assurances. Buyer shall have received all such other and further documents, documentation and legal opinions as Buyer shall have reasonably required. (xxi) Payment of Fees. Buyer shall have received payment from Seller of all out- of-pocket costs and expenses of Buyer actually incurred in connection with the Transaction (including reasonable out-of-pocket fees and costs of outside counsel) and any Annual Fee then due and payable pursuant to the Fee Letter; provided, that Seller agrees to pay all such costs and expenses with respect to any proposed Asset that Buyer determines will not be a Purchased Asset within [******] Business Days of Buyer’s written notice of such determination. (xxii) Other Documents. Buyer, Custodian or a bailee pursuant to a Bailee Agreement shall have received all such other and further documents, documentation and legal opinions (including, without limitation, opinions regarding the perfection of Buyer’s security interests) as Buyer in its reasonable discretion shall require including, but not limited to, endorsements in blank of the original Mortgage Note, Senior Interest Note and, as applicable, the Mezzanine Note and the original certificate evidencing the Capital Stock securing such Mezzanine Loan and assignments in blank of the underlying Mortgage and related Mortgage documents. (d) Early Repurchase; Mandatory Repurchase; Purchase Price Reduction; Early Termination. (i) Early Repurchase. Seller shall be entitled to terminate a Transaction on demand and repurchase the Purchased Asset subject to such Transaction on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”); provided, however, that: (A) no later than five (5) Business Days prior to such Early Repurchase Date (or such later date as agreed to by Buyer), Seller notifies Buyer in writing of its intent to terminate such Transaction and repurchase such Purchased Asset,

-38- ACTIVE\1638361180.2 setting forth the Early Repurchase Date and identifying with particularity the Purchased Asset to be repurchased on such Early Repurchase Date; provided that, (x) Seller shall have the right to revoke such notice at any time prior to such Early Repurchase Date and (y) the Early Repurchase Date may be the same Business Day written notice is delivered in the event such repurchase shall cure a Default, Event of Default or Margin Deficit; (B) no monetary or material non-monetary Default or Event of Default shall have occurred and be continuing both as of the date notice is delivered pursuant to Article 3(d)(i) above and as of the applicable Early Repurchase Date, unless such monetary or material non-monetary Default or Event of Default is cured by such repurchase; (C) on such Early Repurchase Date, Seller pays to Buyer an amount equal to the Repurchase Price for the applicable Purchased Asset and any other amounts payable under this Agreement, including, without limitation, any amount payable pursuant to Article 6(c)(ii) or any Exit Fee payable pursuant to the Fee Letter, against transfer to Seller or its designated agent of such Purchased Asset; (D) no Margin Deficit for which a Margin Call has been delivered shall exist as of the applicable Early Repurchase Date unless such Margin Deficit is cured contemporaneously with such repurchase; and (E) with respect to any voluntary repurchase, so long as no Default or Event of Default has occurred and is continuing, no Purchased Asset is the subject of a Mandatory Early Repurchase Event as to which such Seller is in the process of terminating the related Transaction pursuant to Article 3(d)(iv) (unless an amount in excess of the Repurchase Price up to the outstanding principal balance of the Purchased Asset is also paid to Buyer to reduce the Purchase Price of any Purchased Asset subject to a Mandatory Early Repurchase Event until the Purchase Price for the applicable Purchased Asset is reduced to the amount required under clauses (A), (B) or (C) of Article 3(d)(iv), as applicable). (ii) [Reserved]. (iii) Mandatory Repurchase. With respect to any Purchased Asset, as to which Buyer has notified Seller or Seller has Knowledge that a Mandatory Early Repurchase Event has occurred and is continuing, subject to Article 3(d)(iv) below, Seller shall be required to terminate the relevant Transaction and repurchase such Purchased Asset and pay to Buyer cash in an amount equal to the Repurchase Price for such Purchased Asset by not later than the Required Payment Time. In the event a Mandatory Early Repurchase Event or Early Repurchase Date occurs with respect to a Purchased Asset which is a Whole Loan, Senior Interest or Mezzanine Loan and the Related Purchased Asset secured directly or indirectly by the same Mortgaged Property is also a Purchased Asset, then such Mandatory Early Repurchase Event shall be deemed to occur (or Early Repurchase Date shall be required to occur) with respect to all Purchased Assets that are secured directly or indirectly by the same Mortgaged Property.

-39- ACTIVE\1638361180.2 (iv) Extension of Repurchase Timing for Non-Performing Purchased Assets. Notwithstanding Article 3(d)(iii), with respect to any Purchased Asset that has become a Non-Performing Purchased Asset or become subject to a Mandatory Early Repurchase Event, at any time prior to the Required Payment Time, Seller may notify Buyer in writing (which may be via email) that Seller is electing to extend the period within which Seller is required to terminate the relevant Transaction and repurchase such Purchased Asset to a period that is [******] days following the date on which such Purchased Asset became a Non-Performing Purchased Asset (the “NPA Extension Period”); provided that, any such extension of the repurchase timing shall be subject to the following terms and conditions: (A) by not later than the [****] Business Day following the date on which such Purchased Asset became a Non-Performing Purchased Asset, Seller shall make a payment to Buyer in reduction of the outstanding Purchase Price for such Purchased Asset by an amount equal to the lesser of (I) the amount which reduces the Effective Purchase Price Percentage of such Purchased Asset by [***] (e.g., if the Effective Purchase Price Percentage is [***]) as of such date of determination, the Effective Purchase Price Percentage shall be reduced to [***])) and (II) the amount necessary to reduce the Purchase Price LTV of such Purchased Asset to [****]; (B) by not later than[***] calendar days after the date on which such Purchased Asset became a Non-Performing Purchased Asset, Seller shall make a payment to Buyer in reduction of the outstanding Purchase Price for such Purchased Asset by an amount equal to the lesser of (I) the amount which reduces the Effective Purchase Price Percentage of such Purchased Asset by an additional [******] (e.g., if the Effective Purchase Price Percentage is [******] as of such date of determination, the Effective Purchase Price Percentage shall be reduced to [******] and (II) the amount necessary to reduce the Purchase Price LTV of such Purchased Asset to [******]; and (C) by not later than [******] days following the date on which such Purchased Asset became a Non-Performing Purchased Asset, Seller shall terminate the related Transaction and pay to Buyer the outstanding Repurchase Price for such Purchased Asset (unless such Purchased Asset is the subject of an REO Conversion during such [******] day period, in which event the terms, conditions and provisions of Article 30 shall control). Failure of Seller to make the Required NPA Paydown Amounts or to pay the Repurchase Price for any Non-Performing Purchased Asset in accordance with this Article 3(d)(iv) shall be an immediate Event of Default under this Agreement; provided that the foregoing shall not apply with respect to any Non-Performing Purchased Asset that has been the subject of an REO Conversion, in which case the resulting REO Asset shall instead be repurchased on the applicable Repurchase Date set forth in Article 30(c). (v) Purchase Price Reduction. On any Business Day before the Repurchase Date for a Purchased Asset, upon two (2) Business Days’ prior written notice to Buyer, Seller shall have the right, from time to time, to transfer cash to Buyer for the purpose of

-40- ACTIVE\1638361180.2 reducing the Purchase Price of, but not terminating, a Transaction and without the release of any Collateral; provided, that (y) no such advance notice shall be required with respect to any payment made by Seller to cure a Margin Deficit, Default or Event of Default and (z) each such transfer of cash shall be in a minimum amount equal to [******]. (vi) Early Termination. Seller shall be entitled to terminate this Agreement and the other Transaction Documents on any date prior to the then scheduled Termination Date (the “Early Termination Date”); provided, however, that: (A) Seller notifies Buyer in writing at least five (5) days before the Early Termination Date of its intent to terminate this Agreement and the other Transaction Documents; (B) subject to the satisfaction of the provisions set forth in Article 3(e), Seller repurchases all of the Purchased Assets on or before the Early Termination Date; (C) Seller pays the Purchase Price Differential and all Repurchase Obligations then due pursuant to the Transaction Documents on the Early Termination Date; and (D) Seller pays to Buyer the Exit Fee, as applicable. (e) Repurchase on the Repurchase Date. On the Repurchase Date for any Transaction, termination of the Transaction will be effected by transfer to Seller of the Purchased Assets being repurchased along with any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Article 5) against the simultaneous transfer of the Repurchase Price for such Purchased Asset to an account of Buyer; provided that Buyer shall have no obligation to permit Seller to repurchase individual Purchased Assets if an Event of Default shall have occurred and be continuing, other than (I) if such Event of Default would be cured in its entirety by the repurchase of such Purchased Asset or such Event of Default is concurrently cured in its entirety in accordance with this Agreement, or (II) in connection with a repayment in full of any Purchased Asset giving rise to such Event of Default by the Mortgagor thereunder; provided that Seller delivers to Buyer for application in accordance with Article 5(f) or 5(g) an amount equal to one hundred percent (100%) of the Principal Payment received by Seller with respect to such Purchased Asset. Promptly following such Repurchase Date for a Purchased Asset and satisfaction of the conditions in the preceding sentence, and so long as no Event of Default shall have occurred and be continuing, Buyer’s security interest in the related Collateral shall terminate in accordance with Article 7(b). (f) Termination Date Extension. Seller shall have the option, exercisable by written notice to Buyer delivered no later than thirty (30) days but not more than ninety (90) days prior to the Stated Termination Date and subject to Buyer’s consent (which consent may be granted or withheld in Buyer’s sole and absolute discretion), to extend the Stated Termination Date for an additional one (1) year period ending on the one (1) year anniversary of the Stated Termination Date, which extension shall be conditioned upon:

-41- ACTIVE\1638361180.2 (i) Provided that (x) all of the extension conditions listed below shall have been satisfied and (y) Buyer shall have consented to such extension in writing (which consent may be granted or withheld in Buyer’s sole and absolute discretion), Seller shall have the option to extend the Stated Termination Date for an additional one (1) year period ending on the one (1) year anniversary of the Stated Termination Date (the “Extension Period”). (A) no Material Adverse Effect, Default or Event of Default shall have occurred and be continuing as of the commencement of the Extension Period; (B) the NPA/REO Concentration Limit shall not be exceeded as of the Stated Termination Date; (C) at the commencement of the Extension Period, no Margin Deficit for which a Margin Call has been delivered shall exist; and (D) all representations and warranties made by any Seller Party in the Transaction Documents shall be true and correct in all material respects as of the Stated Termination Date. (g) Term Out Period. (i) Seller shall have the option exercisable by written notice to Buyer delivered no later than thirty (30) days, but not more than ninety (90) days, prior to the Stated Termination Date, to extend the Stated Termination Date for a period not to exceed the Term Out Period, which extension shall be conditioned upon: (A) no monetary or material non-monetary Default or Event of Default shall have occurred and be continuing; (B) all representations and warranties made by Seller in Article 10 shall be true and correct in all material respects on and as of the first day of the Term Out Period with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); (C) the NPA/REO Concentration Limit shall not be exceeded as of the commencement of the Term Out Period; and (D) at the commencement of the Term Out Period, no Margin Deficit for which a Margin Call has been delivered shall exist. (ii) Seller shall not be permitted to enter into any new Transactions during the Term Out Period. (h) Future Advances. (i) In connection with the making of a future advance to the Mortgagor or Mezzanine Borrower under a Future Advance Purchased Asset, Seller may request an increase of the Purchase Price of such Future Advance Purchased Asset in an amount not to exceed the product of (A) the principal balance of the future advance made by Seller and (B) the

-42- ACTIVE\1638361180.2 Effective Purchase Price Percentage of such Purchased Asset; provided that (1) each such increase request shall be for an amount of not less than [****] and (2) Seller shall not request more than one (1) increase with respect to the same Purchased Asset during any thirty (30) day period. Other than with respect to any Approved Future Fundings, any approval by Buyer of such increase of the Purchase Price shall be in writing and given in Buyer’s sole and absolute discretion. (ii) If such approval for a Purchase Price increase is granted (or, in the case of any Approved Future Funding, is not required), Buyer’s funding of such increase shall be subject to the satisfaction of the following conditions: (A) at least five (5) Business Days prior to the requested Purchase Price increase date, Buyer shall have received from Seller a request with respect to such increase in writing; (B) copies of all documentation actually submitted to Seller by Mortgagor or Mezzanine Borrower in connection with the applicable future advance, together with such other information and documentation with respect to such future advance as Buyer reasonably requests in each case, with respect to such other information and documentation, to the extent in Seller’s possession or reasonably obtainable by Seller; (C) all conditions precedent to such future advance under the related Purchased Asset Documents (a) have been satisfied in all material respects, as determined by Buyer in its sole discretion exercised in good faith, with evidence of satisfaction having been provided to Buyer or (b) have been specifically identified to Buyer in writing and waived by Buyer in writing; and (D) such other information and documentation (including, without limitation, either an updated title policy or an appropriate date-down endorsement) as Buyer reasonably requests, provided that such information and documentation are in Seller’s possession or reasonably obtainable by Seller; (E) delivery by Seller to Buyer of an amended and restated Confirmation for the applicable Transaction which reflects the increase in the Purchase Price signed by a Responsible Officer of Seller, and delivery by Buyer to Seller of a countersigned copy of such amended and restated Confirmation; (F) the Effective Purchase Price Percentage after giving effect to such increase and the corresponding increase in the outstanding principal balance of the Purchased Asset shall not exceed the Maximum Purchase Price Percentage set forth in the related Confirmation for such Purchased Asset; (G) no Margin Deficit for which a Margin Call has been delivered shall exist immediately after such Purchase Price increase; (H) the sum, without duplication, of (x) the aggregate unpaid Repurchase Price for all outstanding Transactions (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period) and (y) the

-43- ACTIVE\1638361180.2 requested Purchase Price increase shall not exceed an amount equal to the Maximum Facility Purchase Price; (I) [*************************]; (J) no monetary or material non-monetary Default or Event of Default which has not been cured with respect to any Purchased Asset shall have occurred and be continuing either as of the date of such request or as of such Purchase Price increase date; (K) on or prior to the related Purchase Price increase date, Buyer shall have received a written certification by Seller stating that all conditions precedent to the funding of such future advance under the related Purchased Asset Documents have been satisfied in all material respects, as determined by Buyer in its sole discretion exercised in good faith, which certification may appear in the related amended and restated Confirmation; and (L) all representations and warranties made by any Seller Party in the Transaction Documents shall be true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) on and as of the related Purchase Price increase date. (iii) Upon the satisfaction of all conditions set forth in Article 3(h)(ii), as determined by Buyer in its sole discretion exercised in good faith, Buyer shall transfer the amount of the Purchase Price increase to an account of Seller or, if such increase is being funded on the same day as the future advance is being made to the related Mortgagor or Mezzanine Borrower, directly to the Mortgagor or Mezzanine Borrower, the Servicer or any title company, settlement agent or other Person, as agreed to by Buyer and Seller; provided that no such approval shall be required with respect to any Approved Future Funding to the extent that (x) the Buyer’s portion of such funding does not exceed the unfunded amount of the related future advance set forth in the related Confirmation for such Purchased Asset, and (y) Buyer has received a certification from the Servicer or Seller that the conditions precedent to the applicable Approved Future Funding have been satisfied and such amounts have been advanced by Seller. (iv) Seller acknowledges and agrees that, with respect to any Future Advance Purchased Asset, Seller shall advance, as and when required under the related Purchased Asset Documents, any and all future advance obligations and commitments thereunder; provided, however, if (A) all conditions precedent to such Approved Future Funding under the Transaction Documents and the related Purchased Asset Documents have been satisfied in all material respects, and (B) Buyer fails to fund the amount of Buyer’s Approved Future Funding set forth in the related Confirmation, Seller shall be required to fund only the portion of such future advance corresponding to Seller’s agreed share as set forth in the related Confirmation (e.g., [****]) and shall not be required to fund the portion corresponding to Buyer’s Future Funding Advance Obligations; provided, further, that Seller shall not be in default under this Agreement solely by reason of failing to fund such portion corresponding to Buyer’s Approved Future Funding.

-44- ACTIVE\1638361180.2 (i) Margin Excess. With respect to any Purchased Asset, Seller may submit to Buyer a written request, to be delivered no more frequently than twice each calendar month (in total together with any prepayments pursuant to Article 3(d)(v)) (a “Margin Excess Request”), requesting that Buyer make an additional advance (a “Margin Excess Advance”) with respect to such Purchased Asset in the amount requested by Seller in such Margin Excess Request that is not less than [******] (but not to exceed the Margin Excess for such Purchased Asset). Buyer shall by no later than 5:00 p.m. (New York City time) on the fifth (5th) Business Day following the Business Day of Buyer’s receipt of such Margin Excess Request, (x) transfer to Seller the amount of such Margin Excess Advance, and (y) deliver to Seller a revised Confirmation reflecting the corresponding increase in the Purchase Price of such Purchased Asset. Buyer’s disbursement of any Margin Excess Advance (if any) shall be subject to satisfaction of the following conditions precedent, as determined by Buyer in its sole discretion, exercised in good faith (or, in Buyer’s sole discretion, waived): (A) at least five (5) Business Days prior to the requested date of application, Buyer shall have received from Seller a Margin Excess Request identifying each Purchased Asset from which Margin Excess is proposed to be reallocated, the Purchased Asset subject to the applicable Margin Call and the proposed amount to be reallocated from each such Purchased Asset; (B) such other information and documentation with respect to the affected Purchased Assets and the related Mortgaged Properties as Buyer reasonably requests, provided that such information and documentation are in Seller’s possession or reasonably obtainable by Seller; (C) delivery by Seller to Buyer of amended and restated Confirmations for each affected Transaction which reflect the applicable increase or decrease in the Purchase Price signed by a Responsible Officer of Seller, and delivery by Buyer to Seller of countersigned copies of such amended and restated Confirmations; (D) no Margin Deficit for which a Margin Call has been delivered shall exist immediately after the Margin Excess Advance; (E) the aggregate amount of the increases in the Purchase Prices of the Purchased Assets, and the aggregate unpaid Repurchase Price for all outstanding Transactions (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period) shall not exceed the Maximum Facility Purchase Price; (F) [******]; (G) no monetary or material non-monetary Default or Event of Default shall have occurred and be continuing either as of the date of such Margin Excess Request or as of the date such Margin Excess Advance, unless such monetary or material non-monetary Default is cured by such application; and (H) all representations and warranties made by any Seller Party in the Transaction Documents, other than representations in Article 10(w) for Purchased Assets other than the Purchased Asset for which such Margin Excess Advance is

-45- ACTIVE\1638361180.2 being made, shall be true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) on and as of the date of such Margin Excess Advance. (j) NPA/REO Concentration Limit. In the event that the NPA/REO Concentration Limit is exceeded, then by not later than the Required Payment Time, Seller shall (at Seller’s election) either (i) repurchase, in whole or in part, one or more Purchased Assets that are Non- Performing Purchased Assets or that are or have been the subject of an REO Conversion, in such amounts as Seller elects, in the aggregate amount required to cause the NPA/REO Concentration Limit to be restored to compliance, or (ii) enter into a cash sweep to reduce the outstanding Purchase Price of the Purchased Assets that are Non-Performing Purchased Assets or that are or have been the subject of an REO Conversion, through the application of Principal Payments and Income on all Purchased Assets that would otherwise be distributed to Seller as described in Articles 5(f) and 5(g), applied pro rata among such Non-Performing Purchased Assets and REO Assets based on their respective outstanding Purchase Prices, until the NPA/REO Concentration Limit is no longer exceeded. ARTICLE 4 [RESERVED] ARTICLE 5 PAYMENTS; COLLECTION ACCOUNT (a) Currency. Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim. (b) Payment of Purchase Price Differential and Other Fees. On each Remittance Date, Seller shall pay to Buyer all accrued and unpaid Purchase Price Differential as of such Remittance Date and any other fees then due and payable in accordance with the Fee Letter and the other Transaction Documents. If the amounts applied by Buyer as provided in Article 5(f) or 5(g) are insufficient to pay all amounts due and payable from Seller to Buyer under this Agreement or any Transaction Document on a Remittance Date, the Repurchase Date, upon the occurrence of an Event of Default or otherwise, Seller shall nevertheless remain liable for and shall pay to Buyer when due all such amounts. (c) Timing and Wire Instructions. All payments required to be made directly to Buyer shall be made in accordance with the wiring instructions set forth below (or such other wire instructions provided by Buyer to Seller in writing), not later than 2:00 p.m. (New York City time) (or such other time set forth herein with respect to such payment), on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). [******]

-46- ACTIVE\1638361180.2 (d) Collection Account. Concurrently with the execution and delivery of this Agreement, Seller shall establish a segregated deposit account (the “Collection Account”) in the name of Seller for the benefit of Buyer at Account Bank. The Collection Account shall be subject to the Collection Account Control Agreement in favor of Buyer. (e) Payments. (A) Payments by Borrowers. Seller shall cause all Mortgagors, Mezzanine Borrowers and other obligors to make all payments in respect of the Purchased Assets to Servicer, and Seller shall cause Servicer to hold all such payments in the name of Servicer for the benefit of Buyer and to administer all such payments in accordance with the Servicing Agreement, as modified by any related Servicer Letter. (B) Remittances by Servicer. Seller shall cause Servicer to promptly remit or deposit, as applicable, and in any event no later than two (2) Business Days after receipt thereof, all Income in respect of the Purchased Assets (x) directly into the Collection Account, (y) directly to Servicer for deposit into the Servicer Account and no later than two (2) Business Days prior to each Remittance Date, from the Servicer Account to the Collection Account or (z) with respect to Principal Payments, to the extent provided by the Servicing Agreement, as modified by any related Servicer Letter, directly into the Collection Account for application in accordance with Article 5(f)(B). (C) Servicer Letter. If Buyer is at any time not a party to the Servicing Agreement, Seller shall cause any Servicer to execute and deliver a Servicer Letter in accordance with Article 29(e). (D) Remittances in Violation of Transaction Documents. If any Seller Party or any Affiliate thereof shall receive any Income with respect to a Purchased Asset other than by remittance from the Collection Account in accordance with this Article 5, such party shall (and Seller shall cause such party to) promptly (and in any case within one (1) Business Day after receipt thereof) remit such amounts directly into the Collection Account and Seller shall promptly (i) notify Buyer in writing of such remittance and in reasonable detail the circumstances thereof and (ii) instruct in writing (with copy of Buyer) any party which made such remittance to make any future remittances in accordance with the terms of the Transaction Documents. (E) Application. Amounts deposited in the Collection Account shall be remitted by Account Bank in accordance with the applicable provisions of Articles 5(f) and (g). (f) Remittances from the Collection Account (Other Than Principal Payments). So long as no Event of Default shall have occurred and be continuing, Account Bank shall remit on the Remittance Date all Income on deposit in the Collection Account (other than Principal Payments) in the following amounts and order of priority:

-47- ACTIVE\1638361180.2 (A) first, to pay all fees and other amounts then due and payable to Custodian pursuant to the Custodial Agreement, Account Bank under the Collection Account Control Agreement and Servicer pursuant to the Servicing Agreement (in each case, to the extent not previously paid and with respect to Servicer, other than permitted fees retained by Servicer under the applicable Servicer Letter); (B) second, to Buyer, an amount equal to all accrued and unpaid Purchase Price Differential then due and payable; (C) third, to Buyer, an amount equal to all accrued and unpaid amounts (if any) then due and payable pursuant to the Fee Letter; (D) fourth, to Buyer, an amount necessary to cure any unsatisfied Margin Deficit for which a Margin Call has been delivered; (E) fifth, to Buyer, an amount necessary to cure any unsatisfied breach of the NPA/REO Concentration Limit, to be applied on a pro rata basis in reduction of the outstanding Purchase Price of each Purchased Asset that is a Non-Performing Purchased Asset or that is or has been the subject of an REO Conversion, based on their respective outstanding Purchase Prices; (F) sixth, to Buyer, an amount equal to any other amounts then due and payable to Buyer under any Transaction Document, to be applied at Buyer’s sole discretion after reasonable consultation with Seller, including those amounts released to Buyer to be applied in reduction of the outstanding Repurchase Price of any Purchased Asset as to which a Mandatory Early Repurchase Event has occurred and is continuing in accordance with the terms of the Fee Letter; and (G) seventh, (i) if no monetary or material non-monetary Default has occurred and is continuing, any remainder shall be released to Seller, or (ii) if a monetary or material non-monetary Default has occurred and is continuing, but such monetary or material non-monetary Default is not an Event of Default, any remainder shall be held in the Collection Account as additional Collateral until such Default has been cured by Seller, as determined by Buyer in its sole discretion exercised in good faith; provided, further, that notwithstanding the foregoing, so long as no monetary Default or any Event of Default has occurred and is continuing on such Remittance Date, Seller shall be entitled upon written request to Buyer to receive amounts otherwise payable to Seller pursuant to this priority seventh in order for Guarantor to maintain its status as a REIT and to avoid entity level taxes under the Code (including under Section 4981 of the Code) in an amount up to the lesser of (x)[****] per month, and (y) the minimum amount required in order for Guarantor to maintain its status as a REIT and to avoid entity level taxes under the Code (including under Section 4981 of the Code) (such permitted distributions as described in this sentence, the “Permitted REIT Distributions”).

-48- ACTIVE\1638361180.2 (g) Remittances from the Collection Account (Principal Payments). So long as no Event of Default has occurred and is continuing, within two (2) Business Days after receipt by Account Bank of any Principal Payments on a Purchased Asset, Account Bank shall remit all such Principal Payments in the following amounts and order of priority: (A) first, to pay all fees and other amounts then due and payable to Custodian pursuant to the Custodial Agreement, Account Bank under the Collection Account Control Agreement and Servicer pursuant to the Servicing Agreement (in each case, to the extent not previously paid and with respect to Servicer, other than permitted fees retained by Servicer under the applicable Servicer Letter); (B) second, to Buyer, an amount equal to all accrued and unpaid Purchase Price Differential then due and payable; (C) third, to Buyer, an amount equal to all accrued and unpaid amounts (if any) then due and payable pursuant to the Fee Letter; (D) fourth, to Buyer to be applied in reduction of the Purchase Price of such Purchased Asset, an amount equal to the product of (x) the amount of such Principal Payment multiplied by (y) the related Effective Purchase Price Percentage for such Purchased Asset (or in the case of a Principal Payment in full, the amount necessary to reduce the outstanding Purchase Price of the related Purchased Asset to zero) together with accrued and unpaid Purchase Price Differential thereon; (E) fifth, with respect to any Purchased Asset that is a Non-Performing Purchased Asset for which Seller has elected the NPA Extension Period pursuant to Article 3(d)(iv), to Buyer to be applied on a pro rata basis in reduction of the outstanding Purchase Price of such Non-Performing Purchased Asset in the amount necessary to satisfy any Required NPA Paydown Amounts then due but unpaid pursuant to Article 3(d)(iv); (F) sixth, to Buyer, an amount necessary to cure any unsatisfied breach of the NPA/REO Concentration Limit, to be applied on a pro rata basis in reduction of the outstanding Purchase Price of each Purchased Asset that is a Non-Performing Purchased Asset or that is or has been the subject of an REO Conversion, based on their respective outstanding Purchase Prices; (G) seventh, during the Term Out Period, in the event that any Principal Payment of a Purchased Asset results, after such Principal Payment, in [******]Purchased Assets remaining subject to any Transactions, to Buyer, an amount up to [*****] of such Principal Payments not otherwise applied pursuant to priority fourth above, to be applied on a pro rata basis in reduction of the outstanding Purchase Price of such [******] Purchased Assets until the weighted- average Effective Purchase Price Percentage (weighted by outstanding Purchase Price) of the [******] remaining Purchased Assets then subject to Transactions shall equal [*****];

-49- ACTIVE\1638361180.2 (H) eighth, during the Term Out Period, in the event that any Principal Payment of a Purchased Asset results, after such Principal Payment, in [******] Purchased Assets remaining subject to any Transactions, to Buyer, an amount up to [*****] of such Principal Payments not otherwise applied pursuant to priority fourth above, to be applied on a pro rata basis in reduction of the outstanding Purchase Price of such [******] Purchased Assets until the weighted-average Effective Purchase Price Percentage (weighted by outstanding Purchase Price) of the [******] remaining Purchased Assets then subject to Transactions shall equal [*****]; (I) ninth, during the Term Out Period, in the event that any Principal Payment of a Purchased Asset results, after such Principal Payment, in [******] Purchased Asset remaining subject to any Transaction, to Buyer, an amount up to [*****] of such Principal Payments not otherwise applied pursuant to priority fourth above, to be applied in reduction of the outstanding Purchase Price of such [******] remaining Purchased Asset until the Effective Purchase Price Percentage of the [******] remaining Purchased Asset then subject to any Transaction shall equal [*****]; (J) tenth, to Buyer, an amount necessary to cure any unsatisfied Margin Deficit for which a Margin Call has been delivered; (K) eleventh, to Buyer, an amount equal to any other amounts then due and payable to Buyer under any Transaction Document (including any Annual Fee then due and payable); and (L) twelfth, (i) if no monetary or material non-monetary Default has occurred and is continuing, any remainder shall be released to Seller, or (ii) if a monetary or material non-monetary Default has occurred and is continuing, but such monetary or material non-monetary Default is not an Event of Default, any remainder shall be held in the Collection Account as additional Collateral until such Default has been cured by Seller, as determined by Buyer in its sole discretion; provided, further, that notwithstanding the foregoing, so long as no monetary Default or any Event of Default has occurred and is continuing on such Remittance Date, Seller shall be entitled upon written request to Buyer to receive amounts otherwise payable to Seller pursuant to this priority twelfth to make any Permitted REIT Distributions in an amount up to the lesser of (x) [*****] per month, and (y) the minimum amount required in order for Guarantor to maintain its status as a REIT and to avoid entity level taxes under the Code (including under Section 4981 of the Code) with respect to such Principal Payments. (h) Post-Event of Default Application of Income. Upon receipt of notice from Buyer that an Event of Default shall have occurred and is continuing, and so long as Buyer has not withdrawn such notice, Account Bank shall cease remitting funds to, or at the direction of, Seller pursuant to Article 5(f) and (g) and shall instead remit, on each Business Day beginning on the Business Day after receipt of such notice from Buyer, all amounts on deposit in the Collection Account as of the prior Business Day to Buyer for application to the Repurchase Obligations in

-50- ACTIVE\1638361180.2 such order of priority as Buyer shall determine in its sole and absolute discretion, and, after the Repurchase Obligations are paid in full, any remaining amounts shall be remitted promptly to whomever is lawfully entitled to such amounts. (i) Payments of Repurchase Price. Except as expressly set forth herein, any amounts paid toward the Repurchase Price for any Purchased Asset shall be applied by Buyer to any items constituting the Repurchase Price thereof in such order of priority as Buyer shall determine in its sole and absolute discretion. (j) Account Bank Instructions. All remittances by Account Bank shall be made (i) so long as no Event of Default shall have occurred and be continuing, in accordance with instructions received from Seller or any Servicer on its behalf and approved by Buyer, and (ii) during the continuance of an Event of Default, in accordance with instructions received from Buyer. ARTICLE 6 REQUIREMENTS OF LAW; BENCHMARK REPLACEMENT; TAXES (a) Requirements of Law. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Buyer (A) to enter into Transactions, then any commitment of Buyer hereunder to enter into any Transaction shall forthwith be canceled, or (B) to maintain or continue any Transaction, and Buyer does not have any means of complying with Requirements of Law other than to terminate such Transaction after exercising commercially reasonable efforts to comply with such Requirements of Law without having to terminate such Transaction, then a Repurchase Date for such Transaction shall occur on the later to occur of (x) the date that is [*****] Business Days after delivery of written notice thereof from Buyer to Seller and (y) the next Remittance Date, or on such earlier date as may be required by law. In exercising its rights under this Article 6(a), Buyer shall exercise its rights and remedies in a manner which is similar to the manner in which Buyer is contemporaneously exercising similar remedies in repurchase agreements, warehouse facilities, credit facilities or other similar arrangements which finance commercial real estate mortgage loans with similarly situated counterparties. If any such conversion of a Transaction occurs on a day that is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Buyer any applicable Breakage Costs. In addition, Buyer will provide Seller with notice promptly after any such determination under this Article 6(a) is made. (i) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made subsequent to the date hereof: (A) shall subject Buyer to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to the Transaction Documents, any Purchased Asset or any Transaction;

-51- ACTIVE\1638361180.2 (B) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer that is not otherwise included in the determination of the Benchmark hereunder; or (C) shall impose on Buyer any other condition (excluding, for the avoidance of doubt, any Tax); and the result of any of the foregoing is to increase the cost to Buyer, by an amount that Buyer deems, in the exercise of its reasonable business judgment, to be material, of entering into, continuing or maintaining Transactions or to reduce in a material manner any amount receivable under the Transaction Documents in respect thereof; then, in any such case, Seller shall within [*****] Business Days after written demand by Buyer, together with a reasonably detailed written explanation of such additional amounts, pay Buyer the actual cost of any additional amounts necessary to compensate Buyer for such increased cost or reduced amount receivable. In exercising its rights under this Article 6(a)(i), Buyer shall exercise its rights and remedies in a manner which is similar to the manner in which Buyer is contemporaneously exercising similar remedies in repurchase agreements, warehouse facilities, credit facilities or other similar arrangements which finance commercial real estate mortgage loans with similarly situated counterparties. In addition, Buyer will use commercially reasonable efforts to provide Seller with notice as soon as reasonably practicable of any demand for any additional amounts payable by Seller under this Article 6(a)(i). Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be conclusive evidence of such additional amounts absent manifest error. This covenant shall survive the termination and the repurchase by Seller of any or all of the Purchased Assets. (ii) If Buyer shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has, or will have, the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer, in the exercise of its reasonable business judgment, to be material, then from time to time, within [*****] Business Days of submission by Buyer to Seller of a written request therefor together with a detailed written explanation of such amounts, Seller shall pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction as long as such additional amount is also assessed against sellers under similar repurchase facilities for similar assets with Buyer. Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be conclusive evidence of such additional amounts absent manifest error. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets.

-52- ACTIVE\1638361180.2 (b) (i) Benchmark Conversion Election. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Pricing Rate Determination Date in respect of any determination of the Benchmark (or published component used in the calculation thereof) for any Pricing Rate Period (as determined by Buyer in its sole and absolute discretion (which determination shall be conclusive and binding upon Seller absent manifest error)), Buyer shall have the sole and exclusive right to elect to replace the then-current Benchmark (or such component thereof) with a Benchmark Replacement selected by Buyer for all purposes under this Agreement and under any other Transaction Document in respect of such determination and all determinations on all subsequent dates (without any amendment to, or further action or consent of Seller). (ii) Conforming Changes. In connection with the use or implementation of any Benchmark or Benchmark Replacement, as applicable, Buyer shall have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary in this Agreement or in any other Transaction Documents, any amendments implementing such Conforming Changes shall become effective without any further action or consent of Seller. (iii) Benchmark Notice. Buyer shall promptly notify Seller of (i) the occurrence of a Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement and (iii) the effectiveness of any related Conforming Changes (such notice, the “Benchmark Notice”). From and after the Benchmark Replacement Date related to such Benchmark Notice, the specified Benchmark Replacement shall be the Benchmark (or shall replace the published component used in the calculation thereof, as applicable) for all purposes under this Agreement, each of the other Transaction Documents and every Transaction hereunder. (iv) Benchmark Unavailability Period. During the Benchmark Unavailability Period for any Transaction, such Transaction shall be converted automatically to accrue interest at the Prime Rate in accordance with the definition of “Benchmark” on the next Pricing Rate Determination Date or within such earlier period as may be required by law. If any such conversion of a Transaction occurs on a day that is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Buyer any applicable Breakage Costs in connection with any such conversion of a Transaction. (v) Standards for Decisions and Determinations. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, any determination, decision or election that may be made by Buyer pursuant to this Article 6(b), including, but not limited to, any determination of any Benchmark Transition Event, any election to replace the then-current Benchmark (or published component used in the calculation thereof) with a Benchmark Replacement, any Benchmark Notice or any selection of the Benchmark Replacement, the related Benchmark Replacement Adjustment or any related Conforming Changes or any other determination, decision or election with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive

-53- ACTIVE\1638361180.2 and binding absent manifest error and may, subject to the express terms of this Agreement, be made in the sole discretion of Buyer without consent from Seller. (vi) Benchmark Rate Disclaimer. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Term SOFR or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Buyer and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Seller. Buyer may select information sources or services in its reasonable discretion to ascertain Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to Seller or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. (c) (i) Any and all payments by or on account of any obligation of Seller under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Requirement of Law. If any Requirement of Law requires the deduction or withholding of any Tax from any payment by Seller, then such deduction or withholding shall be made and the amount so deducted or withheld shall be timely paid to the relevant Governmental Authority in accordance with the applicable Requirement of Law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this paragraph (c)) the applicable Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made. (ii) Seller shall timely pay, without duplication of any other amounts payable by Seller under this Agreement, any Other Taxes (i) imposed on Seller to the relevant Governmental Authority in accordance with Requirements of Law, and (ii) imposed on Buyer, as the case may be, upon written notice from Buyer setting forth in reasonable detail the calculation of such Other Taxes. (iii) Seller shall indemnify each Buyer, within [*****] Business Days after demand therefor, for the full amount, without duplication, of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this paragraph (c)) payable or paid by such Buyer or required to be withheld or deducted from a payment to such Buyer and any reasonable expenses arising therefrom or

-54- ACTIVE\1638361180.2 with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority provided that if Seller reasonably believes that such Taxes were not correctly or legally asserted, Buyer will use reasonable efforts to cooperate with Seller to obtain a refund of such Taxes (which shall be repaid to Seller) so long as such efforts would not, in the sole determination of Buyer, result in any additional out-of-pocket costs or expenses not reimbursed by Seller or be otherwise materially disadvantageous to Buyer. A certificate as to the amount of such payment or liability delivered to Seller by a Buyer shall be conclusive absent manifest error. (iv) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations of each party contained in this Article 6(c) shall survive the termination of this Agreement, any assignment of rights by, or the replacement of, a Buyer, and the repayment, satisfaction of the Repurchase Obligations or discharge of all obligations under the Transaction Documents. Nothing contained in this Article 6(c) shall require Buyer to make available any of its tax returns or other information that it deems to be confidential or proprietary. (v) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under the Transaction Documents, Buyer shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Article 6(c)(vi)(A), (vi)(B) and (vi)(D) below) shall not be required if in the Buyer’s reasonable judgment such completion, execution or submission would subject such Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer. (vi) Without limiting the generality of the foregoing, in the event that Seller is a U.S. Person: (A) Any Buyer that is a U.S. Person shall deliver to Seller on or about the date on which such Buyer becomes a Buyer under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of IRS Form W-9 certifying that such Buyer is exempt from U.S. federal backup withholding tax. (B) Any Buyer that is not a U.S. Person (a “Non-U.S. Buyer”) shall, to the extent it is legally entitled to do so, deliver to Seller on or about the date on which such Non-U.S. Buyer becomes a Buyer under this Agreement whichever of the following is applicable: (a) in the case of a Non-U.S. Buyer claiming the benefits of an income tax treaty to which the United States is a party, an IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal

-55- ACTIVE\1638361180.2 withholding Tax with respect to any payments made under any Transaction Documents; (b) executed copies of IRS Form W-8ECI; (c) in the case of a Non- U.S. Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Non-U.S. Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Seller within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to Seller as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; and (d) to the extent a Non-U.S. Buyer is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W- 8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Buyer is a partnership and one or more direct or indirect partners of such Non-U.S. Buyer are claiming the portfolio interest exemption, such Non-U.S. Buyer may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner. (C) If a payment made to a Buyer under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with their obligations under FATCA and to determine that such Buyer has complied with such Buyer’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (D) Each Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller of its legal inability to do so. (vii) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this paragraph (c) (including by the payment of additional amounts pursuant to this paragraph (c)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this paragraph (c) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (c)(vii) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party

-56- ACTIVE\1638361180.2 is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (c)(vii), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (c)(vii) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. ARTICLE 7 SECURITY INTEREST (a) Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets (other than as described in Article 23(f)). However, in order to preserve Buyer’s rights under the Transaction Documents, in the event that a court or other forum re-characterizes the Transactions hereunder as other than sales, and as security for the performance by Seller of all of Seller’s obligations to Buyer under the Transaction Documents and the Transactions entered into hereunder, or in the event that a transfer of a Purchased Asset is otherwise ineffective to effect an outright transfer of such Purchased Asset to Buyer, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, subject to the terms and conditions of this Agreement, to Buyer to secure the payment of the Repurchase Price on all Transactions to which it is a party and all other amounts owing by it to Buyer hereunder, including, without limitation, amounts owing pursuant to Article 27, and under the other Transaction Documents (collectively, the “Repurchase Obligations”). Seller agrees to mark its books and records to evidence the interests granted to Buyer hereunder. Without limiting the generality of the foregoing and for the avoidance of doubt, if any determination is made that any Mezzanine Loan which is a Purchased Asset was not sold by Seller to Buyer pursuant to this Agreement, or that Mezzanine Loans do not qualify for the safe harbor treatment provided by the Bankruptcy Code, then Seller hereby pledges, assigns and grants to Buyer as further security for Seller’s obligations to Buyer hereunder a continuing first priority security interest in and Lien upon each such Mezzanine Loan which constitutes a Purchased Asset hereunder, and Buyer shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect thereto (such pledge, the “Related Credit Enhancement”). For purposes of this Agreement, “Collateral” shall mean: (i) the Purchased Assets; (ii) all proceeds relating to the sale, securitization, liquidation or other disposition of the Purchased Assets; (iii) all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing; and

-57- ACTIVE\1638361180.2 (iv) all replacements, substitutions or distributions on or proceeds, payments, income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing. (b) Seller, as of the Closing Date, hereby assigns, pledges and grants a security interest, subject to the terms and conditions of this Agreement, in all of its right, title and interest in, to and under the Collection Account and the Servicer Account and all monies from time to time on deposit in the Collection Account and the Servicer Account and any and all replacements, substitutions, distributions on, income relating to or proceeds of any and all of the foregoing, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to Buyer to secure the Repurchase Obligations. (c) Buyer’s security interest in the Collateral, the Collection Account and the Servicer Account shall terminate only upon satisfaction of the Repurchase Obligations, provided that, so long as no Event of Default shall have occurred and be continuing, Buyer’s security interest with respect to any Purchased Asset shall terminate automatically effective upon the repurchase thereof in accordance with the terms of this Agreement and receipt by Buyer of the Repurchase Price therefor. Upon such satisfaction and upon request by Seller, Buyer shall, at Seller’s sole expense, deliver to Seller such UCC termination statements and other release documents as may be commercially reasonable and return (or approve the return by Custodian in accordance with the Custodial Agreement, as applicable) the Purchased Assets to Seller and reconvey the Purchased Items to Seller and release its security interest in the Collateral, the Collection Account and the Servicer Account, such release to be effective automatically without further action by any party. For purposes of the grant of the security interest pursuant to this Article 7, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”). For purposes of the perfection of the security interest pursuant to this Article 7, the Collection Account Control Agreement shall be deemed to constitute an account control agreement under Section 9-104(a)(4) of the UCC. Buyer shall have all of the rights and, upon the occurrence and during the continuance of an Event of Default, may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York. In furtherance of the foregoing, (i) Buyer, at Seller’s sole cost and expense, as applicable, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Seller upon completion thereof, and (ii) Seller shall from time to time take such further actions as may be requested by Buyer in its sole discretion, to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Buyer hereunder). Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller. (d) Seller acknowledges that it has no rights to service the Purchased Assets but only has rights granted to it pursuant to Article 29. Without limiting the generality of the foregoing and the grant of a security interest pursuant to Article 7(a), and in the event that Seller is deemed by a court, other forum or otherwise to retain any residual Servicing Rights (notwithstanding that such Servicing Rights are Purchased Items hereunder), and for the avoidance of doubt, Seller hereby acknowledges and agrees that the Servicing Rights constitute Collateral hereunder for all purposes. The foregoing provision is intended to constitute a security agreement or arrangement or other

-58- ACTIVE\1638361180.2 credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. (e) Seller agrees, to the extent permitted by any Requirement of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Asset or Mortgaged Property may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets (subject to Buyer’s obligation to transfer the Purchased Assets to Seller, if applicable), or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives until the Repurchase Obligations are paid in full and this Agreement is terminated, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets marshaled upon any such sale, and agrees that, upon the occurrence and during the continuance of an Event of Default, Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets individually or collectively (in any number of parts) as Buyer or such court may determine. ARTICLE 8 TRANSFER AND CUSTODY (a) On the Purchase Date for each Transaction, ownership of the related proposed Purchased Assets and other Purchased Items shall be transferred to Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price for such Purchased Asset in immediately available funds to an account of Seller specified in the Confirmation relating to such Transaction and, upon satisfaction of the conditions precedent in Article 3(b) and (c), such proposed Purchased Asset shall become a Purchased Asset hereunder, with a simultaneous agreement by Buyer to transfer to Seller the Purchased Asset on the applicable Repurchase Date, against the transfer of funds by Seller, in an amount equal to the Repurchase Price. (b) Seller shall deposit the Purchased Asset Files representing the Purchased Assets, or direct (including through a bailee) that the Purchased Asset Files be deposited directly, with the Custodian in accordance with the Custodial Agreement. The Purchased Asset Files shall be maintained in accordance with the Custodial Agreement. If a Purchased Asset File is not delivered to Buyer or its designee (including the Custodian), such Purchased Asset File shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Asset File and the originals of the Purchased Asset File not delivered to Buyer or its designee (including the Custodian). The possession of the Purchased Asset File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Buyer. Seller or its designee (including the Custodian) shall release its custody of the Purchased Asset File only in accordance with a written request acknowledged in writing by Buyer and otherwise in accordance with the Custodial Agreement.

-59- ACTIVE\1638361180.2 (c) From time to time, Seller shall forward to the Custodian, with copy to Buyer, additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Asset approved (if and to the extent required) in accordance with the terms of this Agreement, and upon receipt of any such other documents (which shall be clearly marked as to which Purchased Asset File such documents relate), Custodian will be required to hold such other documents in the related Purchased Asset File in accordance with the Custodial Agreement. ARTICLE 9 SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS (a) Title to each Purchased Asset shall pass to Buyer on the related Purchase Date, and Buyer shall have free and unrestricted use of each Purchased Asset, subject, however, to the terms of this Agreement. Nothing in this Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets or otherwise selling, transferring, pledging, repledging, hypothecating or rehypothecating the Purchased Assets, all on terms that Buyer may determine in its sole and absolute discretion, but no such transaction shall relieve Buyer of (i) its obligations to transfer the same Purchased Assets to Seller pursuant to Articles 5(f) and 5(g) or (ii) its obligations to apply all amounts as required under Article 5(f). Notwithstanding the foregoing, Buyer agrees that, prior to the occurrence and continuance of an Event of Default, Buyer shall not sell, transfer, pledge, repledge, hypothecate or rehypothecate any Purchased Asset to any Prohibited Transferee. (b) Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Asset delivered to Buyer by Seller. Except to the extent expressly set forth in this Agreement or any other Transaction Document, no Purchased Asset shall remain in the custody of Seller or any Affiliate of Seller. ARTICLE 10 REPRESENTATIONS AND WARRANTIES Seller represents and warrants to Buyer as of the Closing Date, each Purchase Date, each Funding Date and each date of any Margin Excess Advance, as follows: (a) Organization. Seller (i) is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of its formation; (ii) has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted; and (iii) has the power to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents. (b) Authority. Seller represents that (i) it is duly authorized to execute and deliver the Transaction Documents to which it is a party, to enter into the Transactions contemplated hereunder and to perform its obligations under the Transaction Documents, and has taken all necessary action to authorize such execution, delivery and performance, and (ii) each person signing any Transaction Document on its behalf is duly authorized to do so on its behalf.

-60- ACTIVE\1638361180.2 (c) Due Execution and Delivery; Consideration. The Transaction Documents to which it is a party have been or will be duly executed and delivered by Seller, for good and valuable consideration. (d) Enforceability. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency and other limitations on creditors’ rights generally and to equitable principles. (e) Approvals and Consents. No consent, approval or other action of, or filing by, Seller with any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable, and any such consents, approvals and filings that have been obtained are in full force and effect). (f) Licenses and Permits. Seller is duly licensed, qualified and in good standing in every jurisdiction where such licensing, qualification or standing is necessary, and has all licenses, permits and other consents that are necessary, for the transaction of Seller’s business or the acquisition, origination (if applicable), ownership or sale of any Purchased Asset or other Purchased Item except, in each case, where failure to do so is not reasonably likely to result in a Material Adverse Effect. (g) Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to it contained in the Transaction Documents to which it is a party. (h) Non-Contravention. Neither the execution and delivery of the Transaction Documents, nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational or constitutional documents of Seller; (ii) any contractual obligation to which Seller is now a party or the rights under which have been assigned to Seller or the obligations under which have been assumed by Seller or to which the assets of Seller is subject or constitute a default thereunder, or result thereunder in the creation of or imposition of any lien upon any of the assets of Seller, other than pursuant to the Transaction Documents; (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Seller; or (iv) any applicable Requirement of Law, in each case of clauses (ii) through (iv) above, to the extent that such conflict or breach would have a Material Adverse Effect. (i) Litigation; Requirements of Law. Except as disclosed in writing to Buyer, there is no action, suit, proceeding, investigation or arbitration pending or, to Seller’s Knowledge, threatened in writing against Seller or Guarantor or any of their respective assets that (i) is in an amount greater than the applicable Litigation Threshold or (ii) if adversely determined is reasonably likely to result in any Material Adverse Effect. Seller is in compliance with all Requirements of Law, except where failure to comply could not be reasonably likely to result in a Material Adverse Effect. Seller is not in default in any material respects with respect to any

-61- ACTIVE\1638361180.2 judgment, order, writ, injunction, or decree of any arbitrator or Governmental Authority that is reasonably likely to result in a Material Adverse Effect or could reasonably be expected to constitute a Default or an Event of Default or that would adversely affect the legality, validity or enforceability of any Transaction Document. (j) No Outstanding Judgments. Except as disclosed in writing to Buyer, there are no judgments for an aggregate amount greater than the applicable Litigation Threshold against Seller or Guarantor unsatisfied of record or docketed in any court located in the United States of America. (k) No Bankruptcies. No Act of Insolvency has ever occurred with respect to any Seller Party. (l) Compliance with Law. Seller is in compliance in all material respects with all Requirements of Law, except where failure to comply could not be reasonably likely to result in a Material Adverse Effect. No Seller Party is in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority that is reasonably likely to result in a Material Adverse Effect. (m) Acting as Principal. Seller is engaging in the Transactions as principal. (n) No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of any Purchased Asset pursuant to any of the Transaction Documents. (o) No Default. No Default or Event of Default has occurred and is continuing under or with respect to the Transaction Documents that has not been disclosed to Buyer in writing. (p) [Reserved]. (q) No Material Adverse Effect. Except as disclosed in writing to Buyer, Seller has no Knowledge of any actual development, event or other fact that has not been disclosed in writing by Seller and would reasonably be expected to result in a Material Adverse Effect. (r) [Reserved]. (s) Full and Accurate Disclosure. All information, reports, statements, exhibits, schedules and certificates (i) furnished in writing by or on behalf of any Seller Party in connection with the negotiation, preparation or delivery of the Transaction Documents, or after the date hereof pursuant to the terms of any Transaction Document or (ii) included in any Transaction Document, when taken as a whole (to Seller’s knowledge, with respect to materials and information related to the Purchased Assets prepared by third parties), do not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made, or (in the case of projections) is or will be based on reasonable estimates, on the date as of which such information is stated or certified; provided that, with respect to financial projections, forecasts, budgets and other forward looking information, Seller represents only that such information was prepared in

-62- ACTIVE\1638361180.2 good faith based on assumptions believed by Seller to be reasonable at the time made and at the time such materials were so furnished. (t) Financial Information. All financial data concerning any Seller Party and, to Seller’s Knowledge as of the date of delivery, the Purchased Assets and other Purchased Items that has been delivered by or on behalf of any Seller to Buyer is true, complete and correct in all material respects on the date of the delivery thereof to Buyer when taken as a whole and in light of the circumstances under which the same has been delivered. All financial data concerning each Seller Party has been prepared fairly in accordance with GAAP consistently applied. All financial data concerning the Purchased Assets and the other Purchased Items has been prepared in accordance with standard industry practices. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no material adverse change in the financial position of any Seller Party or, to Seller’s Knowledge, in the results of operations of any Seller Party, or the Purchased Assets, which change is reasonably likely to result in a Material Adverse Effect. (u) Authorized Representatives. The duly authorized representatives of Seller are listed on, and true signatures of such authorized representatives are set forth on, Exhibit III hereto, or such other most recent list of authorized representatives substantially in the form of Exhibit III hereto as Seller may from time to time deliver to Buyer. (v) Chief Executive Office; Jurisdiction of Organization; Location of Books and Records. Each Seller Party’s chief executive office is located at the address for notices specified for such Seller Party on Exhibit I, unless such Seller Party has provided a new chief executive office address to Buyer in writing. Seller’s jurisdiction of organization is the State of Delaware. The location where Seller keeps its books and records, including all computer tapes and records relating to the Collateral, is its chief executive office. (w) Representations and Warranties Regarding the Purchased Assets. Each of the representations and warranties made in respect of the Purchased Assets, pursuant to Exhibit V are true, complete and correct in all material respects (without duplication of any materiality qualifiers set forth therein), except as disclosed in writing by Seller for any Purchased Asset, and reflected in a Requested Exceptions Report approved by Buyer in accordance with this Agreement. (x) Good Title to Purchased Asset. Immediately prior to the purchase of any Purchased Asset and other Purchased Items by Buyer from Seller, (i) such Purchased Asset and other Purchased Items are free and clear of any Lien or impediment to transfer (including any “adverse claim” as defined in Article 8-102(a)(1) of the UCC) (other than any such Lien or impediment to transfer that is released simultaneously with such purchase), (ii) such Purchased Asset and other Purchased Items are not subject to any right of set-off, any prior sale, transfer, assignment or participation (other than a transfer or chain of transfers from Affiliates of Seller to Seller on or prior to the Purchase Date), or any agreement by Seller to assign, convey, transfer or participate such Purchased Asset and other Purchased Items, in each case, in whole or in part, (iii) Seller is the sole record and beneficial owner of, and has good and marketable title to, and the right to sell and transfer, such Purchased Asset and other Purchased Items to Buyer, and (iv) Seller has the right to sell and transfer such Purchased Asset and other Purchased Items to Buyer. Upon the purchase of any Purchased Asset and other Purchased Items by Buyer from Seller, Buyer shall be the sole owner of such Purchased Asset and other Purchased Items free from any adverse claim,

-63- ACTIVE\1638361180.2 existing as of the Purchase Date, subject to the terms and conditions of the Purchased Asset Documents and Seller’s rights under this Agreement; provided, however, that to the extent that any Transaction is recharacterized as a secured financing of the Purchased Assets, Buyer will have a valid and perfected security interest in and to the Purchased Assets and Purchased Items as and to the extent provided in Article 10(y). (y) No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with any Purchased Asset or other Purchased Item, (ii) no agreements on the part of Seller to issue, sell or distribute any Purchased Asset or other Purchased Item and (iii) no obligations on the part of Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or interest therein, in each case, except, in each of the foregoing instances, as contemplated by the Transaction Documents. (z) Security Interest Matters. (i) The provisions of the Transaction Documents are effective to either (x) constitute a sale of Purchased Items to Buyer (other than for United States federal, state and local income or franchise tax purposes) or (y) create in favor of Buyer a legal, valid and enforceable first priority “security interest” (as defined in Section 1-201(b)(35) of the UCC) in all rights, title and interest of Seller in, to and under the Collateral. (ii) Upon possession by Custodian or Bailee pursuant to a Bailee Letter of each Mortgage Note, Mezzanine Note or Participation Certificate, endorsed in blank by a duly authorized officer of Seller, Buyer shall have a legal, valid, enforceable and fully perfected first priority security interest in all right, title and interest of Seller in such Mortgage Note, Mezzanine Note or Participation Certificate, as applicable. (iii) Upon the filing of the UCC Financing Statements in the applicable UCC Filing Jurisdiction, Buyer shall have a legal, valid, enforceable and fully perfected first priority security interest in that portion of the Collateral, the Equity Pledged Collateral or the Affiliated Transferor Pledged Collateral, as applicable, in which a security interest can be perfected under the UCC by the filing of financing statements. (iv) The provisions of this Agreement are effective to create in favor of Buyer a legal, valid and enforceable first priority “security interest” (as defined in Section 1- 201(b)(35) of the UCC) in all rights, title and interest of Seller in and to the Collection Account and all funds at any time credited to the Collection Account. Upon execution and delivery of the Collection Account Control Agreement, Buyer shall have a legal, valid, enforceable and fully perfected first priority security interest in the Collection Account and all funds at any time credited thereto. (aa) Delivery of Purchased Asset File. With respect to each Purchased Asset, the Mortgage Note, the Mortgage, the assignment of Mortgage and any other document required to be delivered under this Agreement and the Custodial Agreement for such Purchased Asset has been delivered to Buyer or the Custodian on its behalf (or shall be delivered in accordance with the time periods set forth herein).

-64- ACTIVE\1638361180.2 (bb) Solvency; No Fraudulent Transfer. Seller has adequate capital for the normal obligations foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and is paying, its debts as they come due. Neither the Transaction Documents nor any Transaction are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller’s creditors. As of each Purchase Date, Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereto and the transfer and sale of related Purchased Assets on such Purchase Date pursuant hereto and the obligation to repurchase such Purchased Assets (i) will not cause the liabilities of Seller to exceed the assets of Seller, (ii) will not result in Seller having unreasonably small capital, and (iii) will not result in debts that would be beyond Seller’s ability to pay as the same mature. Seller received reasonably equivalent value in exchange for the transfer and sale of each Purchased Asset and other Purchased Item subject hereto to Buyer. Seller has only entered into agreements on terms that would be considered arm’s length and otherwise on terms consistent with other similar agreements with other similarly situated entities. (cc) No Reliance. Seller has made its own independent decisions to enter into the Transaction Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of the Transactions. (dd) Investment Company Act; Covered Fund. Seller is not required to register as an “investment company”, or a company “controlled by an investment company”, within the meaning of the Investment Company Act of 1940, as amended. Seller has been structured so as not to constitute, and is not, a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”), and is relying upon an exception or exemption from the registration requirements of the Investment Company Act of 1940 other than pursuant to Section 3(c)(1) or Section 3(c)(7). (ee) Taxes. Seller has filed or caused to be filed all federal income and other material tax returns that would be delinquent if they had not been filed on or before the date hereof and has paid all federal income and other material taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other taxes, fees or other material charges imposed on it and any of its assets by any Governmental Authority except for any such taxes as (i) are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP or (ii) are de minimis in amount; no tax liens have been filed against any of Seller’s assets, and no claims are being asserted with respect to any such taxes, fees or other charges, other than statutory liens for taxes not yet due and payable and with respect to which adequate reserves have been made in accordance with GAAP. (ff) ERISA. Neither Seller nor any ERISA Affiliate sponsors, maintains or contributes to any Plans or any Multiemployer Plans. Each Seller Party is not (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA, or a plan subject to Section 4975 of the Internal Revenue Code; (ii) an entity whose assets constitute “plan assets” subject to Title I of ERISA or Section 4975 of the Internal Revenue Code by reason of Section

-65- ACTIVE\1638361180.2 3(42) of ERISA, 29 CFR § 2510.3-101 or otherwise; or (iii) a plan (or other entity) that is subject to any Similar Law. (gg) Use of Proceeds; Margin Regulations. All proceeds of each Transaction shall be used by Seller for purposes permitted under Seller’s governing documents, provided that no part of the proceeds of any Transaction will be used by Seller to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the entering into of any Transaction nor the use of any proceeds thereof will violate, or be inconsistent with, any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System. (hh) No Real Property. Neither Seller nor any Subsidiary of Seller has at any time since its formation held title to any real property. (ii) Financial Crimes. (A) Each Seller Party is in compliance with, and to Seller’s Knowledge each Seller Party’s Affiliates is in material compliance with, Sanctions, Anti-Bribery Laws, Outbound Investment Rules, and Anti-Money Laundering Laws. (B) No Seller Party, and no director, officer, partner or member of any Seller Party, and, to the Knowledge of Seller, no Affiliate, employee or agent of any Seller Party or any such Affiliate, is a Prohibited Person or is acting, directly or indirectly, on behalf of a Prohibited Person. (C) Without limiting the generality of the foregoing, Seller has complied, and will comply, in all respects, with applicable Anti-Money Laundering Laws and Sanctions by (1) establishing and maintaining policies and procedures reasonably designed to promote compliance with applicable Anti-Money Laundering Laws and Sanctions, (2) conducting the requisite due diligence in connection with the origination of each Purchased Asset for purposes of compliance with Sanctions and Anti-Money Laundering Laws, including with respect to the legitimacy of the related obligor (if applicable) and the origin of the assets used by such obligor to acquire the mortgage loans in question, and (3) maintaining sufficient information to identify the related obligor (if applicable) for purposes of Anti-Money Laundering Laws. (jj) Use of Proceeds. No part of the proceeds of any transaction shall be used, directly or indirectly, by any Seller Party or any of its Affiliates (i) in violation of any Sanctions, Outbound Investment Rules, Anti-Money Laundering Laws or Anti-Bribery Laws, (ii) to fund, finance, benefit, or facilitate any activities of or with any Prohibited Person or any Sanctioned Country, or (iii) for any purpose that would cause any Seller Party, any of its Affiliates, or Buyer to be in violation of any Sanctions, Outbound Investment Rules, Anti-Money Laundering Laws or Anti- Bribery Laws. No Seller Party nor any of its Affiliates shall use the proceeds of any transaction in any manner that would result in any Seller Party, any of its Affiliates, or Buyer becoming a Prohibited Person. (kk) Insider. Seller is not an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of Buyer, of a bank holding company of which Buyer is a Subsidiary, or of any Subsidiary, of a bank holding company of which Buyer is a Subsidiary, of any bank at which Buyer maintains a correspondent account or of any lender which maintains a correspondent account with Buyer.

-66- ACTIVE\1638361180.2 (ll) Tax Status. For U.S. federal income tax purposes, Seller is a disregarded entity of a U.S. Person. (mm) Responsible Officers. The Persons listed as Purchased Asset Authorized Representatives on Exhibit III to this Agreement have primary responsibility for the origination or acquisition, as applicable, management or sale of the Purchased Assets. (nn) Credit Event. To Seller’s Knowledge, no Credit Event has occurred with respect to any Purchased Asset, in each case, unless disclosed to Buyer as and when required hereunder. ARTICLE 11 NEGATIVE COVENANTS OF SELLER On and as of the date hereof and at all times while this Agreement or the Transaction hereunder is in effect, Seller shall not without the prior written consent of Buyer, which, except as otherwise expressly provided herein, may be granted or denied at Buyer’s sole and absolute discretion: (i) subject to any right of Seller to repurchase the Purchased Assets in accordance with the terms herein, take any action that would directly or indirectly impair or adversely affect Buyer’s title to any Purchased Asset or other Purchased Item; (ii) transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in any Purchased Asset or other Purchased Item to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to any Purchased Asset or other Purchased Item with any Person other than Buyer; provided that this Article 11(ii) shall not prevent any transfer of the Purchased Assets to Buyer in accordance with the Transaction Documents; (iii) create, incur, assume or suffer to exist any Lien, encumbrance or security interest in or on any of its property, assets, revenue, the Purchased Assets, the other Collateral or the Collection Account, whether now owned or hereafter acquired, other than the Liens and security interest granted by Seller pursuant to the Transaction Documents; (iv) create, incur, assume or suffer to exist any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) to the extent the same would cause Seller to violate the covenants contained in this Agreement; (v) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution), or sell all or substantially all of its assets (except in connection with the Transactions or the sale or securitization of the Purchased Assets in the ordinary course of Seller’s business after the repurchase thereof in accordance with this Agreement); (vi) suffer a Change of Control without the prior written consent of Buyer;

-67- ACTIVE\1638361180.2 (vii) permit (through the giving of consent, waiver, failure to object or otherwise) any Mortgaged Property, any Capital Stock in any Mortgagor securing any Mezzanine Loan, Mortgagor or Mezzanine Borrower, to create, incur, assume or suffer to exist any Liens or Indebtedness, including without limitation, senior or pari passu mortgage debt, junior mortgage debt or mezzanine debt (in each case, unless expressly permitted by the applicable Purchased Asset Documents and excluding Permitted Encumbrances against any related Mortgaged Property); (viii) (i) prior to an Event of Default, take any action or effect any Material Modification of any Purchased Asset or (ii) after an Event of Default, consent or assent to any amendment, modification, waiver or supplement to, or termination of, any note, loan agreement, mortgage or guarantee relating to any Purchased Asset or other agreement or instrument relating to any Purchased Asset, in either case, without first having given prior notice thereof to Buyer and receiving the prior written consent of Buyer (which, in the case of clause (i), shall not be unreasonably withheld, conditioned or delayed); (ix) permit the organizational documents of Seller to be amended in any material respect; provided, however, that the foregoing shall not prohibit any modifications to Seller’s organizational or constitutional documents which are administrative in nature (other than with respect to the special purpose entity provisions) or solely reflect new direct ownership so long as no Change of Control has occurred; (x) after the occurrence and during the continuance of an Event of Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller; (xi) acquire or maintain any right or interest in any Purchased Asset or any Mortgaged Property relating to any Purchased Asset that is senior to, or pari passu with, the rights and interests of Buyer therein under this Agreement and the other Transaction Documents other than (x) in connection with the addition of such other rights or interests as Collateral hereunder, or (y) a pari passu companion note or a pari passu participation interest related to a Senior Interest that is a Purchased Asset which note or interest such Seller holds and promptly transfers to an Affiliate or to a securitization transaction; (xii) use any part of the proceeds of any Transaction hereunder for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System; (xiii) directly, or through a Subsidiary, acquire or hold title to any real property (other than pursuant to an REO Conversion); (xiv) make any election or otherwise take any action that would cause Seller to be treated as an association taxable as a corporation for U.S. federal income tax purposes; and

-68- ACTIVE\1638361180.2 (xv) permit any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) to become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of [******] or more of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of the directors or the applicable equivalent unless, in each case, (x) Buyer has completed all “Know Your Customer” and Sanctions and Patriot Act diligence as to such “person” or “group”, as applicable, and (y) Seller certifies to Buyer that Seller has no Knowledge nor any reason to believe that such “person” or “group” have violated the representations and warranties contained in Article 10(ii) (Financial Crimes) or Article 10(jj) (Use of Proceeds). ARTICLE 12 AFFIRMATIVE COVENANTS OF SELLER On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller covenants that: (a) Seller Notices. (i) Material Adverse Effect. Seller shall promptly (and in any event not later than [*****] Business Days after Knowledge thereof) notify Buyer of any Material Adverse Effect of which Seller has knowledge; provided, however, that nothing in this Article 12 shall relieve Seller of its obligations under this Agreement. (ii) Default or Event of Default. Seller shall, as soon as possible, but in no event later than [*****] Business Days after Seller obtains Knowledge of such event, notify Buyer of any Default or Event of Default. (iii) Purchased Asset Defaults. Seller shall promptly, and in any event not later than [*****] Business Days following receipt of notice thereof, deliver to Buyer any notice of the occurrence of any Purchased Asset Default or the occurrence of any default under any Purchased Asset Documents. (iv) Litigation and Judgments. Seller shall promptly (and in any event not later than [*****] Business Days), after obtaining Knowledge thereof, (x) notify Buyer of any event of default (beyond applicable notice and grace periods) on the part of any Seller Party under any Indebtedness or other material contractual obligations in excess of the related Default Threshold; and (y) deliver to Buyer any written notice of the commencement of, settlement of, or judgment in, any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceeding involving Seller, Pledgor or Guarantor that (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) is in the aggregate in an amount greater than the Litigation Threshold or (iii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. (v) Mandatory Early Repurchase Event. Seller shall promptly, and in any event not later than [*****] Business Days after obtaining Knowledge thereof, notify Buyer of

-69- ACTIVE\1638361180.2 any Mandatory Early Repurchase Event that has occurred, which notice to Buyer shall state the details of such Mandatory Early Repurchase Event, including the related Purchased Assets for which such Mandatory Early Repurchase Event has occurred and whether such Mandatory Early Repurchase Event is continuing. (vi) Credit Event. Promptly, and in any event not later than [*****] Business Days, after obtaining Knowledge or following receipt of notice thereof, Seller shall notify Buyer of any events, facts or circumstances that have caused or are reasonably likely to cause a Credit Event to occur with respect to any Purchased Asset. (vii) Corporate Change. Seller shall advise Buyer in writing of the opening of any new chief executive office, or the closing of any such office, of any Seller Party and of any change in any Seller Party’s name or the places where the books and records pertaining to the Purchased Asset are held not less than [*****] Business Days prior to taking any such action. Seller shall provide Buyer with at least [*****] Business Days’ prior notice of the removal and/or replacement of any independent director or independent member, together with the name and contact information of the replacement independent director or independent member and evidence of the replacement’s satisfaction of the definition of independent director or independent member. (viii) Anti-Terrorism; Anti-Bribery and Anti-Money Laundering Laws. Seller shall promptly (and in any event within [*****] Business Days after obtaining knowledge thereof) notify Buyer of any violation of the representation and warranty contained in Article 10(ii) (Financial Crimes), Article 10(jj) (Use of Proceeds) or Article 10(kk) (Insider). (ix) Representations and Warranties. Seller shall promptly (and in any event not later than [*****] Business Days after Seller obtains knowledge thereof) notify Buyer of any representation or warranty made by any Seller Party in any Transaction Document being untrue or incorrect in any material respect. (x) Transfers of Indirect Equity in Seller. Seller shall advise Buyer in writing, promptly after Knowledge thereof, of any transfer of [*****] or more of the indirect equity ownership of any Seller, individually or in the aggregate, and the identity of the transferee(s), together with a post-transfer organizational chart and all “know your customer” information concerning such transferee(s) reasonably requested by Buyer, provided that such information is in Seller’s possession or reasonably obtainable by Seller. (b) Reporting and Other Information. Seller shall provide, or cause to be provided, to Buyer the following financial and reporting information: (i) Purchased Asset Information. Seller shall provide, or shall cause to be provided, to Buyer (A) no later than the [*****] day of each month, any property level financial information (including, without limitation, operating and financial statements) with respect to the Purchased Assets that was received from the related Mortgagor in accordance with the related Purchased Asset Documents during the preceding calendar month and is in the possession of such Seller or an Affiliate, including, without limitation,

-70- ACTIVE\1638361180.2 rent rolls, income statements and STR reports, in each case, if applicable; and (B) promptly upon request, such other information with respect to the Purchased Assets that may be reasonably requested by Buyer from time to time and to the extent that the same is in such Seller’s possession. (ii) Monthly Servicing Report. With respect to the Purchased Assets and related Mortgaged Properties, on or prior to the Remittance Date in each calendar month, Seller shall, or shall cause Servicer to, provide to Buyer a monthly operations/servicing report covering collections, delinquencies, losses, recoveries, and cash flows, in form reasonably acceptable to Buyer. (iii) Quarterly Purchased Asset Reports. With respect to the Purchased Assets and related Mortgaged Properties, as frequently as provided, but in no event later than within [*****] days after the last day of any calendar quarter in any fiscal year, Seller shall provide, or shall cause to be provided, to Buyer an asset management report prepared by Seller or Guarantor (to the extent of information in the possession of such Seller or an Affiliate), in form reasonably acceptable to Buyer. (iv) [Reserved]. (v) Quarterly Financial Reports. Seller shall provide, or shall cause to be provided, to Buyer within [*****] days after the end of the first three quarterly fiscal periods of each fiscal year of Guarantor, the unaudited consolidated balance sheets of Guarantor, as at the end of such period and the related unaudited, consolidated statements of income and member equity of Guarantor for such period (without footnotes) and the portion of the fiscal year through the end of such period, accompanied by an officer’s certificate of Guarantor, which certificate shall state that said consolidated financial statements fairly present the financial condition of Guarantor, as applicable, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments). (vi) Annual Financial Reports. Seller shall provide, or shall cause to be provided, to Buyer within [*****] days after the end of each fiscal year of Guarantor, the audited consolidated balance sheets of Guarantor, as at the end of such fiscal year and the related audited, consolidated statements of income, member equity and cash flows of Guarantor, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments). (vii) Covenant Compliance Certificate. Within the timing for or simultaneously with the delivery of financial statements pursuant to Article 12(b)(v) and (vi) above for each fiscal quarter in any fiscal year and for fiscal year end, Seller shall deliver to Buyer a Covenant Compliance Certificate, addressed to Buyer and executed by a Responsible Officer of Guarantor.

-71- ACTIVE\1638361180.2 (viii) Other Information. Seller shall provide, or shall cause to be provided, to Buyer such other information regarding the financial condition, operations or business of Seller, Guarantor or any Mortgagor or underlying guarantor with respect to a Purchased Asset as Buyer may reasonably request and to the extent reasonably available to Seller, including without limitation, such documents as Buyer may request evidencing the truthfulness of the representations set forth in Article 10; provided, however, that in the case of any request related to any Mortgagor or underlying guarantor with respect to a Purchased Asset, such information is in the possession of such Seller. (c) Defense of Buyer’s Security Interest. Seller shall (i) defend the right, title and interest of Buyer in and to the Purchased Assets, the other Collateral, the Collection Account and the Servicer Account against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons (other than security interests by or through Buyer) and (ii) at Buyer’s reasonable request, take all action Buyer reasonably deems necessary or desirable to ensure that Buyer will have a first priority security interest in the Purchased Assets and other Collateral subject to any of the Transactions in the event such Transactions are recharacterized as secured financings. (d) Additional Rights. If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for a Purchased Asset, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer (or the Custodian, as appropriate) in the exact form received, duly endorsed by Seller to Buyer, if required, together with, if applicable, an undated interest power covering such additional rights duly executed in blank to be held by Buyer hereunder as additional collateral security for the Transactions. If any sums of money or property so paid or distributed in respect of the Purchased Assets shall be received by Seller, Seller shall, until such money or property is paid or delivered to Buyer, hold such money or property in trust for Buyer, segregated from other funds of Seller, as additional collateral security for the Transactions. (e) Further Assurances. At any time from time to time upon the reasonable request of Buyer, at the sole expense of Seller, Seller shall promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may deem reasonably necessary or desirable to (i) obtain or preserve the security interest granted hereunder, (ii) ensure that such security interest remains fully perfected at all times and remains at all times first in priority as against all other creditors of Seller (whether or not existing as of the Closing Date or in the future) and (iii) obtain or preserve the rights and powers herein granted (including, among other things, filing such UCC financing statements as Buyer may request). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or certificated security, such note, instrument or certificated security shall be promptly delivered to Buyer, duly endorsed in a manner satisfactory to Buyer, to be itself held as Collateral pursuant to the Transaction Documents. (f) Preservation of Existence; Licenses. Seller shall at all times maintain and preserve its legal existence and all of the rights, privileges, licenses, permits and franchises necessary for the operation of its business (including, without limitation, preservation of all lending licenses held by Seller and of Seller’s status as a “qualified transferee” (however denominated) under all

-72- ACTIVE\1638361180.2 documents which govern the Purchased Assets), to protect the validity and enforceability of the Transaction Documents and each Purchased Asset and for its performance under the Transaction Documents; except, in each case other than to the extent that any noncompliance or failure would not be reasonably likely to result in a Material Adverse Effect. (g) Compliance with Transaction Documents. Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. (h) Compliance with Other Obligations. Seller shall at all times comply (i) with its organizational documents, (ii) with any agreements by which it is bound or to which its assets are subject, and (iii) with any Requirement of Law; except, in each case other than clause (i), to the extent that any noncompliance, would not be reasonably likely to have a Material Adverse Effect. (i) Books and Records. Seller shall at all times keep proper books and records in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP. (j) Taxes and Other Charges. Seller shall pay and discharge all federal income and other material taxes, assessments, levies, liens and other material charges imposed on it, on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such taxes, assessments, levies, liens and other charges which are being contested in good faith and by proper proceedings and against which adequate reserves have been provided in accordance with GAAP. (k) Operations. Seller shall continue to engage in business of the same general type as now conducted by it or otherwise as approved by Buyer prior to the date hereof. Seller shall maintain records with respect to the Collateral and Purchased Items and the conduct and operation of its business with no less a degree of prudence than if the Collateral and Purchased Items were held by Seller for its own account and shall furnish Buyer, upon reasonable request by Buyer or its designated representative, with reasonable information obtainable by Seller with respect to the Collateral and Purchased Items and the conduct and operation of its business. (l) Responsibility for Fees and Expenses of Third-Parties. Seller shall be solely responsible for the fees and expenses of Custodian, Account Bank and Servicer. (m) [Reserved]. (n) ERISA. No Seller Party shall, at any time, violate the representations and warranties contained in Article 10(ff) (ERISA). (o) Anti-Money Laundering, Economic Sanctions and Anti-Bribery. Seller shall not violate the representations and warranties contained in Article 10(ii) (Financial Crimes), Article 10(jj) (Use of Proceeds) or Article 10(kk) (Insider). Seller shall comply with so-called “know your customer” information requests from Buyer from time to time during the term of this facility and

-73- ACTIVE\1638361180.2 shall provide an up-to-date Beneficial Ownership Certification within [*****] Business Days of the date of Buyer’s request. (p) Future Advances. To the extent any future advance is required to be made pursuant to the Purchased Asset Documents with respect to any Purchased Asset (and all conditions precedent thereto pursuant to the Purchased Asset Documents have been satisfied), Seller shall be required to fund such future advance in accordance with such Purchased Asset Documents, regardless of whether Buyer agrees to fund an increase in the Purchase Price or the conditions for increasing the Purchase Price under this Agreement have been satisfied with respect to such future advance. Any Purchased Asset with respect to which there is any litigation or other proceeding alleging a failure of Seller to fund any future advance as and when required under the terms of the applicable Purchased Asset Documents (collectively, a “Future Advance Failure” and the amount of the subject unfunded future advance alleged to have been required by Seller, the “Advance Shortfall”) shall cease being an Eligible Asset and shall be repurchased by Seller within [*****] Business Days after the commencement of such Future Advance Failure (the “Future Advance Early Repurchase Date”); provided that, so long as within [*****] Business Days following the commencement of such Future Advance Failure, Seller has (i) provided evidence satisfactory to Buyer, in its commercially reasonable discretion exercised in good faith, that Seller was not required to fund such future advance under the terms of the Purchased Asset Documents, and Seller is contesting, or will contest, such alleged Future Advance Failure in good faith and (ii) deposited into the Collection Account (to be held therein until released by Buyer pursuant to this Agreement) a cash reserve (each, a “Future Advance Reserve Fund”) equal to the applicable Advance Shortfall, the Future Advance Early Repurchase Date shall be extended to [******] days following the commencement of such alleged Future Advance Failure (the “Extended Future Advance Early Repurchase Date”); provided, further, that if (A) such alleged Future Advance Failure is dismissed or settled (to Buyer’s satisfaction, in its commercially reasonable discretion exercised in good faith) on or prior to the Extended Future Advance Early Repurchase Date or (B) Seller repurchases the applicable Purchased Asset subject to such Future Advance Failure on or prior to the Future Advance Early Repurchase Date (or Extended Future Advance Early Repurchase Date, if applicable), then in either case of (A) or (B), Buyer shall promptly release the applicable Future Advance Reserve Fund to Seller (or, in the case of a repurchase of the applicable Purchased Asset, shall net the amount of such Future Advance Reserve Fund against the applicable Repurchase Price), and Buyer shall thereafter have no further right to or interest in such Future Advance Reserve Fund. Notwithstanding anything herein to the contrary, if any Future Advance Failure arises solely as a result of Buyer’s failure to fund a future advance that it has committed to fund as and when required in accordance with the terms of the related Confirmation, then a Mandatory Early Repurchase Event shall not be deemed to have occurred under this Article 3(h). ARTICLE 13 SINGLE PURPOSE ENTITY COVENANTS On and as of the date hereof and at all times while this Agreement or any Transaction hereunder is in effect, Seller covenants that: (i) Seller shall not engage in any business other than the origination, acquisition, ownership, financing and disposition of the Purchased Assets and entering into

-74- ACTIVE\1638361180.2 and performing its obligations under the Transaction Documents and any other business necessary to comply with its obligations under the Transaction Documents; (ii) Seller shall own no assets, other than the Purchased Assets, proposed Purchased Assets, and Purchased Assets reacquired by such Seller from Buyer (provided that such Purchased Assets are transferred promptly to an entity other than Seller after such repurchase), and other assets incidental to the origination, acquisition, ownership, financing and disposition of the Purchased Assets and the Capital Stock of any REO Subsidiary; (iii) Seller shall not make any loans or advances to any Affiliate or third party (other than advances under the Purchased Assets to Mortgagors or Mezzanine Borrowers, as applicable) and shall not acquire obligations or securities of its Affiliates other than those obligations related to Purchased Assets or securities consisting of Purchased Assets; (iv) Seller shall pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (v) Seller shall comply with the provisions of its organizational documents; (vi) Seller shall do all things necessary to observe its organizational formalities and to preserve its existence and good standing; (vii) Seller shall maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is permitted or required under GAAP or as a matter of Requirements of Law; provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of such Seller from such Affiliate and to indicate that Seller’s assets are not available to satisfy the debts and other obligations of such Affiliate and (ii) such assets shall also be listed on Seller’s own separate balance sheet) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law, such as in the case of a disregarded entity); (viii) Seller shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate) (other than for U.S. federal and state income tax purposes), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other; (ix) Seller shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain solvent; provided, that the foregoing shall in no way be construed as requiring the contribution of capital to Seller by any direct or indirect holders of interests in Seller; (x) Seller shall not commingle its funds or other assets with those of any Affiliate or any other Person, except as contemplated by this Agreement or any other Transaction Document, and shall maintain its properties and assets in such a manner that

-75- ACTIVE\1638361180.2 it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others; (xi) Seller shall maintain its properties, assets and accounts separate from those of any Affiliate or any other Person; (xii) Seller shall not assume or guarantee the debts or obligations of any other Person and shall not hold itself out to be responsible for the debts or obligations of any other Person; (xiii) Seller shall not, without the prior written consent of its Independent Manager, take any Material Action; (xiv) Seller shall, at all times, have at least one (1) Independent Manager; (xv) Seller’s organizational documents shall provide that no Independent Manager of Seller may be removed without Cause, and that Seller shall give Buyer at least [*****] Business Days prior notice of the removal and/or replacement of any Independent Manager, together with the name and contact information of the replacement Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Manager; (xvi) Seller’s organizational documents shall provide that (I) to the fullest extent permitted by law, including Section 18-1101(c) of the Delaware Limited Liability Company Act, and notwithstanding any duty otherwise existing at law or in equity, any Independent Manager of such Seller shall consider only the interests of such Seller, including its creditors, in voting on any Material Action, and (II) except for duties to Seller in the preceding clause (I), including duties to the holders of the equity interest in Seller and Seller’s creditors, in each case, solely to the extent of their respective economic interests in Seller but excluding (A) all other interests of the holders of the equity interest in Seller, (B) the interests of other Affiliates of Seller, and (C) the interests of any group of Affiliates of which Seller is a part, the Independent Manager shall not have any fiduciary duty to the holders of the equity interest in Seller or any other Person bound by Seller’s organizational documents with respect to taking of, or otherwise voting on, any Material Action; provided that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing; (xvii) except for capital contributions or capital distributions permitted under the terms and conditions of its organizational or constitutional documents and properly reflected on its books and records, such Seller shall not enter into any transaction, contract or agreement with an Affiliate of such Seller except on commercially reasonable terms substantially similar to those available to unaffiliated parties in an arm’s length transaction; (xviii) Seller shall not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms substantially similar to those available to unaffiliated parties in an arm’s length transaction;

-76- ACTIVE\1638361180.2 (xix) Seller shall maintain a sufficient number of employees in light of contemplated business operations; provided, however, that Seller shall not be required to maintain any employees; (xx) Seller shall not engage in, seek or consent to any dissolution, winding up, Division, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement or the other Transaction Documents), transfer of membership interests or the like, or material amendment of its operating agreement (in each case other than as approved by Buyer); (xxi) Seller shall use separate stationery, invoices and checks bearing its own name, and allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate; (xxii) Seller shall not pledge its assets to secure the obligations of any other Person; (xxiii) Seller shall not form, acquire or hold any Subsidiary or own any equity interest in any other entity; (xxiv) Seller shall not, to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger or division into two (2) or more companies or other legal entities; (xxv) Seller shall not have any of its obligations guaranteed by an Affiliate, except as provided by the Guaranty; (xxvi) Seller shall not create, incur, assume or suffer to exist any Indebtedness, Lien, encumbrance or security interest in or on any of its property, assets, revenue, the Purchased Assets, the Purchased Items, the other Collateral, the Collection Account or the Servicer Account, whether now owned or hereafter acquired, other than (A) obligations under the Transaction Documents, (B) obligations under the documents evidencing the Purchased Assets, and (C) unsecured trade payables, in an aggregate amount not to exceed [*****] at any one time outstanding, incurred in the ordinary course of acquiring, owning, financing and disposing of the Purchased Assets; provided, however, that any such trade payables incurred by Seller shall be paid within sixty (60) days of the date incurred. ARTICLE 14 EVENTS OF DEFAULT; REMEDIES (a) Events of Default. Each of the following events shall constitute an “Event of Default” under this Agreement: (i) Failure to Repurchase or Repay. Seller shall fail to repurchase any Purchased Asset upon the applicable Repurchase Date or shall fail to pay the applicable Repurchase Price when and as required pursuant to the Transaction Documents (including, for the avoidance of doubt, (a) any failure to pay or repurchase any Purchased Asset, as

-77- ACTIVE\1638361180.2 applicable, pursuant to Article 3(d), (b) any failure to repurchase any Purchased Asset on the applicable Repurchase Date, and (c) any failure to repurchase any Related Purchased Asset simultaneously with the repurchase of a Purchased Asset). (ii) Failure to Pay Purchase Price Differential. Buyer shall fail to receive on any Remittance Date the accrued and unpaid Purchase Price Differential; provided that, such failure shall not be an Event of Default if sufficient Income, which would otherwise be remitted to Buyer pursuant to Article 5 hereof, is on deposit in the Collection Account but the Account Bank fails to remit such funds to Buyer at the time such payment is due, so long as Seller causes such funds to be remitted to Buyer within [*****] Business Day of such failure. (iii) Failure to Cure Margin Deficit or NPA/REO Concentration Limit Breach. Seller shall fail to cure any Margin Deficit in accordance with Section 4 of the Fee Letter when due or make any cure payment in connection with the NPA/REO Concentration Limit pursuant to Article 3(j) when due. (iv) Failure to Remit Principal Payment. Seller fails to remit (or cause to be remitted) to Buyer any Principal Payment received with respect to a Purchased Asset for application to the payment of the Repurchase Price for such Purchased Asset in accordance with Article 5(f) or 5(g); provided that, such failure shall not be an Event of Default if sufficient Income, which would otherwise be remitted to Buyer pursuant to Article 5 hereof, is on deposit in the Collection Account to make such payment and Servicer fails to remit such funds to Buyer at the time such payment is due, so long as Seller causes such funds to be remitted to Buyer within [*****] Business Day of such failure. (v) Failure to Pay Fees. Seller shall fail to pay any fee payable to Buyer hereunder or pursuant to the Fee Letter as and when due and the same is not cured within [*****] Business Days after receipt of written demand therefor from Buyer. (vi) Other Payment Default. Seller shall fail to make any payment not otherwise enumerated that is owing to Buyer under the Transaction Documents that has become due, whether by acceleration or otherwise, and, if no notice and/or grace period is expressly provided for such payment in this Agreement, the same is not cured within [*****] Business Days after receipt of written demand therefor from Buyer. (vii) [Reserved]. (viii) Act of Insolvency. An Act of Insolvency occurs with respect to Seller, Pledgor or Guarantor. (ix) Admission of Inability to Perform. Seller or Guarantor shall admit in writing to any Person its inability to, or its intention not to, perform any of its respective obligations under any Transaction Document. (x) Transaction Documents. Any Transaction Document or a replacement therefor acceptable to Buyer shall for whatever reason be terminated (other than by Buyer without cause) or cease to be in full force and effect, or shall not be enforceable in

-78- ACTIVE\1638361180.2 accordance with its terms, or any Person (other than Buyer) shall contest the validity or enforceability of any Transaction Document or the validity, perfection or priority of any Lien granted thereunder, or any Person (other than Buyer) shall seek to disaffirm, terminate or reduce its obligations under any Transaction Document. (xi) [*****************] (xii) ERISA. Seller shall violate the representations and warranties contained in Article 10(ff) (ERISA). If either (i)(A) Seller or an ERISA Affiliate shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any Plan that is not exempt from such Sections of ERISA and the Internal Revenue Code, assuming for this purpose that Buyer is not deemed to hold “plan assets” (unless Buyer is relying on an applicable prohibited transaction exemption, the conditions of which have all been satisfied); (B) any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller or any ERISA Affiliate; (C) a Reportable Event (as referenced in Section 4043(b)(3) of ERISA, other than Reportable Events with respect to which notice has been waived) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (D) any Plan shall terminate for purposes of Title IV of ERISA; or (E) Seller or any ERISA Affiliate shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency of, a Multiemployer Plan; and in each case in clauses (A) through (E) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or (ii) any Seller Party is (A) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA, or a plan subject to Section 4975 of the Internal Revenue Code; (B) an entity whose assets constitute “plan assets” subject to Title I of ERISA or Section 4975 of the Internal Revenue Code by reason of Section 3(42) of ERISA, 29 CFR § 2510.3-101 or otherwise; or (C) a plan (or other entity) that is subject to any Similar Law. (xiii) Recharacterization. If a Transaction is recharacterized as a secured financing, and the Transaction Documents with respect to such Transaction shall for any reason cease to create and maintain a valid first priority security interest in favor of Buyer in any of the Purchased Assets, and in each case, Seller fails to cure or repurchase the applicable Purchased Asset within [*****] Business Days following receipt of written notice thereof from Buyer. (xiv) Ownership; Security Interest. The Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any adverse claim of any of the Purchased Assets or other Purchased Items or if a Transaction is recharacterized as a secured financing, a secured party with respect to the related Purchased Assets or other Purchased Items free of any adverse claim, liens and rights of others (other than as granted herein), and, in either case, such condition is not cured by Seller within

-79- ACTIVE\1638361180.2 [*****] Business Day after the earlier of receipt of written notice thereof from Buyer or Seller first obtaining Knowledge thereof. (xv) Governmental or Regulatory Action. Any governmental, regulatory, or self- regulatory authority shall have taken any action to (1) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of any Seller Party (2) displace the management of Seller or Guarantor or curtail its authority in the conduct of its business and such action has not been dismissed or stayed within [******] days or (3) remove, limit, restrict, suspend or terminate the rights, privileges, or operations of any Seller Party, which suspension would be reasonably expected to have a Material Adverse Effect. (xvi) Conveyance of Assets. Any conveyance, transfer or disposal of all or substantially all assets of Guarantor to any Person. (xvii) Change of Control. A Change of Control shall have occurred without the prior written consent of Buyer. (xviii) Representation or Warranty Breach. If any representation, warranty or certification (other than the representations and warranties contained in Article 10(w) which shall be considered solely for the purpose of determining the fair market value and eligibility of the Purchased Assets, unless (A) Seller shall have made any such representations and warranties with Knowledge that they were materially false or misleading at the time made or (B) any such representations and warranties have been determined by Buyer in its reasonable discretion to be materially false or misleading on a regular basis) made to Buyer by, or on behalf of, any Seller Party or any Servicer that is an Affiliate of any Seller Party shall have been incorrect or untrue in any respect when made or repeated or deemed to have been made or repeated and if such breach is curable and such breach is not cured within [*****] Business Days after the earlier of notice by Buyer or Knowledge of Seller. (xix) Judgment. Any final non-appealable judgment by any competent court in the United States of America for the payment of money is rendered against any Seller Party in an amount that exceeds the applicable Litigation Threshold, and such judgment remains undischarged or unpaid for a period of [*****] days, during which period execution of such judgment is not effectively stayed or discharged. (xx) Guarantor Breach. The breach by Guarantor of the covenants made by it in Article V(l) (Financial Covenants) of the Guaranty. (xxi) Merger; Consolidation. (A) A merger or consolidation or Division of Seller shall occur or (B) a merger or consolidation of Guarantor shall occur and Guarantor is not the surviving entity. (xxii) Affiliated Servicer Breach. The breach by any Servicer that is an Affiliate of any Seller Party of its obligation to deposit or remit any Income received by such Servicer in accordance with Article 5(d).

-80- ACTIVE\1638361180.2 (xxiii) Servicer Termination Event. A Servicer Termination Event shall have occurred and Seller shall not have (i) appointed a successor Servicer, (ii) transferred the servicing of the Purchased Assets to such successor Servicer or (iii) delivered a fully executed Servicing Agreement and, if required hereby, Servicer Letter, in each case, within [*****] days following the occurrence of such Servicer Termination Event. (xxiv) Other Covenant Default. If any Seller Party shall breach or fail to perform any of the terms, covenants, obligations or conditions under any Transaction Document, other than as specifically otherwise referred to in this definition of “Event of Default” and such breach or failure to perform is not remedied within [*****] Business Days after the earlier of (a) delivery of notice thereof to Seller by Buyer or (b) Knowledge by Seller of such breach or failure to perform; provided, however, that if such breach is not reasonably susceptible to cure within such [*****] Business Day period, then, provided Seller commences within such [*****] Business Day period and diligently pursues a cure, such [*****] Business Day period shall be extended as reasonably necessary to complete the cure thereof for a period not to exceed [*****] additional Business Days. (b) Remedies. After the occurrence and during the continuance of an Event of Default, Seller hereby appoints Buyer as attorney-in-fact of Seller for the purpose of taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney-in-fact is irrevocable and coupled with an interest. If an Event of Default shall occur and be continuing with respect to Seller, the following rights and remedies shall be available to Buyer: (i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, automatically and immediately upon the occurrence of an Act of Insolvency with respect to any Seller Party), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, immediately occur (such date, the “Accelerated Repurchase Date”). (ii) If Buyer exercises or is deemed to have exercised the option referred to in Article 14(b)(i): (A) Seller’s obligations hereunder to repurchase all Purchased Assets shall become immediately due and payable on and as of the Accelerated Repurchase Date and Buyer may immediately terminate all Transactions pursuant to the Transaction Documents, in each case, with notice to Seller (except such termination shall be deemed to have occurred, even if notice is not given, upon the occurrence of an Act of Insolvency with respect to Seller or Guarantor); (B) to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any

-81- ACTIVE\1638361180.2 amounts actually remitted to Buyer by the Account Bank or Seller from time to time pursuant to Article 5 and applied to such Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to Article 14(b)(iii)); (C) the Custodian shall, upon the request of Buyer, deliver to Buyer all instruments, certificates and other documents then held by the Custodian relating to the Purchased Assets; and (D) Buyer may in accordance with Requirements of Law (1) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer may deem satisfactory any or all of the Purchased Assets, and/or (2) in its sole and absolute discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the fair market value of such Purchased Assets (as determined by Buyer in its sole discretion exercised in good faith) against the aggregate unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of Purchased Assets effected pursuant to this Article 14(b)(ii)(D) shall be applied, (w) first, to the out-of-pocket costs and expenses incurred by Buyer in connection with Seller’s default; (x) second, to the Repurchase Price for all Purchased Assets; (y) third, to any other outstanding obligation of any Seller to Buyer or its Affiliates pursuant to the Transaction Documents; and (z) fourth, to return any excess to Seller. (iii) The parties acknowledge and agree that (A) the Purchased Assets subject to any Transaction hereunder are not instruments traded in a recognized market, (B) in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Asset, Buyer may establish the source therefor in its sole and absolute discretion in accordance with any applicable Requirement of Law and (C) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Purchased Assets). The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole and absolute discretion in accordance with any applicable Requirement of Law, the time and manner of liquidating any Purchased Assets, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. (iv) Seller shall be liable to Buyer and its Affiliates and shall indemnify Buyer and its Affiliates for the amount (including in connection with the enforcement of this Agreement) of all actual losses, costs and expenses, including reasonable legal fees and

-82- ACTIVE\1638361180.2 expenses of outside counsel actually incurred by Buyer in connection with or as a consequence of an Event of Default. (v) Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign (where relevant), and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of Seller’s obligations to Buyer under this Agreement, without prejudice to Buyer’s right to recover any deficiency. (vi) Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies that Buyer may have. (vii) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. ARTICLE 15 SET-OFF (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, Seller hereby grants to Buyer and its Affiliates a right of set-off, without notice to Seller, any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Seller to Buyer or any Affiliate of Buyer against (i) any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Buyer or its Affiliates to Seller and (ii) any and all deposits (general or specified), monies, credits, securities, collateral or other property of Seller and the proceeds therefrom, now or hereafter held or received for the account of Seller (whether for safekeeping, custody, pledge, transmission, collection, or otherwise) by Buyer or its Affiliates or any entity under the control of Buyer or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Buyer, wherever located).

-83- ACTIVE\1638361180.2 (b) Buyer and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without notice to Seller, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Buyer or its Affiliates by Seller under the Transaction Documents, irrespective of whether Buyer or its Affiliates shall have made any demand hereunder and although such amounts, or any of them, shall be contingent or unmatured and regardless of any other collateral securing such amounts. If a sum or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Article 15 shall be effective to create a charge or other security interest. This Article 15 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise). (c) ANY AND ALL RIGHTS TO REQUIRE BUYER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL OR PURCHASED ITEMS THAT SECURE THE AMOUNTS OWING TO BUYER OR ITS AFFILIATES BY SELLER UNDER THE TRANSACTION DOCUMENTS, PRIOR TO EXERCISING THEIR RIGHT OF SET-OFF WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF SELLER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER. ARTICLE 16 SINGLE AGREEMENT Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder (as well as the grant of security interest in Article 7 hereof) constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted. ARTICLE 17 RECORDING OF COMMUNICATIONS BUYER AND EACH SELLER SHALL HAVE THE RIGHT (BUT NOT THE OBLIGATION) FROM TIME TO TIME TO MAKE OR CAUSE TO BE MADE TAPE RECORDINGS OF COMMUNICATIONS BETWEEN ITS EMPLOYEES, IF ANY, AND THOSE OF THE OTHER

-84- ACTIVE\1638361180.2 PARTY WITH RESPECT TO TRANSACTIONS; PROVIDED, HOWEVER, THAT SUCH RIGHT TO RECORD COMMUNICATIONS SHALL BE LIMITED TO COMMUNICATIONS OF EMPLOYEES TAKING PLACE ON THE TRADING FLOOR OF THE APPLICABLE PARTY. BUYER AND EACH SELLER HEREBY CONSENT TO THE ADMISSIBILITY OF SUCH TAPE RECORDINGS IN ANY COURT, ARBITRATION OR OTHER PROCEEDINGS, AND AGREE THAT A DULY AUTHENTICATED TRANSCRIPT OF SUCH A TAPE RECORDING SHALL BE DEEMED TO BE A WRITING CONCLUSIVELY EVIDENCING THE PARTIES’ AGREEMENT. ARTICLE 18 NOTICES AND OTHER COMMUNICATIONS Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or (d) by electronic mail; provided that such electronic mail notice must also be either (i) acknowledged as received via an electronic mail response or (ii) delivered by one of the means set forth in (a), (b) or (c) above, to the address specified in Exhibit I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Article 18. A notice shall be deemed to have been given: (x) in the case of hand delivery, at the time of delivery, (y) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (z) in the case of electronic mail, upon receipt of a verbal or electronic communication confirming receipt thereof, provided that such electronic mail notice was also delivered as required in this Article 18. A party receiving a notice that does not comply with the technical requirements for notice under this Article 18 may elect to waive any deficiencies and treat the notice as having been properly given. ARTICLE 19 ENTIRE AGREEMENT; SEVERABILITY This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. ARTICLE 20 NON-ASSIGNABILITY (a) No Seller Party may assign any of its rights or obligations under this Agreement or the other Transaction Documents without the prior written consent of Buyer (which may be granted or withheld in Buyer’s sole and absolute discretion) and any attempt by any Seller Party

-85- ACTIVE\1638361180.2 to assign any of its rights or obligations under this Agreement or any other Transaction Document without the prior written consent of Buyer shall be null and void. (b) Buyer may, without consent of Seller, at any time and from time to time, assign, participate or syndicate some or all of its rights, interests and obligations under the Transaction Documents and/or under any Transaction (subject to Article 9(a)) to any Person; provided, however, that prior to the occurrence and continuance of an Event of Default, (i) such assignment, participation or syndication shall be to a Qualified Transferee [******]. Buyer, on Seller’s behalf, shall maintain a copy of each assignment and a register for the recordation of the names and addresses of the assignees and the amount of each assignee’s interest in the Transaction Documents and/or Transactions held by it and the principal amount (and stated interest thereon) of the portion thereof which is the subject of the assignment (the “Register”). Any assignment of the Transaction Documents or Transactions may be effected only by the registration of such assignment on the Register. The entries in the Register shall be conclusive absent manifest error, and Buyer and Seller shall treat each Person whose name is recorded in the Register as the owner of such assignment for all purposes of the Transaction Documents notwithstanding any notice to the contrary. If Buyer transfers or sells its entire interest in the Transaction Documents and does not hold legal title, the transferee shall be responsible for the continued maintenance of the Register and all further reporting under this Article 20(b). (c) In the event that Buyer grants participations in the Transaction Documents or any or all of the Transactions hereunder, Buyer shall, acting solely for this purpose as a non-fiduciary agent of Seller, maintain a register on which it enters the names and addresses of all participants in the Transaction Documents and/or Transactions held by it and the principal amount (and stated interest thereon) of the portion thereof which is the subject of the participation (the “Participant Register”). Any Transaction Document or any Transaction may be participated in whole or in part only by registration of such participation on the Participant Register. Any participation of the Transaction Documents or Transactions may be effected only by the registration of such participation on the Participant Register. Buyer shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in the Transaction Documents or the Transactions) to any Person except to the extent that such disclosure is necessary to establish that the Transaction Documents or the Transactions are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Buyer and Seller shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of the Transaction Documents notwithstanding any notice to the contrary. (d) Buyer may, by written notice to Seller, designate any Buyer or any Affiliate of Buyer to act as administrative agent and/or security agent (the “Administrative Agent”) on behalf of Buyer (and any assignees or participants) with respect to the Purchased Assets and the other Collateral. Upon delivery of such notice, (i) references to “Buyer” in this Agreement and the other Transaction Documents (other than references relating to the obligation to fund the Purchase Price) shall be deemed to include Administrative Agent acting on behalf of Buyer and any assignees or participants, (ii) Administrative Agent shall be authorized to hold any security interest created by the Transaction Documents for and on behalf of, or in trust for, Buyer and any assignees or

-86- ACTIVE\1638361180.2 participants for purposes of acquiring, holding and enforcing any and all security interests in the Collateral and (iii) Seller shall execute and deliver such amendments, supplements and other modifications to the Transaction Documents as Buyer shall reasonably request in order to give effect to the appointment of Administrative Agent; provided that no such amendment shall increase any obligation of Seller or reduce any right of Seller without Seller’s consent (not to be unreasonably withheld, conditioned or delayed). (e) Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents. (f) Notwithstanding anything to the contrary, Buyer shall not assign its rights or create participations or similar ownership interests in the Transaction Documents in a manner that would have material adverse tax consequences to Seller or Guarantor or any other direct or indirect owners of Seller or Guarantor, including, without limitation, causing Seller or any portion of Seller to be a “taxable mortgage pool” for U.S. federal income tax purposes. ARTICLE 21 GOVERNING LAW THIS AGREEMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT GIVING EFFECT TO ANY LAWS, RULES OR PROVISIONS OF THE STATE OF NEW YORK THAT WOULD CAUSE THE APPLICATION OF THE LAWS, RULES OR PROVISIONS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. ARTICLE 22 WAIVERS AND AMENDMENTS No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. ARTICLE 23 INTENT (a) The parties intend and acknowledge that (i) this Agreement and each Transaction is a “repurchase agreement” as that term is defined in Section 101(47) of the Bankruptcy Code (except insofar as the type of Assets subject to such Transaction or the term of such Transaction

-87- ACTIVE\1638361180.2 would render such definition inapplicable), a “securities contract” as that term is defined in Section 741(7) of the Bankruptcy Code (except insofar as the type of Assets subject to such Transaction would render such definition inapplicable) and a “master netting agreement” as that term is defined in Section 101(38A) of the Bankruptcy Code (except insofar as the type of Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable); (ii) each Purchased Asset constitutes either a “mortgage loan”, “an interest in a mortgage loan” or otherwise constitutes a “security” as such terms are used in the Bankruptcy Code; (iii) each party shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement”, a “securities contract” and a “master netting agreement” as set forth in Sections 546, 555, 559, 561, 362(b)(6), 362(b)(7) and 362(b)(27) of the Bankruptcy Code; (iv) all payments and transfers hereunder constitute “margin payments”, “settlement payments” or transfers made by, to or for the benefit of a financial institution, financial participant, repo participant or master netting agreement participant in connection with a securities contract, a repurchase agreement, and a master netting agreement within the meaning of Sections 546(e), 546(f) and 546(j) of the Bankruptcy Code; and (v) the grant of the security interest/pledge of the Collateral in Article 7 constitutes “a security agreement or arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Without limiting the generality of the foregoing, the parties recognize and intend that each Transaction is a “repurchase transaction” or “reverse repurchase transaction” on “mortgage loans” or “interests” in “mortgage loans” (as such terms are used in Section 741(7) of the Bankruptcy Code). Each party hereto further agrees that it shall not challenge, and hereby waives to the fullest extent available under applicable law its right to challenge, the characterization of this Agreement or any Transaction hereunder as a “master netting agreement”, “repurchase agreement” and/or “securities contract” within the meaning of the Bankruptcy Code. (b) The parties intend and acknowledge that either party’s right to cause the termination, liquidation or acceleration of, or to set-off or net termination values, payment amounts or other transfer obligations arising under, or in connection with, this Agreement or any Transaction hereunder or to exercise any other remedies pursuant to Article 14 is in each case a contractual right to cause or exercise such right as described in Sections 362(b)(6), 362(b)(7), 362(b)(27), 555, 559 and 561 of the Bankruptcy Code. (c) The parties intend and acknowledge that if a party hereto is an “insured depository institution”, as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then this Agreement and each Transaction hereunder is a “qualified financial contract”, as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable). (d) The parties intend and acknowledge that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

-88- ACTIVE\1638361180.2 (e) The parties intend and acknowledge that any provisions hereof or in any other document, agreement or instrument that is related in any way to this Agreement shall be deemed “related to” this Agreement within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741 of the Bankruptcy Code. (f) Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, it is the intention of the parties that, for U.S. federal, state and local income and franchise tax purposes and for GAAP accounting purposes, each Transaction constitute a financing to Seller (or any person from whom Seller is disregarded for U.S. federal income tax purposes) that is secured by the Purchased Assets, and that Seller (or any person from whom Seller is disregarded for U.S. federal income tax purposes) is and will continue to be (except to the extent that Buyer shall have exercised its foreclosure remedies following a continuing Event of Default) the owner of the Purchased Assets for such purposes. In addition, Buyer acknowledges that Seller intends that neither Seller nor any portion of Seller be treated as a “taxable mortgage pool” for U.S. federal income tax purposes, and this Agreement and any ancillary agreements or documentation (including any assignment or participation) shall be interpreted consistent with such intent. Unless pursuant to a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code or prohibited by applicable law, Seller (or any person from whom Seller is disregarded for U.S. federal income tax purposes) agrees to treat the Transactions as described in the preceding sentence for all U.S. federal, state and local income and franchise tax purposes and for GAAP accounting purposes (including, without limitation, on any and all filings with any U.S. federal, state or local taxing authority) and agrees to take no action inconsistent with this treatment. ARTICLE 24 DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS The parties acknowledge that they have been advised that: (a) in the case of any Transaction in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to such Transaction; (b) in the case of any Transaction in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the Exchange Act, SIPA will not provide protection to the other party with respect to such Transaction; and (c) in the case of any Transaction in which one of the parties is a financial institution, funds held by the financial institution in connection with such Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

-89- ACTIVE\1638361180.2 ARTICLE 25 CONSENT TO JURISDICTION; WAIVERS (a) Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement; and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. (b) To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set- off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement. (c) The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Article 25 shall affect the right of either party to serve legal process in any other manner permitted by law or affect the right of either party to bring any action or proceeding against the other party or its property in the courts of other jurisdictions. (d) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER. ARTICLE 26 NO RELIANCE Seller hereby acknowledges, represents and warrants to Buyer that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder: (a) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of Buyer, other than the representations expressly set forth in the Transaction Documents;

-90- ACTIVE\1638361180.2 (b) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by Buyer; (c) it is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks; (d) it is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its assets or liabilities and not for purposes of speculation; (e) no joint venture exists between Buyer and any Seller Party; and (f) Buyer is not acting as a fiduciary or financial, investment or commodity trading advisor for any Seller Party and Buyer has not given to any Seller Party (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder. ARTICLE 27 INDEMNITY AND EXPENSES (a) Seller hereby agrees to indemnify Buyer, Buyer’s Affiliates and each of its and their respective officers, directors, employees and agents (collectively, “Indemnified Parties”) for, and hold harmless from, any and all actual out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel) or disbursements (all of the foregoing, collectively, “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, or as a result of, this Agreement, the other Transaction Documents, any Transactions, any Event of Default or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided that Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party. Without limiting the generality of the foregoing, Seller agrees to hold Buyer harmless from and indemnify Buyer against all actual out-of-pocket Indemnified Amounts with respect to all Purchased Assets relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA (solely to the extent such Indemnified Amount results from a breach of Seller’s representations in Article 10(ff)), the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, in each case, other than to the extent resulting from the bad faith, gross negligence or willful misconduct of an Indemnified Party. In any suit, proceeding or action brought by Buyer

-91- ACTIVE\1638361180.2 in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller agrees to hold Buyer harmless from and indemnify Buyer from and against all actual out-of-pocket Indemnified Amounts suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Seller Party or any Affiliate thereof of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from any Seller Party or any Affiliate thereof. Seller also agrees to reimburse Buyer as and when billed by Buyer for all actual, reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under any Transaction Document or Transaction, including without limitation the reasonable and documented out-of-pocket fees and disbursements of its outside counsel. The obligation of Seller hereunder is a recourse obligation of Seller. (b) Seller agrees to pay or reimburse on demand all of Buyer’s costs and expenses (including, without limitation, the fees and expenses of accountants, attorneys and advisors) incurred in connection with (i) the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, any Transaction Document or any Transaction thereunder, whether or not such Transaction Document (or amendment thereto) or such Transaction is ultimately consummated; (ii) the consummation and administration of any Transaction; (iii) any enforcement of any of the provisions of the Transaction Documents, any preservation of the Buyer’s rights under the Transaction Documents or any performance by Buyer of any obligations of Seller in respect of any Purchased Asset, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, the Equity Pledged Collateral, the Affiliated Transferor Pledged Collateral, the Collection Account or the Servicer Account and for the custody, care or preservation of the Collateral, the Equity Pledged Collateral, the Affiliated Transferor Pledged Collateral, the Collection Account and the Servicer Account (including insurance, filing and recording costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise; (iv) the maintenance of the Collection Account and the Servicer Account and registering the Collateral and the Equity Pledged Collateral and the Affiliated Transferor Pledged Collateral, as applicable, in the name of Buyer or its nominee; (v) any default by Seller in repurchasing the Purchased Asset after Seller has given a notice in accordance with Article 3(e) of an Early Repurchase Date; (vi) any payment of the Repurchase Price on any day other than a Remittance Date (including, without limitation, as a consequence of terminating any hedging transactions entered into by Buyer in relation to the Purchased Asset) (“Breakage Costs”); (vii) any failure by Seller to sell any Eligible Asset to Buyer on the Purchase Date thereof; (viii) any actions taken to perfect or continue any lien created under any Transaction Document; (ix) Buyer owning any Purchased Asset or other Purchased Item; (x) any due diligence performed by Buyer in accordance with Article 28; and/or (xi) any replacement of any Benchmark or the implementation of any Benchmark Replacement or Conforming Changes in accordance with Article 6(b). All such expenses shall be recourse obligations of Seller to Buyer under this Agreement. A certificate as to such costs and expenses, setting forth the calculations thereof shall be conclusive and binding upon Seller absent manifest error. This Article 27 shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

-92- ACTIVE\1638361180.2 (c) This Article 27 shall survive termination of this Agreement and the repurchase of all Purchased Assets. ARTICLE 28 DUE DILIGENCE (a) Seller acknowledges that, at reasonable times and upon reasonable notice to Seller, Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Assets, the Seller Parties and Servicer for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise. Seller agrees that upon reasonable prior written notice from Buyer (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required), Seller shall provide (or shall cause any other Seller Party or Servicer, as applicable, to provide) reasonable access to Buyer and any of its agents, representatives or permitted assigns to the offices of Seller, such other Seller Party or Servicer, as the case may be, during normal business hours and permit them to examine, inspect, and make copies and extracts of the Purchased Asset Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of such party; provided, however, that, notwithstanding the foregoing, Buyer’s right to commission or order Appraisals of any Mortgaged Property as part of its due diligence reviews shall be subject to the limitations set forth in Article 28(e), including the limitation that Seller shall not be responsible for the costs and expenses of more than one Appraisal of any Mortgaged Property in any twelve (12) month period, except upon the occurrence and during the continuance of an Event of Default. (b) Seller agrees that it shall, promptly upon reasonable request of Buyer, deliver (or shall cause to be delivered) to Buyer and any of its agents, representatives or permitted assigns copies of any documents permitted to be reviewed by Buyer in accordance with Article 28(a). (c) Seller agrees to make available (or to cause any other Seller Party or Servicer, as applicable, to make available) to Buyer and any of its agents, representatives or permitted assigns (i) in person at the time of any inspection pursuant to Article 28(a) or (ii) upon prior written notice (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required and there shall be no limitation on frequency), by phone, as applicable, a knowledgeable financial or accounting officer or asset manager, as applicable, of Seller, such other Seller Party or Servicer, as the case may be, for the purpose of answering questions about any of the foregoing Persons, or any other matters relating to the Transaction Documents or any Transaction that Buyer reasonably needs to discuss with such Person. (d) Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into Transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a third- party underwriter to perform such underwriting. Seller agrees to reasonably cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records,

-93- ACTIVE\1638361180.2 agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of any Seller Party or any Affiliate thereof reasonably requested by Buyer in writing. (e) Seller hereby acknowledges and agrees that Buyer shall have the right to commission and order an Appraisal of any Mortgaged Property at any time and from time to time; provided, however, that prior to the occurrence and continuance of an Event of Default, Seller shall not be responsible for the costs and expenses incurred by Buyer in obtaining more than one Appraisal of any Mortgaged Property related to any Purchased Asset subject to a Transaction hereunder in any twelve (12) month period (provided that the foregoing will not limit the ability of Buyer to obtain Appraisals at its own cost and expense). Seller shall cooperate with Buyer in connection with the commission or order of any Appraisal by Buyer, and Seller shall use commercially reasonable efforts to cause the applicable Mortgagor to cooperate with Buyer in obtaining any such Appraisal, including, without limitation, by providing Buyer with access to the Mortgaged Property. (f) Seller agrees to reimburse Buyer within [*****] Business Days after receipt of an invoice thereof for any and all reasonable actual out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel) incurred by Buyer in connection with its due diligence activities pursuant to this Article 28. ARTICLE 29 SERVICING (a) The parties hereto agree and acknowledge that the Purchased Assets are sold to Buyer on a “servicing released” basis and Buyer is owner of all Servicing Rights so long as the Purchased Assets are subject to this Agreement. Notwithstanding the foregoing, Seller shall be granted a revocable license (which license shall automatically be revoked (i) every thirty (30) days unless Buyer provides written notice to Seller that such license is extended for another thirty (30) days or (ii) upon the occurrence of an Event of Default) to cause Servicer to service the Purchased Assets, and Seller shall, at Seller’s sole cost and expense, cause the Servicer to service the Purchased Assets in accordance with the Servicing Agreement and this Article 29 and for the benefit of Buyer. Notwithstanding the foregoing, (i) prior to an Event of Default, Seller shall not take (and shall not permit any Servicer to effect) any Material Modification of any Purchased Asset without first having given prior notice thereof to Buyer in each such instance and receiving the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), or (ii) after an Event of Default, Seller shall not consent or assent to any amendment, modification, waiver or supplement to, or termination of, any note, loan agreement, mortgage or guarantee relating to any Purchased Asset or other agreement or instrument relating to any Purchased Asset, in either case, without first having given prior notice thereof to Buyer in each such instance and receiving the prior written consent of Buyer in its sole discretion. (b) The obligation of Servicer (or Seller to cause Servicer) to service any of the Purchased Assets shall cease, at Buyer’s option, upon the earliest of (i) Buyer’s termination of Servicer in accordance with Article 29(c), (ii) Buyer not extending Seller’s revocable license in accordance with Article 29(a) or (iii) the transfer of servicing to any other Servicer and the

-94- ACTIVE\1638361180.2 assumption of such servicing by such other Servicer. Seller agrees to reasonably cooperate with Buyer in connection with any termination of Servicer. Upon any termination of Servicer, if no Event of Default shall have occurred and be continuing, Seller shall at its sole cost and expense transfer the servicing of the affected Purchased Assets to another Servicer approved by Buyer, such approval not to be unreasonably withheld, conditioned or delayed, as expeditiously as possible. (c) Each Seller and Buyer agree that the Servicing Rights and other servicing provisions of this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement, and constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or arrangement or other credit enhancement related to the Transaction Documents. Buyer may, in its sole and absolute discretion, terminate Servicer or any sub-servicer with respect to any Purchased Asset (i) at any time that a default by the Servicer under the Servicing Agreement or the Servicer Letter exists after the expiration of any applicable grace, notice and/or cure period set forth therein or (ii) during the continuance of an Event of Default, either for cause or without cause (collectively, a “Servicer Termination Event”), in each case of clauses (i) and (ii), without payment of any penalty or termination fee. Seller shall cooperate with Buyer to effectuate the removal of any Servicer or any sub-servicer by Buyer in accordance with this Article 29(c). (d) Seller shall not, and shall not permit Servicer to, employ any other sub-servicers to service the Purchased Assets (other than any third party vendor employed by the Servicer to perform certain non-cashiering responsibilities, including, without limitation, inspections, in accordance with the terms of the Servicing Agreement) without the prior written approval of Buyer, such approval not to be unreasonably withheld, conditioned or delayed. If the Purchased Assets are serviced by a sub-servicer, Seller shall irrevocably assign all rights, title and interest in the servicing agreements with such sub-servicer to Buyer. (e) Seller shall cause Servicer and any sub-servicer to service the Purchased Assets in accordance with Accepted Servicing Practices. Seller shall cause Servicer (at the request of Buyer) and any sub-servicers engaged by Seller to execute a letter agreement with Buyer substantially in the form attached as Exhibit XI hereto (a “Servicer Letter”) acknowledging Buyer’s security interest in the Purchased Assets and agreeing to remit all Income received with respect to the Purchased Asset to the Collection Account in accordance with Article 5(e) or as otherwise directed by Buyer in accordance with the Servicer Letter. (f) Seller agrees that Buyer is the owner of all servicing records relating to the Purchased Assets, including but not limited to the Servicing Agreement, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Assets (the “Servicing Records”) so long as the Purchased Assets are subject to this Agreement. Seller covenants to (or to cause Servicer to) safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer’s request.

-95- ACTIVE\1638361180.2 (g) The payment of servicing fees shall be solely the responsibility of Seller and shall be subordinate to payment of amounts outstanding and due to Buyer under the Transaction Documents. ARTICLE 30 CONVERSION (a) Notwithstanding anything in this Agreement to the contrary, so long as no Event of Default has occurred and is continuing, Seller shall be permitted to consummate a Foreclosure Event with respect to any Purchased Asset and convert the related Mortgage Loan to a loan secured by a Mortgage or Mortgages on the related Mortgaged Property or Mortgaged Properties for the benefit of Buyer (an “REO Conversion”). Any such REO Conversion shall be required to occur upon and simultaneous with the Foreclosure Event. On the REO Conversion Date, Seller shall be required to reduce the outstanding Purchase Price of the related Purchased Asset in an amount determined by Buyer to cause the Purchase Price LTV of such Purchased Asset to be no greater than [******]. (b) With respect to any Non-Performing Purchased Asset or REO Conversion, as of the date such Purchased Asset becomes a Non-Performing Purchased Asset or such REO Conversion is consummated, the NPA/REO Concentration Limit shall be satisfied. In the event the NPA/REO Concentration Limit is not satisfied as of such date, then Seller shall reduce the outstanding Purchase Price of Purchased Assets that are Non-Performing Purchased Assets or are the result of REO Conversions, as determined by Seller, to cause the NPA/REO Concentration Limit to be satisfied. (c) Notwithstanding anything herein to the contrary, with respect to any Purchased Asset that is the subject of an REO Conversion, the related Repurchase Date shall be the date (or if such date is not a Business Day, then the next succeeding Business Day) which is [******] days after the Business Day on which the REO Conversion is effective minus the number of calendar days (if any) that such Purchased Asset was a Non-Performing Purchased Asset immediately prior to the consummation of the REO Conversion (i.e. if such Purchased Asset was not a Non- Performing Purchased Asset prior to the Business Day on which the REO Conversion is effective, then the Repurchase Date will be [******] days after the Business Day on which the REO Conversion is effective). (d) Simultaneously with the REO Conversion, Buyer and Seller shall execute an amended and restated Confirmation [******]. If the Purchased Asset Documents for the Purchased Asset after the REO Conversion is effective require Seller to make any future funding advance of loan proceeds to the related REO Owner (as defined below), Buyer shall in no event be obligated to fund additional advances with respect to the Purchase Price of such Purchased Asset in connection with such future funding advances to the REO Owner unless Buyer has agreed in its sole discretion to make such additional advances as reflected in the amended and restated Confirmation executed in connection with the REO Conversion, in which case, any such future funding advances shall be made in accordance with Article 3(h).

-96- ACTIVE\1638361180.2 (e) An REO Conversion shall not be permitted to occur unless the ownership and structure of the Mortgagor and the documentation for and any third party reports with respect to the Purchased Asset in effect after the effective date of the REO Conversion are in form and substance acceptable to Buyer in its sole discretion exercised in good faith. Such ownership, structure and documentation shall include, without limitation, the following components: (i) the Mortgaged Property will be owned by a special purpose entity (“REO Owner”) formed for the sole purpose of taking ownership of such Mortgaged Property (whether by assignment of the winning bid by Seller at foreclosure sale, by deed of lieu of foreclosure or otherwise) that is directly or indirectly wholly owned and controlled by Guarantor that is otherwise consistent with the Change of Control definition, as evidenced by delivery of an organizational chart for the REO Owner showing all direct or indirect equityholders of the REO Owner that either Control the REO Owner or hold [*****] or more of the entity interest in the REO Owner, directly or indirectly; (ii) Buyer is granted a first priority security interest in the equity ownership interest in the REO Owner pursuant to an equity pledge agreement; (iii) the Purchased Asset Documents for the Purchased Asset after the REO Conversion is effective shall be based upon the applicable Purchased Asset Documents for the Purchased Asset immediately prior to the REO Conversion (which shall include, without limitation, guaranties to be delivered by a creditworthy guarantor reasonably approved by Buyer in its sole discretion exercised in good faith and shall be delivered to Custodian (the “REO Guarantor”)) with such changes thereto as are reasonably acceptable to Buyer in its sole discretion exercised in good faith (it being understood and agreed that the outstanding principal balance of the Mortgage Loan after the REO Conversion will match the unpaid principal balance of the Mortgage Loan at the time of the Foreclosure Event); (iv) the Mortgage securing the Mortgaged Property shall be in recordable form, shall be recorded, if requested by Buyer, and shall be insured by an ALTA lender’s title insurance policy, or its equivalent as adopted in the applicable jurisdiction, insuring Seller together with its successors and assigns, subject only to the title exceptions that were included in the lender’s title insurance policy that was delivered in connection with the origination of each Purchased Asset (and any other exceptions that are acceptable to Buyer in its sole discretion exercised in good faith); (v) Buyer shall have received an executed certificate from the secretary or assistant secretary of each of the REO Owner and the REO Guarantor, together with all applicable attachments, certifying that attached thereto are (i) true, correct and complete certificate or articles of formation or organization (or other charter document), including all amendments thereto, of REO Owner and REO Guarantor, certified as of a recent date by the Secretary of State of the state of its organization or formation; (ii) true, correct and complete limited liability company agreement, and including all amendments thereto, of REO Owner and REO Guarantor, (iii) the names of the officers authorized to sign the Purchased Asset Documents and their true signatures; (iv) true, correct and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body);

-97- ACTIVE\1638361180.2 (vi) Buyer shall have received a copy of the related foreclosure deed, deed in lieu of foreclosure or assignment in lieu of foreclosure, as the case may be; (vii) in each case to the extent requested by Buyer, Buyer shall have received updated versions of the third party reports referenced on the Due Diligence Checklist; (viii) Buyer shall have received legal opinions from counsel to REO Owner and REO Guarantor in substance similar to the legal opinions delivered in connection with the closing of the Purchased Asset; (ix) Buyer shall have received evidence reasonably satisfactory to Buyer that all insurance coverage required to be in place pursuant to the related Purchased Asset Documents with respect to the Mortgaged Property are in effect as of the date of the REO Conversion; (x) Buyer shall have received an amended and restated Confirmation executed by Seller reflecting the REO Conversion of the Purchased Asset and including representations and warranties from Article 10 of this Agreement applicable to the REO Owner; and (xi) Buyer shall have received such other and further documents and documentation as Buyer in its sole discretion exercised in good faith shall require. (f) Concurrently with the REO Conversion, (i) Seller shall establish an account into which all rents and other income received with respect to the Mortgaged Property shall be deposited, which account shall be subject to an account control agreement in form and substance satisfactory to Buyer, (ii) all reserves or other amounts held by the REO Owner or pursuant to the Purchased Asset Documents (other than rents and other income described in the preceding clause (i)) shall be directed to an account under Buyer’s control or held with Servicer and (iii) Seller shall pay to Buyer all of Buyer’s actual out-of-pocket costs and expenses (including reasonable attorneys’ fees of outside counsel) incurred in connection therewith. ARTICLE 31 MISCELLANEOUS (a) All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Buyer shall have all rights and remedies of a secured party under the UCC. (b) This Agreement and each of the other Transaction Documents may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed”, “signed”, “signature” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition

-98- ACTIVE\1638361180.2 to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol or process attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. (c) The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents. (d) Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. (e) This Agreement together with the other Transaction Documents contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings. (f) The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it. (g) Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement. (h) Unless otherwise specifically enumerated, wherever pursuant to this Agreement Buyer exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to, Buyer in its sole and absolute discretion, Buyer shall decide to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory, in its sole and absolute discretion and such decision by Buyer shall be final and conclusive absent manifest error. (i) Acknowledgement Regarding Any Supported QFCs.

-99- ACTIVE\1638361180.2 (A) For purposes of this Article 31(i), to the extent that any Transaction Document provides support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States). (B) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a “defaulting party” shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (C) As used in this Article 31(i), the following terms have the following meanings: “BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” shall mean any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

-100- ACTIVE\1638361180.2 (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). ARTICLE 32 CONFIDENTIALITY All information regarding the terms set forth in any of (i) the Transaction Documents or the Transactions, (ii) any Purchased Asset Documents or the documents related to any Eligible Assets proposed to Buyer to become subject to a Transaction and (iii) all non-public information delivered by or on behalf of Seller or Guarantor or any of their Affiliates shall be kept confidential and shall not be disclosed by any Seller Party or Buyer to any Person except (a) to the Affiliates of such party or its or their respective direct and indirect members, managers, partners, stockholders, directors, officers, employees, agents, advisors, investors, accountants, attorneys and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential; (b) to the extent requested by any regulatory authority or required by Requirement of Law; (c) to the extent required by GAAP to be included in the financial statements of such party or an Affiliate thereof; (d) to the extent required to exercise any rights or remedies under the Transaction Documents; (e) to the extent required to consummate and administer a Transaction; (f) to the extent required in connection with any litigation between the parties in connection with any Transaction Document; (g) to any actual or prospective assignee or participant under Article 20 or hedge counterparty which agrees to comply with this Article 32; or (h) in connection with an actual or prospective transaction pursuant to Article 9; provided that no such disclosure shall include a copy of this Agreement and any other Transaction Document to the extent a summary would suffice (as determined by the disclosing party in its commercially reasonable discretion), and, if permitted by Requirements of Law, any such disclosure shall redact all pricing and other economic terms set forth in the Fee Letter to the extent such disclosure can be satisfied by a redacted copy of the Fee Letter. ARTICLE 33 JOINDER OF ADDITIONAL SELLERS From time to time, Sellers may request that an Affiliate of Sellers become a Seller under this Agreement and the other Transaction Documents. Any Additional Seller shall be subject to the approval of Buyer in its sole and absolute discretion. Subject to the receipt of such approval of Buyer and the satisfaction of the conditions specified in this Article 33, (i) such Additional Seller shall be bound by, and entitled to, the benefits and obligations of this Agreement and the other Transaction Documents as a Seller, and each reference in the Transaction Documents to “Seller” shall also mean and be a reference to such Additional Seller and (ii) each reference herein to “this Agreement”, “hereunder”, “hereof” or words of like import referring to this Agreement, and each

-101- ACTIVE\1638361180.2 reference in any other Transaction Document to the “Master Repurchase Agreement”, “Repurchase Agreement”, “thereunder”, “thereof” or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such joinder. In connection with the joinder of any Additional Seller, the following conditions shall be satisfied: (a) Sellers shall provide written notice to Buyer of its election to join an Affiliate as an Additional Seller hereunder, which notice shall provide the name and an updated organizational chart with respect to the Seller Parties (including such Additional Seller). (b) No monetary or material non-monetary Default, and no Event of Default shall have occurred and be continuing, or would result from the addition of such Additional Seller as a Seller. (c) Excluding any representation and warranty which is breached as a result of a default or event of default under the applicable Purchased Asset Documents unless a Mandatory Early Repurchase Event has occurred in connection therewith and the related Purchased Asset has not been repurchased, all representations and warranties made by any Seller Parties in the Transaction Documents shall be true and correct in all respects as of the date such Additional Seller executes the Seller Joinder Agreement (as defined below) and Buyer shall have received a reaffirmation of representations, warranties and covenants by the Seller Parties. (d) Such Additional Seller shall execute and deliver a Seller Joinder Agreement with respect to this Agreement, substantially in the form of Exhibit XIII (a “Seller Joinder Agreement”). (e) Buyer shall have received, for such Additional Seller, a good standing certificate or other similar applicable certification dated within thirty (30) calendar days prior to the date of the related Seller Joinder Agreement, certified true, correct and complete copies of its certificate of incorporation or formation, organizational documents and certified true, correct and complete copies of resolutions of its board of directors or managers (or similar authority documents) with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by such party from time to time in connection herewith. (f) If Additional Seller is owned by an Additional Pledgor, then Buyer shall have received, for such Additional Pledgor, a good standing certificate or other similar applicable certification dated within thirty (30) calendar days prior to the date of the related Seller Joinder Agreement, certified true, correct and complete copies of its certificate of incorporation or formation, organizational documents and certified true, correct and complete copies of resolutions of its board of directors or managers (or similar authority documents) with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by such party from time to time in connection herewith. (g) Buyer shall have received opinions of outside counsel to the Additional Seller and, if Additional Seller is owned by an Additional Pledgor, to the Additional Pledgor in form and substance reasonably acceptable to Buyer (including, but not limited to, those relating to corporate matters, enforceability, applicability of the Investment Company Act of 1940, including, with respect to Seller, that it is exempt from registration under the Investment Company Act of 1940 under Section 3(c)(5)(C), security interests and Bankruptcy Code safe harbors).

-102- ACTIVE\1638361180.2 (h) Buyer shall have obtained UCC, tax lien, judgment, litigation and other applicable searches with respect to such Additional Seller and the results of such searches are acceptable to Buyer in its sole and absolute discretion. (i) Buyer shall have completed its “Know Your Customer” and Sanctions diligence with respect to such Additional Seller and the results of such diligence are acceptable to Buyer in its sole and absolute discretion. (j) Sellers shall have paid, or reimbursed Buyer for, all actual out-of-pocket costs and expenses, including, but not limited to, reasonable attorneys’ fees and expenses of outside counsel and due diligence expenses, incurred by Buyer in connection with the joinder of such Additional Seller. (k) Buyer shall have received all such other and further documents and documentation as Buyer shall reasonably require. ARTICLE 34 JOINT AND SEVERAL LIABILITY (a) Each Seller hereby acknowledges and agrees that (i) each Seller shall be jointly and severally liable to Buyer to the maximum extent permitted by Requirements of Law for all Repurchase Obligations; (ii) the liability of each Seller with respect to the Repurchase Obligations (A) shall be absolute and unconditional to the extent set forth in this Agreement and the other Transaction Documents and shall remain in full force and effect, and be reinstated, until all Repurchase Obligations shall have been paid, performed and/or satisfied, as applicable, in full and (B) until such payment, performance and/or satisfaction, as applicable, has occurred, shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including any of the following, whether or not with notice to or the consent of any Seller: (1) the waiver, compromise, settlement, release, termination or amendment (including any extension or postponement of the time for payment, performance, satisfaction, renewal or refinancing) of any of the Repurchase Obligations (other than a waiver, compromise, settlement, release or termination in full of the Repurchase Obligations); (2) the failure to give notice to any Seller of the occurrence of any nonpayment or other default; (3) the failure to make any demand for payment of any amounts owing to Buyer by any other Seller; (4) the release, substitution or exchange by Buyer of any Purchased Asset (whether with or without consideration) or the acceptance by Buyer of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any non-perfection or other impairment of collateral; (5) the release of any Person primarily or secondarily liable for all or any part of the Repurchase Obligations, whether by Buyer or in connection with any Act of Insolvency affecting any Seller or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Repurchase Obligations or any part thereof; or (6) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Article 34, result in the release or discharge of any or all Sellers from the performance or observance of any Repurchase Obligation; (iii) Buyer shall not be required first to initiate any suit or to exhaust its remedies against any Seller or any other Person to become liable, or against any of the Purchased Assets, in order to enforce the Transaction Documents and each Seller expressly agrees that, notwithstanding

-103- ACTIVE\1638361180.2 the occurrence of any of the foregoing, each Seller shall be and remain directly and primarily liable for all sums due under any of the Transaction Documents; (iv) when making any demand hereunder against any Seller, Buyer may, but shall be under no obligation to, make a similar demand on any other Seller, and any failure by Buyer to make any such demand or to collect any payments from any other Seller, or any release of any such other Seller shall not relieve any Seller in respect of which a demand or collection is not made or Sellers not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Sellers; and (v) on disposition by Buyer of any Purchased Asset, each Seller shall be and shall remain jointly and severally liable for any deficiency to the extent set forth in this Agreement and the other Transaction Documents. (b) In furtherance of the foregoing, each Seller waives (i) any and all notices of the creation, renewal, extension or accrual of any amounts at any time owing to Buyer by any other Seller under the Transaction Documents, (ii) any and all notices of or proof of reliance by Buyer upon any Seller or acceptance of the obligations of any Seller under this Article 34, and all such amounts, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the obligations of Sellers under this Article 34, and (iii) diligence, presentment, protest, demand for payment and notice of nonpayment or other default to or upon any Seller with respect to any amounts at any time owing to Buyer by any Seller under the Transaction Documents, other than such notices as are expressly required to be given under this Agreement or any of the other Transaction Documents. (c) To the extent any Seller (a “Paying Seller”) shall have paid more than its proportionate share of any payment made hereunder, such Paying Seller hereby waives (i) any right to subrogation or set-off that it may acquire on account of such payment against any other Seller or any collateral security or guarantee and (ii) the right to seek contribution or reimbursement from any other Seller in respect of such payment, in each case, until all Repurchase Obligations are paid in full. If any amount shall be paid to any Paying Seller on account of such subrogation rights at any time when any Repurchase Obligations are outstanding, such amount shall be held by Paying Seller in trust for Buyer, segregated from other funds of Paying Seller, and shall, forthwith upon receipt by Paying Seller, be turned over to Buyer in the exact form received by Paying Seller (duly indorsed by the Paying Seller to Buyer, if required), to be applied against amounts owing to Buyer by Sellers under the Transaction Documents, whether matured or unmatured, in such order as Buyer may determine. (d) With respect to any matter under the Transaction Documents for which (i) any consent or approval of any Seller is required, (ii) any notice to, or from, any Seller is required or (iii) any other undertaking is made by any Seller, unless otherwise specified with respect to such consent, approval, notice or undertaking, such action by (or notice to) any Seller shall be sufficient for all such purposes. [REMAINDER OF PAGE LEFT BLANK]

[Signature Page to Master Repurchase Agreement] ACTIVE\1638361180.2 IN WITNESS WHEREOF, the parties have executed this Agreement as a deed as of the day first written above. THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as Buyer By: /s/ Brad Bloom________________ Name: Brad Bloom Title: Managing Director, Head of CREF [SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Master Repurchase Agreement] ACTIVE\1638361180.2 REFT STANTON STREET LLC, as Seller By: /s/ Steve Pack______________________ Name: Steve Pack Title: Authorized Signatory